Exhibit 4.3

Execution Version

SALE AND SERVICING

AGREEMENT

among

GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2025-4,

Issuer,

AFS SENSUB CORP.,

Seller,

AMERICREDIT FINANCIAL SERVICES, INC.

D/B/A GM FINANCIAL,

Servicer,

and

THE BANK OF NEW YORK MELLON,

Trust Collateral Agent

Dated as of November 5, 2025

i

ii

SCHEDULES

Schedule A	Schedule of Receivables
Schedule B-1	Representations and Warranties of the Seller and the Servicer Regarding the Receivables
Schedule B-2	Representations and Warranties of the Seller and the Servicer Regarding the Pool of Receivables

EXHIBITS

Exhibit A	Form of Servicer’s Certificate

iii

SALE AND SERVICING AGREEMENT, dated as of November 5, 2025, among GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2025-4, a Delaware statutory trust (the “Issuer”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC. D/B/A GM FINANCIAL, a Delaware corporation (the “Servicer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, in its capacity as Trust Collateral Agent.

WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by GM Financial or an Originating Affiliate or acquired by GM Financial or an Originating Affiliate through motor vehicle dealers;

WHEREAS, the Seller has purchased such receivables from GM Financial and is willing to sell such receivables to the Issuer;

WHEREAS, the Servicer is willing to service all such receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1.  Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Adjusted Pool Balance” means, (i) for any Distribution Date, the Pool Balance as of the end of the previous Collection Period (and, for the first Distribution Date, as of the Cutoff Date) less the Yield Supplement Overcollateralization Amount with respect to such Distribution Date and (ii) with regard to the Cutoff Date, the Pool Balance as of the Cutoff Date less the Yield Supplement Overcollateralization Amount as of the Cutoff Date.

“Accountants’ Report” means the report of a firm of nationally recognized Independent Accountants described in Section 4.11.

“Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.

“ADR Organization” means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by GM Financial.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of November 5, 2025, by and among the Issuer, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company.

“Asset Review” means, for any Asset Review Notice, the performance by the Asset Representations Reviewer of each Asset Test stated in Schedule A to the Asset Representations Review Agreement for each Asset Review Receivable.

“Asset Review Notice” means the notice from the Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform an Asset Review under Section 3.4 of the Asset Representations Review Agreement.

“Asset Review Receivable” means, for any Asset Review, each Receivable that is not a Liquidated Receivable and with respect to which the related Obligor failed to make at least 90% of the related Scheduled Receivables Payment by the date on which it was due and, as of the last day of the Collection Period prior to the date the related Asset Review Notice was delivered, remained unpaid for sixty (60) days or more from the original payment due date.

“Asset Test” means, for an Asset Review, each Test, as defined in the Asset Representations Review Agreement, in Schedule A to the Asset Representations Review

Agreement to be performed by the Asset Representations Reviewer on the related Asset Review Receivables.

“Available Funds” means, with respect to any Distribution Date, the sum of (without duplication) (i) the Collected Funds for the related Collection Period, plus (ii) all Purchase Amounts deposited in the Trust Accounts during the related Collection Period, plus (iii) Investment Earnings with respect to the Trust Accounts for the related Collection Period, plus (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture, plus (v) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 plus (vi) amounts, if any, released from the Reserve Account pursuant to Section 5.8(c) on such Distribution Date.

“Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to the product of (i) the Servicing Fee Rate times (ii) the Aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period (or, in the case of the first Distribution Date, as of the opening of business on September 9, 2025) times (iii) one-twelfth (or, in the case of the first Distribution Date, a fraction equal to (x) the number of days from and including September 9, 2025 through and including October 31, 2025, divided by (y) 360).

“Basic Documents” means this Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture, the Asset Representations Review Agreement, the Underwriting Agreement and other documents and certificates delivered in connection therewith.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banking institutions located in Wilmington, Delaware, Fort Worth, Texas, or New York, New York or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

“Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

“Certificate Distribution Account” has the meaning assigned to such term in the Trust Agreement.

“Certificateholder” means the Person in whose name the Certificate is registered.

“Class” means the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and/or the Class C Notes, as the context requires.

“Class A Notes” means the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2-A Notes” has the meaning assigned to such term in the Indenture.

“Class A-2-B Notes” has the meaning assigned to such term in the Indenture.

“Class A-3 Notes” has the meaning assigned to such term in the Indenture.

“Class A-4 Notes” has the meaning assigned to such term in the Indenture.

“Class B Notes” has the meaning assigned to such term in the Indenture.

“Class C Notes” has the meaning assigned to such term in the Indenture.

“Closing Date” means November 5, 2025.

“Collateral Insurance” shall have the meaning set forth in Section 4.4(a).

“Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(i).

“Collection Period” means, with respect to the first Distribution Date, the period beginning as of the close of business on September 8, 2025 and ending as of the close of business on October 31, 2025. With respect to each subsequent Distribution Date, “Collection Period” means the period beginning as of the close of business on the last day of the second preceding calendar month and ending as of the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business” shall give effect to the following calculations as determined as of the end of the day on such day: (i) all applications of collections and (ii) all distributions.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Commission” means the Securities and Exchange Commission.

“Contract” means a motor vehicle retail installment sale contract or promissory note.

“Controlling Class” means, (i) the Class A Notes so long as any class of the Class A Notes are Outstanding, (ii) if no class of Class A Notes is Outstanding, the Class B Notes, or (iii) if no Class A Notes or Class B Notes are Outstanding, the Class C Notes.

“Controlling Party” means the Trust Collateral Agent, for the benefit of the Noteholders.

“Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration and (ii) with respect to the Trustee and the Trust Collateral Agent (a) solely with respect to the transfer, surrender, exchange or presentation for final payment of the Notes, 500 Ross Street, Suite 625, Pittsburgh, Pennsylvania 15262, Attention: Transfer Unit – GMCAR 2025-4 and (b) for all other purposes, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 240 Greenwich Street, New York, New York 10286, Attention: Corporate Trust Administration - GMCAR 2025-4.

“Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if the Servicer expects the Principal Balance or effective rate of interest on the Contract to be reduced by a court of appropriate jurisdiction in a proceeding related to an Insolvency Event, the Servicer’s estimate of the reduction in the Principal Balance that will be so ordered by the court.

“Credit Risk Retention Rules” shall have the meaning set forth in Section 4.9(a).

“Custodian” means GM Financial and any other Person named from time to time as custodian hereunder acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Controlling Party).

“Cutoff Date” means September 8, 2025.

“DBRS” means DBRS, Inc. or its successor.

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to GM Financial or an Originating Affiliate under a Dealer Agreement or pursuant to a Dealer Assignment.

“Dealer Agreement” means any agreement between a Dealer and GM Financial or an Originating Affiliate relating to the acquisition of Receivables from a Dealer by GM Financial or an Originating Affiliate.

“Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to GM Financial or an Originating Affiliate.

“Delinquency Rate” means, for any Collection Period, (i) the aggregate Principal Balance of all Delinquent Receivables as of the end of such Collection Period divided by (ii) the Pool Balance as of the end of such Collection Period.

“Delinquency Trigger” means, that (i) as of the end of any of the first through twelfth Collection Periods, the Delinquency Rate exceeds 1.10%, (ii) as of the end of any of the thirteenth through twenty-fourth Collection Periods, the Delinquency Rate exceeds 1.80%, (iii) as of the end of any of the twenty-fifth through thirty-sixth Collection Periods, the Delinquency Rate exceeds 2.80% or (iv) as of the end of any subsequent Collection Period, the Delinquency Rate exceeds 4.90%.

“Delinquent Receivable” means any Receivable that is not (i) a Liquidated Receivable or (ii) a Receivable with respect to which the Servicer has repossessed the related Financed Vehicle, and which the related Obligor fails to make at least 90% of the related Scheduled Receivables Payment by the date on which it is due and remains unpaid for more than sixty (60) days from the original payment due date.

“Delivery” when used with respect to Trust Account Property means:

(a)  with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Trust Collateral Agent of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trust Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Trust Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)  with respect to any security issued by the U.S. Department of the Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Trust Collateral Agent’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

(c)  with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or custodian who either (i) becomes the registered owner on behalf of the Trust Collateral Agent or

(ii) having previously become the registered owner, acknowledges that it holds for the Trust Collateral Agent; and

(d)  with respect to any item of Trust Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Trust Collateral Agent.

“Depositor” means the Seller.

“Determination Date” means, with respect to any Collection Period, the second Business Day prior to the related Distribution Date.

“Distribution Date” means, with respect to each Collection Period, the sixteenth (16th) day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing November 17, 2025. If GM Financial is no longer acting as Servicer, the distribution date may be a different day of the month.

“Electronic Chattel Paper Sub-Custodian” means DealerTrack, Inc., RouteOne LLC or another econtracting facilitator engaged by the Servicer.

“Electronic Ledger” means the electronic master record of the retail installment sale contracts or installment loans of the Servicer.

“Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (a) the long-term unsecured debt of such depository institution shall have a credit rating from Moody’s of at least Baa2 and from Standard & Poor’s of at least BBB and (b) such depository institutions’ deposits are insured by the FDIC.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)  demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1, and to the extent rated by DBRS or Fitch, from DBRS of R-1 (middle) and from Fitch of F1+; provided, that, if the Notes are rated by Fitch, such demand deposits, time deposits or certificates of deposit eligible under this clause (b) shall have a credit rating from Fitch of F1+;

(c)  commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1, and to the extent rated by DBRS or Fitch, from DBRS of R-1 (middle) and from Fitch of F1+, provided, that, if the Notes are rated by Fitch, such commercial paper and demand notes investing solely in commercial paper eligible under this clause (c) shall have a credit rating from Fitch of F1+;

(d)  investments in money market funds (including funds for which the Trust Collateral Agent or the Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G, from Moody’s of Aaa and, to the extent the Notes are rated by Fitch, such investments in money market funds eligible under this clause (d) shall have a credit rating from Fitch of AAAmmf or from Moody’s of Aaa-mf;

(e)  bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

(g)  any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Notes or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

(h)  cash denominated in United States dollars.

Any of the foregoing Eligible Investments may be purchased by or through the Trust Collateral Agent, the Trustee or any of their respective Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or at such other page as may replace such page on the website of the Federal Reserve Bank of New York.

“Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the November 16, 2026 Distribution Date, (ii) the Class A-2-A Notes, the December 18, 2028 Distribution Date, (iii) the Class A-2-B Notes, the December 18, 2028 Distribution Date, (iv) the

Class A-3 Notes, the February 18, 2031 Distribution Date, (v) the Class A-4 Notes, the April 16, 2032 Distribution Date, (vi) the Class B Notes, the April 16, 2032 Distribution Date and (vii) the Class C Notes, the May 16, 2033 Distribution Date.

“Financed Vehicle” means an automobile or light-duty truck or utility vehicle, together with all accessions thereto, securing an Obligor’s Indebtedness under the respective Receivable.

“First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of (a) the aggregate Outstanding Amount of the Class A Notes as of such Distribution Date (before giving effect to any principal payments made on the Class A Notes on such Distribution Date), over (b) the Adjusted Pool Balance for such Distribution Date; provided, however, that (i) the First Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class A-1 Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class A-2 Notes shall not be less than the amount that is necessary to reduce the aggregate Outstanding Amount of the Class A-2 Notes to zero; (iii) the First Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class A-3 Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class A-3 Notes to zero; and (iv) the First Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class A-4 Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class A-4 Notes to zero.

“Fitch” means Fitch Ratings, Inc. or its successor.

“Force Majeure Event” means an act of God or other forces beyond control, acts of declared or undeclared war (including acts of terrorism), civil or military disturbances, nuclear or natural catastrophes, public disorder, strikes, work stoppages, rebellion or sabotage, interruptions, loss or malfunctions of utilities, epidemics, pandemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

“Force-Placed Insurance” shall have the meaning set forth in Section 4.4.

“General Motors Financial Company, Inc.” means General Motors Financial Company, Inc.

“GM Financial” means AmeriCredit Financial Services, Inc. d/b/a GM Financial or another GM Financial brand.

“Indenture” means the Indenture, dated as of November 5, 2025, between the Issuer and The Bank of New York Mellon, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“Independent Accountants” shall have the meaning set forth in Section 4.11(a).

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Add-On Amount” means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Interest Period” means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date.

“Interest Rate” means, with respect to:

(a) the Class A-1 Notes, 3.986% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period);

(b) the Class A-2-A Notes, 3.88% per annum (computed on the basis of a 360-day year consisting of twelve (12) 30-day months);

(c) the Class A-2-B Notes, the greater of (i) SOFR plus 0.32% per annum and (ii) 0.00% (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period);

(d) the Class A-3 Notes, 3.84% per annum (computed on the basis of a 360-day year consisting of twelve (12) 30-day months);

(e) the Class A-4 Notes, 3.93% per annum (computed on the basis of a 360-day year consisting of twelve (12) 30-day months);

(f) the Class B Notes, 4.16% per annum (computed on the basis of a 360-day year consisting of twelve (12) 30-day months); and

(g) the Class C Notes, 4.36% per annum (computed on the basis of a 360-day year consisting of twelve (12) 30-day months).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any date of determination and Trust Accounts, the investment earnings on amounts on deposit in such Trust Accounts on such date.

“Issuer” means GM Financial Consumer Automobile Receivables Trust 2025-4.

“Issuer Secured Parties” means the Trustee in respect of the Trustee Issuer Secured Obligations.

“Item 1122 Letter Agreement” means the Item 1122 Letter Agreement, dated as of November 5, 2025, between the Servicer and The Bank of New York Mellon, as the same may be amended and supplemented from time to time.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in States which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third-party service provider or the relevant Registrar of Titles of the applicable State, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable State.

“Liquidated Receivable” means, with respect to any Collection Period, a Receivable for which, as of the last day of the Collection Period (i) ninety (90) days have elapsed since the Servicer repossessed the related Financed Vehicle; provided, however, that in no case shall 10% or more of a Scheduled Receivables Payment have become two hundred ten (210) or more days delinquent in the case of a repossessed Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a Scheduled Receivables Payment shall have become one hundred twenty (120) or more days delinquent, except in the case of a repossessed Financed Vehicle, or (iv) that is, without duplication, a Sold Receivable.

“Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable and, with respect to a Sold Receivable, the related Sale Amount.

“Majority Noteholders” means the Holders of the Notes representing a majority of the Outstanding Amount of the Controlling Class.

“Minimum Sale Price” means (i) with respect to a Receivable (x) that has become sixty (60) to two hundred ten (210) days delinquent or (y) that has become greater than two hundred ten (210) days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) the product of (1) 55% times (2) the Principal Balance of such Receivable and (B) the product of (1) the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, times (2) the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than two hundred ten (210) days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; and past due late charges.

“Monthly Remittance Condition” means, as of any date, that (i) GM Financial is the Servicer, (ii) GM Financial (or General Motors Financial Company, Inc., for so long as it is an Affiliate of GM Financial) has a short-term unsecured debt rating of at least “P-1” by Moody’s and at least “A-1” by Standard & Poor’s and (iii) no Servicer Termination Event or Event of Default has occurred and is continuing.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(ii).

“Note Pool Factor” for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes divided by the original Outstanding Amount of such Class of Notes.

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for such Class of Notes for the immediately preceding Distribution Date which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by the applicable Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and Class of Notes, the sum of (i) the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date plus (ii) each Class of Notes and the Noteholders’ Interest Carryover Amount, if any for such Distribution Date and each such Class. Interest on the Class A-1 Notes and the Class A-2-B Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period; interest on all other Classes of Notes shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class Outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), calculated (x) for the Class A-1 Notes and the Class A-2-B Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period and (y) for all other Classes of Notes on the basis of a 360-day year consisting of twelve (12) 30-day months (without adjustment for the actual number of business days elapsed in the applicable Interest Period), except with respect to the first Interest Period.

“Noteholders’ Principal Distributable Amount” for a Distribution Date will equal the lesser of:

(a)  the excess, if any, of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (ix) of Section 5.7(a); and

(b)  the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officer’s Certificate” means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel satisfactory in form and substance to the recipient(s) thereof.

“Original Pool Balance” means the Pool Balance as of the Cutoff Date.

“Originating Affiliate” means an Affiliate of GM Financial that has originated Receivables and assigned its full interest therein to GM Financial.

“Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i).

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) at the end of the preceding calendar month.

“Principal Balance” means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable minus (ii) any Cram Down Loss in respect of such Receivable.

“Pro Forma Note Balance” means, with respect to any Distribution Date, the aggregate remaining principal amount of the Notes Outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (viii) of Section 5.7(a) hereof.

“Purchase Agreement” means the Purchase Agreement, dated as of November 5, 2025, between the Seller and GM Financial, pursuant to which the Seller acquires the Receivables, as such agreement may be amended from time to time.

“Purchase Amount” means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2, 4.4(c) or 4.7, or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a).

“Rating Agency” means Moody’s and Standard & Poor’s. If no such organization or successor maintains a rating on the Notes, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person engaged by the Seller, notice of which engagement shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten (10) days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof by GM Financial and such Rating Agency has not notified the Seller, the Servicer, the Owner Trustee and the Trust Collateral Agent (or the Trustee, as applicable) in writing that such action will result in a reduction or withdrawal of the then current rating of any Class of Notes.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

“Receivable Files” means the documents specified in Section 3.3.

“Receivables” means the Contracts listed on Schedule A attached hereto (which Schedule may be in an electronic format).

“Record Date” means, with respect to a Distribution Date or a Redemption Date, the close of business on the Business Day immediately preceding such Distribution Date or Redemption Date, unless otherwise specified in the Indenture.

“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506,1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Requesting Party” shall have the meaning set forth in Section 3.13(a).

“Required Pro Forma Note Balance” means, with respect to any Distribution Date, a dollar amount equal to (x) the Adjusted Pool Balance as of the end of the prior calendar month minus (y) 2.75% of the Adjusted Pool Balance as of the Cutoff Date.

“Required Rate” means (a) 6.50%, with respect to the Cutoff Date and any Distribution Date on or prior to the date on which the Class A-2-B Notes are paid in full, or (b) 5.50%, with respect to any Distribution Date after the Class A-2-B Notes are paid in full, or, in each case, such other percentage approved by the Rating Agencies.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(iii).

“Reserve Account Deposit Amount” means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Specified Reserve Balance over (ii) the amount on deposit in the Reserve Account on such Distribution Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Collection Account after taking into account the distributions therefrom described in clauses (i) through (viii) of Section 5.7(a).

“Reserve Account Withdrawal Amount” means, with respect to any Distribution Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (i) through (viii) of Section 5.7(a) (taking into account application of Available Funds to the priority of payments specified in Section 5.7(a) and ignoring any provision hereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Distribution Date prior to application of amounts on deposit therein pursuant to Section 5.8.

“Responsible Officer” means, with respect to any Person, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Interest” shall have the meaning set forth in Section 12.17(a).

“Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

“Sale and Servicing Agreement Collateral” shall have the meaning set forth in Section 2.4.

“Schedule of Receivables” means the schedule of all motor vehicle retail installment sale contracts and promissory notes originally held as part of the Trust which is attached as Schedule A (which Schedule may be in the form of microfiche or a disk).

“Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Second Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to (a) the excess, if any, of (i) the aggregate Outstanding Amount of the

Class A Notes and Class B Notes as of such Distribution Date (before giving effect to any principal payments made on the Class A Notes and Class B Notes on such Distribution Date), over (ii) the Adjusted Pool Balance for such Distribution Date minus (b) the First Priority Principal Distribution Amount for such Distribution Date; provided, however, that the Second Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class B Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class B Notes to zero.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Seller” means AFS SenSub Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

“Servicer” means GM Financial, as the servicer of the Receivables, and each successor servicer pursuant to Section 9.3.

“Servicer Termination Event” means an event specified in Section 9.1.

“Servicer’s Certificate” means an Officer’s Certificate of the Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit A.

“Servicing Fee” shall have the meaning set forth in Section 4.8.

“Servicing Fee Rate” means 1.00% per annum.

“Servicing Policies and Procedures” means the customary servicing policies and procedures of GM Financial relating to motor vehicle retail installment sales contracts or promissory notes made by GM Financial or an Originating Affiliate or acquired by GM Financial or an Originating Affiliate, as such policies and procedures may be updated from time to time.

“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (i) the fixed rate of interest on such obligation times (ii) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

“SOFR” means, for any Interest Period, the following rate, as determined by the Trust Collateral Agent (subject to the provisions of Section 5.10 herein):

(a)

the compounded average of the secured overnight financing rate over a rolling 30-calendar day period, as such rate is published by the Relevant Governmental Body on the Federal Reserve Bank of New York’s Website under “30-Day Average SOFR” at 3:00 p.m., New York time, on the related SOFR Determination Date; or

(b)

if the rate described in clause (a) of this definition does not appear on the Federal Reserve Bank of New York’s Website on the related SOFR Determination Date (including due to a discontinuance of such rate), the rate determined pursuant to clause (a) of this definition on the first preceding SOFR Determination Date for which such rate was published on the Federal Reserve Bank of New York’s Website under “30-Day Average SOFR”, which rate shall remain in effect until (i) the next succeeding SOFR Determination Date for which the rate described in clause (a) of this definition can be determined as described therein, if any, or (ii) GM Financial adopts an alternative benchmark rate that aligns with the current market practice for other similar asset-backed floating rate notes.

“SOFR Business Day” means a business day determined in accordance with the SOFR publication calendar of the Federal Reserve Bank of New York.

“SOFR Determination Date” means, with respect to an Interest Period, the date that is two (2) SOFR Business Days before the first day of such Interest Period.

“Sold Receivable” means a Receivable that was more than sixty (60) days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer’s direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(c).

“Specified Reserve Balance” means, with respect to any Distribution Date, an amount equal to 0.25% of the Adjusted Pool Balance as of the Cutoff Date; provided, that the Specified Reserve Balance will in no event exceed the Outstanding Amount of the Notes on such Distribution Date after giving effect to distributions pursuant to clauses (i) through (viii) of Section 5.7(a).

“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc., or its successor.

“State” means any one of the fifty (50) states of the United States of America and/or the District of Columbia.

“Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

“Third Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to (a) the excess, if any, of (i) the aggregate Outstanding Amount of the Class A Notes, Class B Notes and Class C Notes as of such Distribution Date (before giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on such Distribution Date), over (ii) the Adjusted Pool Balance for such Distribution Date minus (b) the sum of the First Priority Principal Distribution Amount and Second Priority Principal Distribution Amount for such Distribution Date; provided, however, that the Third Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class C Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class C Notes to zero.

“Total Available Funds” shall have the meaning set forth in Section 5.7(a).

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” shall have the meaning set forth in Section 5.1.

“Trust Agreement” means the Trust Agreement, dated as of September 2, 2025, between the Seller and the Owner Trustee, as amended and restated as of November 5, 2025 as the same may be amended and supplemented from time to time.

“Trust Collateral Agent” means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

“Trust Property” means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid after the Cutoff Date, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Reserve Account (including all Eligible Investments therein and all proceeds therefrom), the Note Distribution Account (including all Eligible Investments therein and all proceeds therefrom) and certain other rights under this Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

“Underwriter” means each of BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Great Pacific Securities and Lloyds Securities Inc.

“Underwriting Agreement” means the Underwriting Agreement, dated as of October 28, 2025, among the Seller, the Servicer and Wells Fargo Securities, LLC, on its own behalf and as the representative of the Underwriters.

“Yield Supplement Overcollateralization Amount” means with respect to any calendar month and the related Distribution Date, or with respect to the Cutoff Date, the aggregate amount by which the Principal Balance as of the last day of such calendar month or the Cutoff Date, as applicable, of each of the related Receivables with an Annual Percentage Rate as stated in the related Contract is less than the Required Rate, other than a Liquidated Receivable, exceeds the present value, calculated using a discount rate equal to the Required Rate, of each Scheduled Receivables Payment of each such Receivable assuming such Scheduled Receivables Payment is made on the last day of each month and each month has thirty (30) days.

SECTION 1.2.  Other Definitional Provisions.

(a)  Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

(b)  All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)  As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f)  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables

SECTION 2.1.  Conveyance of Receivables. In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of an amount equal to the book value of the Receivables sold by the Seller, as set forth on the books and records of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Seller’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Seller in and to the property listed in clauses (a) – (i) below, whether now owned or existing or hereafter acquired or arising. The foregoing consideration will be paid by the Issuer using net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement and the balance will be deemed a capital contribution from the Seller to the Issuer.

(a)  the Receivables and all moneys received thereon after the Cutoff Date;

(b)  the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c)  any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d)  any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(e)  all rights under any Service Contracts on the related Financed Vehicles;

(f)  the related Receivable Files;

(g)  all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of GM Financial under the Purchase Agreement;

(h)  all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i)  all proceeds and investments with respect to items (a) through (h).

SECTION 2.2.  [Reserved]

SECTION 2.3.  Further Encumbrance of Trust Property.

(a)  Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

(b)  Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Trust Collateral Agent securing the repayment of the Notes. The Certificate shall represent the beneficial ownership interest in the Trust Property, and the Certificateholder shall be entitled to receive distributions with respect thereto as set forth herein.

(c)  Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificate, remain as covenants of the Issuer for the benefit of the Certificateholder, enforceable by the Certificateholder to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Certificateholder.

(d)  The Trust Collateral Agent shall, at such time as there are no Notes or Certificate outstanding and all sums due to the Trustee and the Trust Collateral Agent pursuant to the Basic Documents have been paid, execute such documents as are reasonably provided to it by the Seller (which documents shall be prepared at the Seller’s expense) in order to release any remaining portion of the Trust Property to the Seller.

SECTION 2.4.  Intention of the Parties.

The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Issuer that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and Other Conveyed Property, for non-tax purposes, conveying good title thereto free and clear of any Liens, from the Seller to the Issuer, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller’s estate in the event of a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or State bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or the Certificateholder to the Seller, the Seller hereby grants to the Issuer a security interest in all of the Seller’s right, title and interest in and to the following property for the benefit of the Issuer Secured Parties, whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under applicable law (collectively, the “Sale and Servicing Agreement Collateral”):

(a)  the Receivables and all moneys received thereon after the Cutoff Date;

(b)  the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c)  any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d)  any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(e)  all rights under any Service Contracts on the related Financed Vehicles;

(f)  the related Receivable Files;

(g)  all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements,

representations and warranties and the cure and repurchase obligations of GM Financial under the Purchase Agreement;

(h)  all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i)  all proceeds and investments with respect to items (a) through (h).

ARTICLE III

The Receivables

SECTION 3.1.  Representations and Warranties of Seller.

(a)  The Seller hereby represents and warrants that each of the representations and warranties regarding the Receivables that are set forth in Schedule B-1 is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

(b)  The Seller hereby represents and warrants that each of the representations and warranties regarding the pool of Receivables that are set forth in Schedule B-2 is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

(c)  The Seller hereby represents and warrants that each of the following representations and warranties is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived:

(i)  to the best of the Seller’s knowledge, each Receivable (a) that was originated by GM Financial was sold by GM Financial to the Seller without any fraud or misrepresentation on the part of GM Financial and (b) that was originated by a Dealer was sold by the Dealer to GM Financial and by GM Financial to the Seller without any fraud or misrepresentation on the part of such Dealer or GM Financial, respectively;

(ii)  no Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes;

(iii)  the Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivables or otherwise to impair the rights of the Trust, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Trust pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment, ERISA or tax lien filings against it; and

(iv)  no funds have been advanced by the Seller or anyone acting on behalf of GM Financial in order to cause any Receivable to qualify under the representation and warranty set forth as paragraph 20(E) of Schedule B-1.

SECTION 3.2.  Repurchase upon Breach.

(a)  The Seller, the Servicer, the Trust Collateral Agent, the Trustee, the Trust or the Owner Trustee, as the case may be, shall inform, and any Noteholder may inform, the other parties to this Agreement (or, in the case of notice provided by the Trustee or a Noteholder, all parties of this Agreement) promptly, by notice in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1(a) that materially and adversely affects the interests of the Noteholders in any Receivable. If Noteholders representing 5% or more of the Outstanding Amount of the Controlling Class inform the Trust Collateral Agent, by notice in writing, of any breach of the Seller’s representations and warranties made pursuant to Section 3.1(a), the Trust Collateral Agent shall inform the other parties to this Agreement in the manner specified in the preceding sentence on behalf of such Noteholders. Any such notice delivered by the Servicer, the Trust Collateral Agent, the Trust, the Trustee, any Noteholder or the Owner Trustee, as the case may be, shall constitute a request by such party that the Seller repurchase the affected Receivable. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders are materially and adversely affected by any such breach as of such date. The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause GM Financial to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6(a) and the Issuer shall execute such assignments and other documents reasonably requested by such Person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1(a) and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of GM Financial to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. None of the Owner Trustee, the Trust Collateral Agent or the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Trust Collateral Agent and the officers, directors, agents and employees thereof, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

(b)  Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller’s rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of GM Financial thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of GM Financial under the Purchase Agreement. Any purchase by GM Financial pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.

SECTION 3.3.  Custody of Receivable Files.

(a)  In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession or control (the “Receivable Files”) which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable):

(i)  The fully executed original (or with respect to “electronic chattel paper”, the authoritative copy) of the Contract; and

(ii)  The Lien Certificate (when received), and otherwise such documents, if any, that GM Financial keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of GM Financial or an Originating Affiliate (which may be accomplished by the use of a properly registered “doing business as” (“DBA”) name in the applicable jurisdiction) as first lienholder or secured party (including any Lien Certificate received by GM Financial), or, if such Lien Certificate has not yet been received, a copy of the application therefor or other documentation (which may include a dealer guaranty) that indicates that GM Financial has commenced procedures that will result in such Lien Certificate showing GM Financial or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as secured party.

The Receivable Files are constructively delivered to the Trust Collateral Agent, as pledgee of the Issuer pursuant to the Indenture, and the Custodian hereby, as of the Closing Date,

acknowledges receipt of the Receivable File for each Receivable listed in Schedule A hereto. No initial review or any periodic review of the Receivable Files by the Issuer, the Owner Trustee, the Trustee or the Trust Collateral Agent is required.

(b)  If the Trust Collateral Agent, or its agent, as the case may be, is acting as the Custodian pursuant to Section 3.12, the Trust Collateral Agent, or its agent, as the case may be, shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in this Agreement until such time as a successor Custodian has been appointed. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer; provided, that, no such certificate will be required to be delivered for so long as GM Financial is the Servicer. Upon the sale of any Receivable pursuant to Section 4.3(c), the Servicer (if GM Financial is not the Servicer) will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 4.3(c) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer; provided, that, no such written request shall be required for so long as GM Financial is the Servicer. The Servicer’s receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2, 4.2, 4.4(c) or 4.7.

(c)  The authoritative copy of each Contract that constitutes or evidences a Receivable which is “electronic chattel paper” (within the meaning of the UCC) will be maintained by an Electronic Chattel Paper Sub-Custodian on behalf of the Custodian for the benefit of the Trust Collateral Agent. The Custodian will confirm that the authoritative copy of each Contract that constitutes or evidences a Receivable which is “electronic chattel paper” does not have any marks or notations indicating it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent. The Custodian will confirm that each Contract which is “electronic chattel paper” has been established in a manner such that (i) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Custodian on behalf of the Trust Collateral Agent and (ii) all revisions of the authoritative copy of each such Contract must be readily identifiable as an authorized or unauthorized revision.

(d)  The Servicer hereby agrees that upon any appointment of a successor Servicer hereunder it shall take all necessary action to transfer all of its control of any Receivables consisting of electronic chattel paper to the applicable successor Servicer (including the transfer of such electronic chattel paper to a separate electronic vault at each Electronic Chattel Paper Sub-Custodian controlled by such successor Servicer or to a separate electronic vault at such successor

Servicer or export of the electronic chattel paper from the applicable electronic vault and delivery of physical copies of exported Contracts to the successor Servicer).

(e)  In its capacity as Custodian, the Servicer confirms that it is acting solely as agent of the Trust Collateral Agent with respect to the Receivables which are electronic chattel paper.

SECTION 3.4.  Maintenance and Safekeeping of the Receivable Files. The Custodian will accurately maintain and keep current the Receivable Files, including any computer systems on which the Receivable Files are electronically stored, all in a manner that will permit the Servicer and the Issuer to comply with this Agreement and the Trust Collateral Agent to comply with the Indenture; provided, however, the Custodian may convert a Receivable that is “tangible chattel paper” to “electronic chattel paper” and may convert a Receivable that is “electronic chattel paper” to “tangible chattel paper”. The Custodian will act with reasonable care, using that degree of skill and attention that the Custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others. The Custodian shall promptly report to the Trust Collateral Agent in writing any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

SECTION 3.5.  Location of Receivable Files. The Custodian will maintain the Receivable Files in the United States in such a manner as to permit retrieval thereof and access thereto in the manner contemplated by this Agreement. The Custodian’s records will at all times indicate that it is holding the Receivable Files on behalf of the Trust, separate from any other instruments and files that it holds.

SECTION 3.6.  Access to Records. The Custodian shall, subject only to the Custodian’s security requirements applicable to its own employees and agents having access to similar records held by the Custodian, which requirements shall be consistent with the practices it exercises with respect to similar files and records relating to comparable automotive or other receivables that it holds for itself or others, and at such times as may be reasonably imposed by the Custodian, permit only the Noteholders and the Trust Collateral Agent or their duly authorized representatives, attorneys or auditors to inspect, at the Servicer’s expense, the Receivable Files and the related accounts, records, and computer systems maintained by the Custodian pursuant hereto at such times as the Noteholders or the Trust Collateral Agent may reasonably request.

SECTION 3.7.  Advice of Counsel. The Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable federal or State law.

SECTION 3.8.  Administration; Reports. The Custodian shall, in general, attend to all non-discretionary details in connection with maintaining custody of the Receivable Files on behalf of the Trust Collateral Agent. In addition, the Custodian shall assist the Trust Collateral Agent generally in the preparation of any routine reports to Noteholders or to regulatory bodies, to the extent necessitated by the Custodian’s custody of the Receivable Files.

SECTION 3.9.  Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Trust Collateral Agent. Such instructions may be general or specific in terms. A copy of any such instructions shall be furnished by the Trust Collateral Agent to the Trustee (if they are separate entities) and the Issuer.

SECTION 3.10.  Custodian Fee. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation to be paid by the Servicer.

SECTION 3.11.  Indemnification by the Custodian. The Custodian agrees to indemnify the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel, which shall include any reasonable fees and expenses of counsel incurred by any indemnified party to enforce such indemnification obligation) that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee and their respective officers, directors, employees, agents, attorneys and successors and assigns as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s or the officers’, directors’, employees’ and agents’ thereof own willful misfeasance, bad faith or gross negligence. In no event shall the Custodian be liable to any third party for acts or omissions of the Custodian.

SECTION 3.12.  Effective Period and Termination of Custodian. GM Financial’s appointment as Custodian is effective as of the Cutoff Date and will continue until terminated pursuant to this Section 3.12. So long as GM Financial is serving as Custodian, any termination of GM Financial as Servicer hereunder shall terminate GM Financial as Custodian. As soon as practicable after termination of its appointment as Custodian, the Custodian shall deliver, at the Custodian’s expense, the Receivable Files to the Trust Collateral Agent on behalf of the Noteholders at such place or places as the Trust Collateral Agent may designate, and the Trust Collateral Agent, or its agent, as the case may be, shall act as Custodian for such Receivable Files on behalf of the Noteholders until such time as a successor custodian has been appointed. If, within seventy-two (72) hours after the termination of this Agreement, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Trust Collateral Agent may enter the premises of the Custodian and remove the Receivable Files from such premises.

SECTION 3.13.  Dispute Resolution.

(a)  If the Servicer, the Trust, the Owner Trustee, the Trustee, the Trust Collateral Agent, a Noteholder or the Trust Collateral Agent on behalf of certain Noteholders in accordance with the following sentence (the “Requesting Party”) requests that the Seller and/or GM Financial repurchase a Receivable due to an alleged breach of a representation and warranty in Section 5.1 of the Purchase Agreement or in Section 3.2(a) hereof (each, a “Repurchase Request”), and the Repurchase Request has not been resolved within one hundred eighty (180) days of the receipt of notice of the Repurchase Request by the Seller or GM Financial, as the case may be (which resolution may take the form of a repurchase of the related Receivable by the Seller or GM Financial, as applicable, a withdrawal of the related Repurchase Request by the related Requesting

Party or a cure of the condition that led to the related breach in the manner set forth herein or in the Purchase Agreement, as applicable), the Requesting Party may refer the matter, in its sole discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. Noteholders representing 5% or more of the Outstanding Amount of the Controlling Class may direct the Trust Collateral Agent, by notice in writing, in relation to any matter described in the preceding sentence, to initiate either mediation (including non-binding arbitration) or binding third-party arbitration, as directed by such Noteholders, on behalf of such Noteholders. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within ninety (90) days following the date on which the Form 10-D is filed that relates to the Collection Period during which the related 180-day period ended. The Seller and GM Financial agree to participate in the dispute resolution method selected by the Requesting Party.

(b)  If the Requesting Party selects mediation for dispute resolution:

(i)  The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 3.13(b), the procedures in this Section 3.13(b) will control.

(ii)  A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least fifteen (15) years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)  The mediation will start within fifteen (15) Business Days after the selection of the mediator and conclude within thirty (30) days after the start of the mediation.

(iv)  Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)  If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section 3.13.

(c)  If the Requesting Party selects arbitration for dispute resolution:

(i)  The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 3.13(c), the procedures in this Section 3.13(c) will control.

(ii)  A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be an attorney admitted to practice in the State of New York and have at least fifteen (15) years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule.  The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)  The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with thirty (30) days of selection of the arbitrator and will be limited for each party to two (2) witness depositions not to exceed five (5) hours, two (2) interrogatories, one (1) document request and one (1) request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten (10) pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than sixty (60) days after selection of the arbitrator and will proceed for no more than six (6) consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)  The arbitrator will make its final determination no later than ninety (90) days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the Basic Documents, and may not modify or change this Agreement or the Basic Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)  By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi)  The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)  For each mediation or arbitration:

(i)  Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Seller or GM Financial. Any party or witness may participate by teleconference or video conference.

(ii)  The Seller, GM Financial and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)  Neither the Seller nor GM Financial will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 3.13), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.1.  Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sale contracts or promissory notes and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as GM Financial is the Servicer, it shall substantially comply with the Servicing Policies and Procedures. The Servicer’s duties shall include, without limitation, collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment invoices to Obligors, reporting any required tax information to Obligors, monitoring the Collateral, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent and the Trustee with respect to distributions, and performing the other duties specified herein.

The Servicer, or if GM Financial is no longer the Servicer, GM Financial, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in accordance with the Servicer’s customary practices.

The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

As set forth in Section 9.3, in the event the Servicer fails to perform its obligations hereunder, the successor Servicer shall be responsible for the Servicer’s duties in this Agreement as if it were the Servicer, provided that the successor Servicer shall not be liable for the Servicer’s breach of its obligations.

SECTION 4.2.  Collection of Receivable Payments; Modifications of Receivables.

(a)  Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b)  The Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Servicing Policies and Procedures; provided, however, that if the Servicer (i) extends a Receivable beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date, or (ii) reduces the Amount Financed or APR with respect to any Receivable, it will repurchase such Receivable in the manner provided in Section 3.2 if such change in the Receivable would materially and adversely affect the interests of the Noteholders, unless the Servicer is required to take such action by law (including, without limitation, by the Servicemembers Civil Relief Act) or court order.

(c)  Subject to the proviso of the first sentence in Section 4.2(b), the Servicer or its Affiliates may engage in any marketing practice or promotion of any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

(d)  The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Collection Account as soon as practicable, but in no event later than the second Business Day after receipt thereof; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account all payments by or on behalf of the Obligors received directly by the Servicer until noon, New York City time, on the Business Day prior to the Distribution Date immediately following receipt thereof. For purposes of the preceding sentence, “receipt” of a payment shall mean the initial deposit thereof in the Servicer’s bank account.

(e)  [Reserved]

(f)  GM Financial shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless: (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was either (x) insured under an Insurance Policy as required under Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y) deemed to be a “lemon” pursuant to applicable State law and repurchased by the related Dealer or (z) the subject of an order by a court of competent jurisdiction directing GM Financial to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than thirty (30) days delinquent; (iv) the Obligor is deemed to be in “good standing” by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer and (vi) as of the date of such substitution, the replacement Financed Vehicle’s mileage is no greater than the mileage on the Financed Vehicle that is being replaced; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses (iii) through (vi) inclusive, shall not be applicable. GM Financial shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than 2% of the Original Pool Balance (the “Substitution Limit”). In the event that the Substitution Limit is exceeded for any reason, (i) GM Financial shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit or (ii) if GM Financial is not the Servicer and the Servicer has caused substitutions to be made hereunder pursuant to the circumstances described in clause (ii)(x), above, the Servicer shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.

SECTION 4.3.  Realization upon Receivables.

(a)  In addition to the Servicer’s ability to direct the Issuer to sell Receivables pursuant to Section 4.3(c), and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it expects in its sole discretion, that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof (or, if the Monthly Remittance Condition is satisfied, by no later than noon, New York City time, on the Business Day prior to the Distribution Date immediately following receipt thereof). The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(d)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b)  If the Servicer, or if GM Financial is no longer the Servicer, GM Financial at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to GM Financial at the request of the Servicer, of the rights under such Dealer Agreement or Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or GM Financial, as appropriate, may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee and/or the Trust Collateral Agent, at GM Financial’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(d).

(c)  Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third-party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than sixty (60) days delinquent, and shall have the right to direct the Issuer to sell any such Receivable to the third-party purchaser; provided, that no more than 20% of the number of Receivables in the pool as of the Cutoff Date may be sold by the Issuer pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the Issuer to sell a Receivable that has become more than sixty (60) days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third-party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third-party purchasers which is materially adverse to the interest of the Noteholders. The Issuer shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Issuer for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

SECTION 4.4.  Insurance.

(a)  The Servicer shall require, in accordance with the Servicing Policies and Procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in paragraph 18 of Schedule B-1 hereto. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming GM Financial or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) and its successors and assigns as additional insureds, and certain Receivables permit the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in such paragraph 18 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with the Servicing Policies and Procedures. The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. The Servicer shall cause itself or an Originating Affiliate, and may cause the Trust Collateral Agent (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), to be named as named insured under all policies of Collateral Insurance. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

(b)  The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the Insurance Policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed Insurance”). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

(c)  In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificate. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

(d)  The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer and/or the Trust Collateral Agent, at the Servicer’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

SECTION 4.5.  Maintenance of Security Interests in Vehicles.

(a)  Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of GM Financial or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

(b)  Upon the occurrence of a Servicer Termination Event, the Servicer or the successor Servicer (if no successor Servicer has been appointed, then the Trust Collateral Agent) shall take or cause to be taken such action as may, in the Opinion of Counsel to the Majority Noteholders, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the Opinion of Counsel to the Majority Noteholders, be necessary or prudent.

GM Financial hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. GM Financial hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by GM Financial pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which GM Financial has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of GM Financial (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), and the Trust Collateral Agent hereby accepts such appointment.

SECTION 4.6.  Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following covenants on which the Trust Collateral Agent relies in accepting the Receivables and on which the Trustee relies in authenticating the Notes.

(a)  The Servicer covenants as follows:

(i)  Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii)  No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

(iii)  No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

(iv)  Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and the restrictions on transferability imposed by this Agreement or (B) sign or file under the UCC of any jurisdiction any financing statement which names GM Financial or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders.

SECTION 4.7.  Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 3.4, 3.5, 3.6, 4.5(a) or 4.6 that materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of GM Financial as Servicer under this Section. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.4, 3.5, 3.6, 4.5(a) or 4.6 which materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable) (or, at GM Financial’s election, the first Accounting Date so following) or the related Financed Vehicle, GM Financial shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, GM Financial shall pay the related Purchase Amount. It is understood and agreed that the obligation of GM Financial to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against GM Financial for such breach available to the Noteholders, the Issuer, the Owner Trustee or the Trust Collateral Agent; provided, however, that GM Financial shall indemnify the Trust, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel (which shall include any reasonable fees and expenses of counsel incurred by any indemnified party to enforce such indemnification obligation), which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach. Notwithstanding anything to the contrary contained herein, GM Financial, in its capacities as sponsor and servicer, will not be required to repurchase Receivables due solely to the Servicer’s not having received Lien Certificates that have been properly applied for from the Registrar of Titles in the applicable States for such Receivables.

SECTION 4.8.  Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders and all other fees and expenses of the Owner Trustee, the Trust Collateral Agent or the Trustee; provided, however, the Servicer shall not be required to pay taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification unless such taxes and claims are expressly stated to be for the account of GM Financial). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Trust Collateral Agent, the Trustee, the Custodian and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be GM Financial, a successor to GM Financial as Servicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

SECTION 4.9.  Servicer’s Certificate and Asset-Level Information.

(a)  Servicer’s Certificate. No later than noon Eastern time on each Determination Date, the Servicer shall deliver (electronic delivery being acceptable) to the Trustee, the Owner Trustee and the Trust Collateral Agent the monthly Servicer’s Certificate. The Servicer will also deliver the Servicer’s Certificate to each Rating Agency on the same date the Servicer’s Certificate is publicly available (provided that if the Servicer’s Certificate is not made publicly available, the Servicer will deliver it to each Rating Agency no later than the twenty-fifth (25th) of each month (or if not a Business Day, the next succeeding Business Day)). Each Servicer’s Certificate will be executed by a Responsible Officer of the Servicer and contain among other things: (i) all information necessary to enable the Trust Collateral Agent to make the distributions required by Sections 5.7(a) and 5.7(b), (ii) the aggregate Principal Balances of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Issuer as of the related Accounting Date, identifying the number of Receivables so purchased by the Servicer or sold by the Issuer, (iii) all information necessary to enable the Trust Collateral Agent to make such statements available to Noteholders as required by Section 5.9 and (iv) solely in the case of the first monthly Servicer’s Certificate, the disclosure required by Rule 4(c)(1)(ii) of Regulation RR, 17 C.F.R. § 246.1, et seq. (the “Credit Risk Retention Rules”).

(b)  Asset-Level Information. On or before the fifteenth (15th) day following each Distribution Date, the Servicer will prepare a Form ABS-EE, including an asset data file and asset-related document containing the asset-level information for each Receivable for the prior Collection Period as required by Item 1A of Form 10-D.

SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a)  To the extent required by Section 1123 of Regulation AB, the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and each Rating Agency, on or before March 31 (or ninety (90) days after the end of the Issuer’s fiscal year, if other than December 31) of each year (regardless of whether the Seller has ceased filing reports under the Exchange Act), beginning on March 31, 2026, an Officer’s Certificate signed by any Responsible Officer of the Servicer, dated as of December 31 of the previous calendar year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, identifying each such failure known to such officer and the nature and status of such failure.

(b)  The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any clause of Section 9.1.

(c)  The Servicer will deliver to the Issuer, on or before March 31 of each year, beginning on March 31, 2026, a report regarding the Servicer’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d)  To the extent required by Regulation AB, the Servicer will cause any affiliated servicer or any other party deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB to provide to the Issuer, on or before March 31 of each year, beginning on March 31, 2026, a report regarding such party’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(e)  The Bank of New York Mellon acknowledges, in its capacity as Trust Collateral Agent under this Agreement and in its capacity as Trustee under the Basic Documents, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any such action as outlined in the Item 1122 Letter Agreement to ensure compliance with the requirements of Section 4.10(d) and Section 4.11(b) hereof and with Item 1122 of Regulation AB. Such required documentation will be delivered to the Servicer by March 15 of each calendar year.

SECTION 4.11. Annual Independent Public Accountants’ Reports.

(a)  The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the

Servicer or its Affiliates, to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, on or before March 31 (or ninety (90) days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning on March 31, 2026, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(c), including disclosure of any material instance of non-compliance, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b)  Each party required to deliver an assessment of compliance described in Section 4.10(d) shall cause Independent Accountants, who may also render other services to such party or its Affiliates, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and the Servicer, on or before March 31 (or ninety (90) days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning on March 31, 2026, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of such party, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(d), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(c)  The Servicer shall cause a firm of Independent Accountants, who may also render other services to the Servicer or to the Seller, (1) to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, on or before April 30 (or one hundred twenty (120) days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning on April 30, 2026, with respect to the twelve (12) months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six (6) months)), a copy of the Form 10-K filed with the Commission for General Motors Financial Company, Inc., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; provided, however, that to the extent that the Servicer or an Affiliate of the Servicer makes such information publicly available, the requirement under this Section 4.11(c) shall be deemed satisfied, and (2) upon request of the Trustee, the Owner Trustee or the Trust Collateral Agent, to issue an acknowledgement to the effect that such firm has audited the books and records of General Motors Financial Company, Inc., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this Section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants

SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee and the Trust Collateral Agent reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

ARTICLE V

Trust Accounts; Distributions; Statements to Noteholders

SECTION 5.1. Establishment of Trust Accounts.

(a)  (i)  The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Collection Account shall initially be established with the Trust Collateral Agent.

(ii)  The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

(iii)  The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Reserve Account shall initially be established with the Trust Collateral Agent.

(b)  Funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account (collectively, the “Trust Accounts”) shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). Absent receipt of such written investment direction from the Servicer, funds on deposit in the Trust Accounts shall be held uninvested. All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders. Other than as permitted by the Rating Agencies, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. All Eligible Investments will be held to maturity. Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments. The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each such investment or the Trust Collateral Agent’s receipt of a broker confirmation. The Servicer agrees that such notifications will not be provided by the Trust Collateral Agent hereunder, and the Trust Collateral Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available if no activity has occurred in the relevant Trust Account during such period.

(c)  All Investment Earnings of moneys deposited in each Trust Account shall be deposited (or caused to be deposited) in the Collection Account on each Distribution Date by the Trust Collateral Agent and applied as Available Funds on such Distribution Date, and any loss resulting from such investments shall be charged to the related Trust Account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

(d)  The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as Trust Collateral Agent or as Trustee, in accordance with their terms.

(e)  If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and the Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or received from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in accordance with the instructions outlined in the most recent investment direction letter between the Servicer and the Trust Collateral Agent.

(f)  (i)  The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five (5) Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(ii)  With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

(A)  any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

(B)  any Trust Account Property that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trust Collateral Agent;

(C)  the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(D)  any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(E)  any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security; and

(F)  any cash that is Trust Account Property shall be considered a “financial asset” under Article 8 of the UCC.

(g)  The Servicer shall have the power to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out their respective duties hereunder.

SECTION 5.2. [Reserved]

SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

(a)  With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

(b)  All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(a).

SECTION 5.5. [Reserved]

SECTION 5.6. Additional Deposits.

(a)  The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables.

(b)  The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 shall be deposited in the Collection Account.

SECTION 5.7. Distributions.

(a)  On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date) apply or cause to be applied the sum of (x) the Available Funds (after withdrawing amounts deposited in error and Liquidation Proceeds relating to Purchased Receivables) for the related Collection Period plus (y) the Reserve Account Withdrawal Amount for such Distribution Date (such sum, the “Total Available Funds”) to distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

(i)  to the Servicer, (1) the Base Servicing Fee for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period, (3) any amounts specified in Section 5.3 and (4), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3, and to the extent not retained by the Servicer, to pay to GM Financial any amounts paid by Obligors during the preceding calendar month that did not relate to (x) principal and interest payments due on the Receivables and (y) any fees or expenses related to extensions due on the Receivables;

(ii)  on a pro rata basis, to each of the Trustee, the Trust Collateral Agent, the Asset Representations Reviewer and the Owner Trustee, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses or indemnities have not been previously paid by the Servicer, and provided that such fees, expenses and indemnities shall not exceed (x) $100,000 in the aggregate in any calendar year to the Owner Trustee, (y) $100,000 in the aggregate in any calendar year to the Trust Collateral Agent and the Trustee and (z) $200,000 in the aggregate in any calendar year to the Asset Representations Reviewer);

(iii)  to the Note Distribution Account for distribution to the Class A Noteholders, pari passu, the Noteholders’ Interest Distributable Amount for the Class A Notes for such Distribution Date;

(iv)  to the Note Distribution Account, for distribution as provided in paragraph (b) below, the First Priority Principal Distribution Amount;

(v)  to the Note Distribution Account for distribution to the Class B Noteholders, the Noteholders’ Interest Distributable Amount for the Class B Notes for such Distribution Date;

(vi)  to the Note Distribution Account, for distribution as provided in paragraph (b) below, the Second Priority Principal Distribution Amount;

(vii)  to the Note Distribution Account for distribution to the Class C Noteholders, the Noteholders’ Interest Distributable Amount for the Class C Notes for such Distribution Date;

(viii)  to the Note Distribution Account, for distribution as provided in paragraph (b) below, the Third Priority Principal Distribution Amount;

(ix)  to the Reserve Account, the Reserve Account Deposit Amount for such Distribution Date;

(x)  to the Note Distribution Account, for distribution as provided in paragraph (b) below, the Noteholders’ Principal Distributable Amount;

(xi)  on a pro rata basis, to pay each of the Trustee, the Owner Trustee, the Trust Collateral Agent and the Asset Representations Reviewer any fees, expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in clause (ii) above; and

(xii)  to the Certificate Distribution Account for distribution to the Certificateholder in accordance with the Trust Agreement, the aggregate amount remaining in the Collection Account.

On any Distribution Date with respect to which no Servicer’s Certificate was delivered, to the extent there are Available Funds in the Collection Account, the Trust Collateral Agent will make payments of the Noteholders’ Interest Distributable Amounts described in (iii), (v) and (vii) above.

(b)  On each Distribution Date, the Trust Collateral Agent shall apply or cause to be applied the aggregate of the amounts described in clause (iv), (vi), (viii) and (x) of paragraph (a) above on that Distribution Date in the following order of priority:

(i)  to the Class A-1 Noteholders in reduction of the remaining principal amount of the Class A-1 Notes, until the Outstanding Amount thereof has been reduced to zero;

(ii)  to the Class A-2 Noteholders in reduction of the remaining principal amount of the Class A-2 Notes, until the Outstanding Amount thereof has been reduced to zero, pro rata to the Class A-2-A Notes and Class A-2-B Notes based on their respective Outstanding Amounts;

(iii)  to the Class A-3 Noteholders in reduction of the remaining principal amount of the Class A-3 Notes, until the Outstanding Amount thereof has been reduced to zero;

(iv)  to the Class A-4 Noteholders in reduction of the remaining principal amount of the Class A-4 Notes, until the Outstanding Amount thereof has been reduced to zero;

(v)  to the Class B Noteholders in reduction of the remaining principal amount of the Class B Notes, until the Outstanding Amount thereof has been reduced to zero; and

(vi)  to the Class C Noteholders in reduction of the remaining principal amount of the Class C Notes, until the Outstanding Amount thereof has been reduced to zero;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture, (B) the occurrence of an Event of Default pursuant to Sections 5.1(a), 5.1(b) or 5.1(d) of the Indenture or (C) the receipt of Insolvency Proceeds pursuant to Section 10.1(b), the Total Available Funds and amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders pursuant to Section 5.6(a) of the Indenture.

(c)  In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date.

(d)  In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section 5.7. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Noteholder), the Trust Collateral

Agent may in its sole discretion withhold such amounts in accordance with this clause (d). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

(e)  Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five (5) Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

(f)  Subject to Section 5.1 and this Section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

SECTION 5.8. Reserve Account.

(a)  On the Closing Date, the Seller shall deposit the Specified Reserve Balance into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Trust Collateral Agent for the benefit of the Noteholders.

(b)  The Seller may, from time to time after the date hereof, request each Rating Agency to approve a formula for determining the Specified Reserve Balance that is different from the formula set forth herein, which may result in a decrease in the amount of the Specified Reserve Balance or change the manner by which the Reserve Account is funded. Notwithstanding any other provision of this Agreement, the use of such new formula will be deemed to be approved upon the satisfaction of the Rating Agency Condition with respect to the use of such new formula, and the Specified Reserve Balance will be determined in accordance with such new formula and this Agreement will be amended to reflect such new formula without the consent of any Noteholder.

(c)  On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) (A) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net Investment Earnings) is less than the Specified Reserve Balance, in which case the Trust Collateral Agent shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (viii) of Section 5.7(a) deposit in the Reserve Account the Reserve Account Deposit Amount pursuant to Section 5.7(a)(ix), and (B) if the amount on deposit in the Reserve Account, after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date is greater than the Specified Reserve Balance, in which case the Trust Collateral Agent shall distribute the amount of such excess as part of Available Funds on such Distribution Date.

(d)  On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Collection Account to be included as Total Available Funds for that Distribution Date.

(e)  Amounts properly transferred to the Certificate Distribution Account for payment to the Certificateholder pursuant to this Agreement shall not be available to the Trust Collateral Agent or the Trust for the purpose of making deposits to the Reserve Account, or making payments to the Noteholders, nor shall the Certificateholder be required to refund any amount properly received by them.

SECTION 5.9. Statements to Noteholders.

(a)  On or prior to each Distribution Date, the Trust Collateral Agent shall make available to each Noteholder of record a statement setting forth at least the following information as to the Notes solely to the extent such information has been received from the Servicer pursuant to Section 4.9:

(i)  the amount of such distribution allocable to principal of each Class of Notes;

(ii)  the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(iii)  the required Reserve Account Withdrawal Amount or any excess released from the Reserve Account and included in Available Funds;

(iv)  the Pool Balance and Adjusted Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v)  the aggregate Outstanding Amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

(vi)  the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

(vii)  the Noteholders’ Interest Carryover Amount, if any, and the change in that amount from the preceding statement;

(viii)  the Yield Supplement Overcollateralization Amount as of the opening of business on the first day of the preceding Collection Period and as of the close of business on the last day of the preceding Collection Period;

(ix)  the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period; and

(x)  the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer or the Seller in such period.

(b)  The Trust Collateral Agent will make available each month to each Noteholder the statements referred to in Section 5.9(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Trust Collateral Agent’s internet website, with the use of a password provided by the Trust Collateral Agent. The Trust Collateral Agent’s internet website will be located at https://gctinvestorreporting.bnymellon.com or at such other address as the Trust Collateral Agent shall notify the Noteholders from time to time. For assistance with regard to this service, Noteholders can call the Trust Collateral Agent’s website assistance line at (800) 332-4550. The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.9(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then current Noteholders. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

SECTION 5.10.  SOFR Determination. The Issuer agrees that for so long as the Class A-2-B Notes are Outstanding, the Trust Collateral Agent shall calculate SOFR for each Interest Period in accordance with the definition of “SOFR” herein. On each SOFR Determination Date, the Trust Collateral Agent shall notify the Servicer and the Issuer by e-mail of SOFR for the related Interest Period. If an alternative benchmark rate has been adopted by GM Financial in accordance with the definition of “SOFR” herein, GM Financial shall calculate the alternative benchmark rate for each Interest Period and notify the Trust Collateral Agent, the Servicer and the Issuer by e-mail of such calculation for the related Interest Period. The adoption of any alternative benchmark rate by GM Financial shall be in its sole discretion and shall become effective without the consent of any other person (including any Noteholder). The Noteholders shall not have any right to approve or disapprove any such election by GM Financial and each Noteholder, by its acceptance of a Note, shall be deemed to waive and release any and all claims against any transaction party relating to any such election by GM Financial. All determinations of SOFR by the Trust Collateral Agent, and all determinations by GM Financial of any alternative benchmark rate, in the absence of manifest error, shall be conclusive and binding on the Noteholders. The Owner Trustee shall not have any obligation to determine SOFR, 30-day average SOFR, any SOFR Determination Date, or any SOFR Business Day and shall have no liability for any such determinations made by the Trust Collateral Agent. The Trust Collateral Agent shall have no duty, responsibility or obligation to determine any alternative benchmark rate, nor have any liability in connection therewith. Neither the Owner Trustee nor the Trust Collateral Agent shall have any obligation to determine any alternative benchmark rate adopted by GM Financial.

ARTICLE VI

[Reserved]

ARTICLE VII

The Seller

SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee and the Trust Collateral Agent may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a)  Schedules of Representations. The representations and warranties set forth on the Schedules of Representations attached hereto as Schedule B-1 and Schedule B-2 are true and correct.

(b)  Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

(c)  Due Qualification. The Seller is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Basic Documents to which the Seller is a party.

(d)  Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the Basic Documents to which the Seller is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

(e)  Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)  No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the Basic Documents to which the Seller is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(g)  No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.

(h)  Solvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller anticipate any pending insolvency.

(i)  No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(j)  True Sale. The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

(k)  Ordinary Course of Business. The transactions contemplated by this Agreement and the Basic Documents to which the Seller is a party are in the ordinary course of the Seller’s business.

(l)  Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Seller is at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102.

(m)  Investment Company Act. Neither the Seller nor the Issuer is an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act.

SECTION 7.2. Corporate Existence.

(a)  During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)  During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i)  the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

(ii)  except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iii)  the Seller shall hold such appropriate meetings of its board of directors, or adopt resolutions pursuant to a unanimous written consent of the board of directors, as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by the board of directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

(iv)  the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates;

(v)  all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s length basis; and

(vi)  the Seller shall pay from its assets all obligations and Indebtedness of any kind incurred by the Seller; provided, that, a stockholder may pay fees and expenses of the Seller.

SECTION 7.3.  Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a)  The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Issuer, the Trustee and the Trust Collateral Agent and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent and the Trustee and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b)  The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee and the Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or State securities laws in connection with the offering and sale of the Notes.

(c)  The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Trustee and the Trust Collateral Agent and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misconduct, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee or the Trust Collateral Agent, respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation (including any reasonable fees and expenses of counsel incurred by any indemnified party in connection with any action or suit brought to enforce any indemnification or other obligation under the Basic Documents). If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 7.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1(a) shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (ii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent and the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee, the

Trust Collateral Agent and the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Issuer and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 7.5. Limitation on Liability of Servicer, Seller and Others. The Servicer, the Seller and any of its respective directors or officers or employees or agents of the Servicer or the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. Neither the Servicer nor the Seller shall be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 7.6. Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents. The Seller shall notify the Owner Trustee, the Trustee and the Trust Collateral Agent with respect to any other transfer of any Certificate.

ARTICLE VIII

The Servicer

SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a)  Representations and Warranties. The representations and warranties set forth in Schedule B-1 and Schedule B-2 are true and correct; provided, that, such representations and warranties contained therein and herein shall not apply to any entity other than GM Financial.

(b)  Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement.

(c)  Due Qualification. The Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification.

(d)  Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which the Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action.

(e)  Binding Obligation. This Agreement and the Basic Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)  No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

(g)  No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.

(h)  No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(i)  Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Servicer is located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102.

(j)  Office of Foreign Assets Control. The Servicer covenants and represents that (A) neither it nor any of its Affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. government, (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and (B) neither it nor any of its Affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Agreement, (i) to fund or facilitate any activities of or do business with any Person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or do business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.

SECTION 8.2. Liability of Servicer; Indemnities.

(a)  The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b)  The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

(c)  The Servicer (when the Servicer is GM Financial) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(d)  The Servicer (when the Servicer is not GM Financial) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(e)  The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(f)  GM Financial shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or State securities laws in connection with the registration or the sale of the Notes.

(g)  GM Financial shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent and the respective officers, directors, agents and employees thereof against any and all loss, liability or expense, (including attorneys’ fees and expenses) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee or the Trust Collateral Agent as a result of any such entity’s willful misconduct, bad faith or negligence (except for errors in judgment).

(h)  Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel (including any reasonable fees and expenses of counsel incurred by any indemnified party in connection with any action or suit brought to enforce any indemnification or other obligation under the Basic Documents) and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

(i)  When the Trustee or the Trust Collateral Agent incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(c) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

(j)  This Section 8.2 shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee, the Trust Collateral Agent or the Owner Trustee.

SECTION 8.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer.

GM Financial shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to GM Financial’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of GM Financial contained in this Agreement and shall be acceptable to the Majority Noteholders, and shall be an eligible servicer. Any corporation (a) into which GM Financial may be merged or consolidated, (b) resulting from any merger or consolidation to which GM Financial shall be a party, (c) which acquires by conveyance, transfer, or lease substantially all of the assets of GM Financial, or (d) succeeding to the business of GM Financial, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of GM Financial under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to GM Financial under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release GM Financial from any obligation. GM Financial shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders and each Rating Agency. Notwithstanding the foregoing, GM Financial shall not merge or consolidate with any other Person or permit any other Person to become a successor to GM Financial’s business, unless (x) immediately after giving effect to such transaction, no covenant made pursuant to Section 4.6 shall have been breached (for purposes hereof, such covenants shall speak as of the date of the consummation of such transaction), (y) GM Financial shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) GM Financial shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Rating Agencies an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 8.4. Limitation on Liability of Servicer and Others.

Neither GM Financial nor any of the directors or officers or employees or agents of GM Financial shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect GM Financial or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided, further, that this provision shall not affect any liability to indemnify the Trust Collateral Agent, the Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent, the Trustee and the Owner Trustee, in their individual capacities. GM Financial and any director, officer, employee or agent of GM Financial may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

SECTION 8.5. Delegation of Duties. The Servicer may delegate duties under this Agreement and the Basic Documents to which it is a party to an Affiliate of the Servicer, a third-party subservicer or a sub-contractor without first obtaining the consent of any Person. The fees and expenses of any third-party subservicer or sub-contractor will be as agreed between the Servicer and such third-party subservicer or sub-contractor, as applicable, and none of the Trustee, the Trust Collateral Agent, the Owner Trustee, the Issuer or the Noteholders will have any responsibility for those fees and expenses. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.5 shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 8.6. Servicer Not to Resign. Subject to the provisions of Section 8.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that, by reason of a change in legal requirements, the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer if the Majority Noteholders do not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent and the Owner Trustee. No resignation of the Servicer shall become effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the Servicer.

ARTICLE IX

Default

SECTION 9.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a)  Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of five (5) Business Days after written notice is received by the Servicer from the Trust Collateral Agent (at the direction of the Majority Noteholders) or after actual knowledge of such failure by a Responsible Officer of the Servicer;

(b)  Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders, and (ii) continues unremedied for a period of sixty (60) days after actual knowledge thereof by a Responsible Officer of the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent (at the direction of the Majority Noteholders); or

(c)  An Insolvency Event with respect to the Servicer;

provided, however, that if any event described in (i) clause (a) above shall have been caused by a Force Majeure Event or other similar occurrence, the five (5) Business Day grace period shall be extended for an additional sixty (60) calendar days and (ii) clause (b) above shall have been caused by a Force Majeure Event or other similar occurrence, the sixty (60) day grace period shall be extended for an additional ninety (90) calendar days.

SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Trust Collateral Agent may, or at the direction of the Majority Noteholders shall, by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Noteholders) terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Other Conveyed Property or otherwise, shall pass to, be vested in and become obligations and responsibilities of the successor Servicer appointed by the Majority Noteholders; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Majority Noteholders reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 9.3. Appointment of Successor.

(a)  On and after the time the Servicer receives a notice of termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.6, the Controlling Party may, or at the written direction of the Majority Noteholders shall, appoint an eligible servicer as successor Servicer or may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as successor Servicer. Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Any successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer. If no Person has accepted its appointment as successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with Section 9.2 or Section 8.6, the Trust Collateral Agent or other eligible successor servicer appointed by the Trust Collateral Agent and who has accepted such appointment, will, without further action, be automatically appointed the successor Servicer. Notwithstanding the above, if the Trust Collateral Agent is unwilling or legally unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, an institution whose business includes the servicing of motor vehicle receivables, as successor Servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the Receivables to the successor Servicer and amending this agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Trust Collateral Agent will be released from its duties and obligations as successor Servicer on the date that a new servicer agrees to appointment as successor Servicer hereunder.

(b)  Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such additional compensation as the Majority Noteholders and such successor Servicer may agree on.

SECTION 9.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and to the Seller (who shall promptly deliver such notice to the Rating Agencies).

SECTION 9.5. Waiver of Past Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE X

Termination

SECTION 10.1. Optional Purchase of All Receivables.

(a)  Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, and interest then due and payable on the Notes. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the greater of (i) the amount necessary to pay the full amount of principal and interest then due and payable on the Notes and (ii) the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, (such value to be determined by the Servicer, or if the Trust Collateral Agent has received written notice that there is a material error in the Servicer’s calculation, by an appraiser mutually agreed upon by the Servicer and the Trust Collateral Agent), and shall succeed to all interests in and to the Trust.

(b)  Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.

(c)  Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Trust Collateral Agent and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

(d)  Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders hereunder and the Certificateholder will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

ARTICLE XI

Administrative Duties of the Servicer

SECTION 11.1. Administrative Duties.

(a)  Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 6.9, 8.2, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b)  Duties with Respect to the Issuer.

 (i)  In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare, file or deliver on behalf of the Issuer or the Owner Trustee or shall cause the preparation, filing or delivery by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under State and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii)  Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Holder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

(iii)  Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer in accordance with Section 10.11 of the Trust Agreement with respect to, among other things, tax reporting and returns, accounting and reports to Holders (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable the Certificateholder to prepare its federal and State income tax returns.

(iv)  The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.11 of the Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v)  In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c)  Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation Form 1099. All tax returns will be signed by the Seller or the Servicer.

(d)  Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee (acting at the direction of the Certificateholder) and, with respect to items (i), (ii), (iii) and (iv) below, the Trustee shall not have withheld consent. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(i)  the amendment of or any supplement to the Indenture;

(ii)  the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(iii)  the amendment, change or modification of this Agreement or any of the Basic Documents;

(iv)  the appointment of successor Note Registrars, successor Note Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, the Note Paying Agent or the Trustee of its obligations under the Indenture; and

(v)  the removal of the Trustee or the Trust Collateral Agent.

(e)  Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (i) make any payments to the Noteholders or the Certificateholder under the Basic Documents, (ii) sell the Trust Property pursuant to Section 5.5 of the Indenture, (iii) take any other action that the Issuer directs the Servicer not to take on its behalf or (iv) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(f)  No successor Servicer shall be responsible for any obligations or duties of the Servicer under this Section 11.1. Notwithstanding the foregoing or any other provision of this Agreement, GM Financial shall continue to perform the obligations of the Servicer under this Section 11.1.

SECTION 11.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

SECTION 11.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

SECTION 11.4. Review Reports. Upon the request of any Noteholder to the Servicer for a copy of any Review Report (as defined in the Asset Representations Review Agreement), the Servicer shall promptly provide a copy of such Review Report to such Noteholder; provided, that, if the requesting Noteholder is not a Noteholder of record, such Noteholder must provide the

Servicer with a written certification stating that it is a beneficial owner of a Note, together with supporting documentation supporting that statement (which may include, but is not limited to, a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership) before the Servicer delivers such Review Report to such Noteholder; provided, further, that if such Review Report contains personally identifiable information regarding Obligors, then the Servicer may condition its delivery of that portion of the Review Report to the requesting Noteholder on such Noteholder’s delivery to the Servicer of an agreement acknowledging that such Noteholder may use such information only for the limited purpose of assessing the nature of the related breaches of representations and warranties and may not use that information for any other purpose.

ARTICLE XII

Miscellaneous Provisions

SECTION 12.1. Amendment.

(a)  This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders, to cure any ambiguity or to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such amendments require: (i) satisfaction of the Rating Agency Condition or (ii) an Officer’s Certificate of the Servicer delivered to the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee stating that the amendment will not materially and adversely affect the interest of any Noteholder.

(b)  This Agreement may also be amended from time to time by the parties hereto, with the consent of the Trustee, and with the consent of the Majority Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes of each class affected thereby.

Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Seller (who shall deliver such notification to the Rating Agencies).

It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Issuer, as applicable, may prescribe.

(c)  Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Trustee and the Trust Collateral Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and, with respect to any amendment to this Agreement pursuant to Section 12.1(b), the Opinion of Counsel referred to in Section 12.2(h)(i) has been delivered. The Owner Trustee, the Trust Collateral Agent and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

SECTION 12.2. Protection of Title to Trust.

(a)  The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)  Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Owner Trustee, the Trust Collateral Agent and the Trustee at least five (5) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Trust Collateral Agent, stating either (i) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to preserve and protect such interest.

(c)  Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee, the Trust Collateral Agent and the Trustee at least sixty (60) days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

(d)  The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)  The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.

(f)  If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g)  Upon request, the Servicer shall furnish to the Owner Trustee or to the Trustee, within five (5) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(h)  The Servicer shall deliver to the Owner Trustee and the Trustee:

(i)  promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(ii)  within one-hundred twenty (120) days after the beginning of each calendar year, beginning with the first calendar year beginning more than six (6) months after the Closing Date, an Opinion of Counsel, dated as of a date during such 120-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 12.3.  Notices.

(a)  All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies (upon whom any demands, notices or communications shall be provided only by the Seller or the Servicer) under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, to AFS SenSub Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (ii) in the case of the Servicer, to GM Financial, 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Robert Pigott, SVP Corporate Finance, Email: Robert.Pigott@gmfinancial.com, (iii) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (iv) in the case of the Trustee or the Trust Collateral Agent, at the applicable Corporate Trust Office of the Trustee and the Trust Collateral Agent, (v) in the case of Moody’s, to Moody’s Investors Service, Inc., 7 World Trade Center at 250 Greenwich Street, Asset Finance Group, 24th Floor, New York, New York 10007, (vi) in the case of Standard & Poor’s, via electronic delivery to servicer_reports@spglobal.com; for any information not available in electronic format, hard copies should be sent to S&P Global Ratings, 55 Water Street, 41st Floor, New York, New York 10004, Attention: Asset Backed Surveillance Group and (vii) in the case of the Asset Representations Reviewer, to ARRNotices@clayton.com and to Clayton Fixed Income Services LLC, 720 S. Colorado Boulevard, Suite 200, Glendale, Colorado 80246, Attention: Legal Department. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice. Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

(b)  If GM Financial is no longer the Servicer, any successor Servicer shall provide any required Rating Agency notices to the Seller, who shall promptly provide such notice to the Rating Agencies.

SECTION 12.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Trustee and the Majority Noteholders.

SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, the Trustee, the Owner Trustee and the Noteholders, as third-party beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.7. Counterparts and Consent to Do Business Electronically. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, State enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 12.10. Assignment to Trust Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Trust Collateral Agent.

SECTION 12.11. Nonpetition Covenants.

(a)  Notwithstanding any prior termination of this Agreement, the Servicer, the Seller and the Trust Collateral Agent shall not, prior to the date which is one (1) year and one (1) day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b)  Notwithstanding any prior termination of this Agreement, neither the Servicer nor the Trust Collateral Agent shall, prior to the date that is one (1) year and one (1) day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or State bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 12.12. Limitation of Liability of Owner Trustee and Trust Collateral Agent

(a)  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement governing the organization and management of the Issuer, (ii) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, covenants, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has not verified or made any investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (v) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other Basic Document.

(b)  Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by The Bank of New York Mellon, not in its individual capacity but solely as Trust Collateral Agent and in no event shall The Bank of New York Mellon have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c)  Neither the Owner Trustee nor the Trust Collateral Agent shall have any duty, responsibility or obligation to (or liability for failing to) monitor, supervise, confirm, verify, notify regarding or otherwise enforce the requirements or commitments applicable to any Person arising under, related to or otherwise in connection with any provision of this Agreement or any law, rule or regulation in connection with risk retention.

(d)  In no event shall The Bank of New York Mellon, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust

Act, common law, or the Trust Agreement or of the Servicer hereunder (unless it is acting as successor Servicer hereunder or is recording, registering, filing, re-recording, re-filing, or re-registering any financing statement, continuation statement or other instrument required by the Trust Collateral Agent pursuant to Section 3.5 of the Indenture or is taking any action to perfect or re-perfect the security interests in the Financed Vehicles pursuant to Section 4.5(b)).

(e)  The Trustee and the Trust Collateral Agent have the same rights, protections and immunities hereunder as they have under the Indenture as if such rights, protections and immunities were expressly set forth herein mutatis mutandis.

SECTION 12.13. Trust Collateral Agent to Report Repurchase Demands due to Breaches of Representations and Warranties. The Trust Collateral Agent will (a) notify the Servicer, GM Financial and the Seller, as soon as practicable and in any event within five (5) Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to the Trustee or the Trust Collateral Agent for the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2, (b) promptly upon request by the Servicer, GM Financial or the Seller, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (c) if requested by the Servicer, GM Financial or the Seller, provide a written certification no later than fifteen (15) days following any calendar quarter or calendar year that The Bank of New York Mellon has not received any repurchase demands for such period, or if repurchase demands have been received during such period, that the Trust Collateral Agent has provided all the information reasonably requested under clause (b) above with respect to such demands. In no event will the Trust Collateral Agent or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

SECTION 12.14. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement or any Basic Document, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

SECTION 12.15. No Joint Venture. Nothing contained in this Agreement (a) shall constitute the Servicer and any of the Issuer, the Trustee, the Trust Collateral Agent or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 12.16. State Business Licenses. The Servicer or the Certificateholder shall prepare and instruct the Trust to file each State business license (and any renewal thereof) required to be filed under applicable State law without further consent or instruction from the Controlling Party, including a Sales Finance Company Application (and any renewal thereof) with the

Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

SECTION 12.17. Regulation RR Risk Retention. GM Financial, as sponsor, and the Depositor agree that (a) GM Financial will cause the Depositor to, and the Depositor will, retain the “eligible horizontal residual interest” (the “Retained Interest”) (as defined in the Credit Risk Retention Rules) on the Closing Date and (b) GM Financial will not permit the Depositor to, and the Depositor will not, sell, transfer, finance or hedge the Retained Interest except as permitted by the Credit Risk Retention Rules.

SECTION 12.18. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)  consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)  waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2025-4

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Jacob Stapleford
Name:	Jacob Stapleford
Title:	Assistant Vice President

AFS SENSUB CORP.
as Seller

By:	/s/ Jeffrey Fish
Name:	Jeffrey Fish
Title:	Vice President, Corporate Treasury

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM Financial, as Servicer

By:	/s/ Robert T. Pigott III
Name:	Robert T. Pigott III
Title:	Senior Vice President, Corporate Treasury

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trust Collateral Agent

By:	/s/ Andrew Kolesar
Name:	Andrew Kolesar
Title:	Agent

[Signature Page to Sale and Servicing Agreement]

SCHEDULE A

SCHEDULE OF RECEIVABLES

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111062517273	111093422159	111090437613	111093103795	111093458653	111087415727	111090332235	111092354590	111091084230	111092040301	111084344332	111093741131	111092724669	111091536355	111093836541	111087046895	111093174973	111090924276	111091221615	111091703294
111062533563	111093422216	111090453172	111093103908	111093458664	111087417099	111090332392	111092354826	111091131480	111092040367	111084361274	111093741142	111092725356	111091488485	111093836923	111087046941	111093174995	111090925143	111091221648	111091703328
111088223253	111093422306	111090453431	111093120525	111093458675	111087493093	111090332550	111092354916	111091131862	111092040570	111084286775	111093741254	111092741657	111091488508	111093837081	111087047223	111093224306	111090925301	111091221738	111091717165
111088238002	111093422586	111090453565	111093120547	111093458776	111087493622	111090380306	111092354950	111091131918	111092040660	111084362770	111093755226	111092742401	111091488519	111093852471	111087091996	111093224496	111090925334	111091238174	111091717266
111088134883	111093437773	111090453576	111093120772	111093458934	111087493756	111090380924	111092354961	111091147915	111092040671	111084347829	111093755428	111092757834	111091488643	111093852527	111087107297	111093224564	111090956079	111091238208	111091717312
111088238372	111093438314	111090453688	111093120895	111093473683	111087461807	111090380957	111092372275	111091098099	111092040738	111084347830	111093755439	111092757890	111091488935	111093852583	111087107433	111093224586	111090956192	111091238242	111091717817
111088135794	111093438482	111090500221	111093120996	111093474123	111087462202	111090381048	111092372556	111091099180	111092040839	111084399174	111093755473	111092758161	111091489150	111093853247	111087048369	111093224755	111091017472	111091238770	111091765113
111088136616	111093438516	111090500232	111093068739	111093397510	111087478300	111090381116	111092373052	111091099214	111092060583	111084335994	111093755552	111092758194	111091489172	111093774878	111087062365	111093224801	111091017933	111091238871	111091765135
111088165629	111093438695	111090500658	111093068784	111093397565	111087494207	111090381183	111092388553	111091099595	111092061281	111076522847	111093755631	111092758374	111091489194	111093775194	111087126322	111093224845	111091018125	111091238950	111091765247
111088180985	111093484696	111090500692	111093069066	111093413182	111087494230	111090381228	111092437367	111091114740	111092004952	111076576666	111093755721	111092758767	111091489239	111093775251	111087092256	111093225048	111091032873	111091239007	111091765753
111088195891	111093484719	111090500760	111093069077	111093413283	111087494454	111090396437	111092437930	111091036956	111092005076	111076530093	111093755800	111092774709	111091504181	111093775385	111087062859	111093225071	111090984609	111091256220	111091765988
111088195947	111093484843	111090500906	111093069112	111093413328	111087478434	111090396617	111092438357	111091037889	111092005223	111076484046	111093755811	111092774945	111091504226	111093775486	111087063546	111093240944	111090984643	111091256309	111091766024
111088210529	111093484854	111090501020	111093069202	111093413441	111087418157	111090396707	111092438582	111091052842	111092005256	111076567925	111093709427	111092775115	111091505452	111093775521	111087079576	111093240999	111090984935	111091256747	111091782471
111088224580	111093484865	111090516756	111093085356	111093413474	111087418214	111090396741	111092438661	111091052886	111092005537	111035315235	111093709483	111092775193	111091505597	111093775532	111087128111	111093241024	111090985699	111091256758	111091782774
111088240847	111093484876	111090516789	111093085367	111093413520	111087495242	111090396785	111092438683	111091052921	111092005694	111089500252	111093709517	111092775205	111091429604	111093775576	111087128458	111093241170	111090985712	111091256815	111091782796
111088136818	111093484999	111090516970	111093085413	111093413564	111087511184	111090396808	111092438762	111091053023	111092022390	111089515562	111093709539	111092775395	111091429839	111093790135	111087094089	111093241181	111090985789	111091272790	111091782998
111088137482	111093499287	111090517094	111093085491	111093413586	111087463865	111090396819	111092453422	111091053315	111092022402	111089515663	111093709696	111092823748	111091429862	111093790405	111087110291	111093241271	111090911148	111091272970	111091798287
111088165977	111093499298	111090517487	111093085873	111093413621	111087434830	111090396853	111092453972	111091068142	111092022457	111089515977	111093709809	111092823861	111091429884	111093790450	111087034814	111093241316	111090911205	111091273038	111091798311
111088166440	111093499322	111090517498	111093085918	111093429572	111087496186	111090396897	111092454096	111091068209	111092022514	111089530479	111093709966	111092823906	111091429895	111093790517	111087128807	111093189249	111090911340	111091273128	111091798535
111088196803	111093499524	111090468965	111093003165	111093429639	111087464552	111090396921	111092403405	111091068221	111092022525	111089530907	111093710069	111092824918	111091430044	111093790719	111087094999	111093189272	111090911452	111091288786	111091798591
111088226021	111093499557	111090469292	111093004526	111093430204	111087480583	111090345969	111092403674	111091068614	111091941445	111089598473	111093724525	111092839824	111091444162	111093790731	111087064682	111093189441	111090911496	111091289024	111091798827
111088238956	111093499726	111090469326	111093004582	111093430259	111087403937	111090346421	111092403731	111091068681	111091941478	111089562430	111093724750	111092840107	111091444195	111093790898	111063860556	111093190016	111090911508	111091289046	111091747528
111088167902	111093500011	111090469449	111093004661	111093430260	111087404196	111090346454	111092403764	111091068805	111091941546	111089500487	111093725234	111092840286	111091444308	111093790966	111088060476	111093190049	111090911519	111091289136	111091747562
111088212284	111093451780	111090469483	111093004751	111093430350	111087404398	111090346498	111092403821	111091084397	111091941669	111089517430	111093725324	111092790000	111091444544	111093806863	111088061040	111093190308	111090925558	111091289350	111091747821
111088212475	111093451858	111090482703	111093021019	111093430383	111087419978	111090346522	111092403843	111091084465	111091941704	111089581284	111093650231	111092805984	111091459977	111093807044	111088105577	111093206340	111090925570	111091173880	111091747900
111088123522	111093451959	111090482747	111093021042	111093445301	111087435189	111090346566	111092403887	111091084814	111091957789	111089547062	111093650242	111092806086	111091460003	111093807178	111088119280	111093206463	111090925817	111091174599	111091747955
111088153660	111093452017	111090483018	111093021086	111093445402	111087435910	111090347680	111092419952	111091132201	111091957947	111089564117	111093650398	111092806198	111091461194	111093807325	111088120372	111093206531	111090940971	111091174612	111091763054
111088168183	111093452286	111090483052	111093021514	111093445996	111087436023	111090363486	111092419996	111091148343	111091957992	111089502052	111093650400	111092806200	111091461228	111093807369	111088016815	111093206878	111090941017	111091174689	111091763122
111088168633	111093466764	111090483096	111093036813	111093492123	111087466059	111090363509	111092420033	111091148477	111091974621	111089532774	111093650411	111092806211	111091461318	111093822670	111088017007	111093206935	111090941332	111091174702	111091763515
111088183652	111093466944	111090483186	111093036891	111093492246	111087481281	111090363880	111092420112	111091148499	111091974643	111089600332	111093650422	111092806918	111091475054	111093822850	111088017209	111093206979	111090956619	111091190889	111091687082
111088183663	111093467035	111090483210	111093037252	111093492448	111087405580	111090284297	111092420235	111091148501	111091974722	111089600534	111093650466	111092725480	111091475379	111093822894	111088032228	111093207004	111090956631	111091191767	111091687251
111088213320	111093467091	111090407047	111093087550	111093492459	111087420688	111090284321	111092420268	111091149254	111091975239	111089600646	111093650523	111092726043	111091475425	111093822906	111088047167	111093207015	111090956664	111091191778	111091687790
111088227325	111093467136	111090407205	111093087606	111093492482	111087421331	111090284714	111092420279	111091149366	111091975396	111089548074	111093650545	111092726267	111091475616	111093822939	111088061815	111093124192	111090957003	111091191813	111091703452
111088124411	111093467170	111090407665	111093087808	111093507489	111087436416	111090301624	111092420347	111091099607	111091975431	111089484253	111093650589	111092726302	111091522057	111093822962	111088106400	111093124406	111090957182	111091207125	111091703542
111088228584	111093467192	111090422639	111093087909	111093507658	111087452100	111090316945	111092420358	111091099786	111092024268	111089502311	111093650668	111092742478	111091522316	111093823053	111088106747	111093124451	111090957205	111091207563	111091703823
111088170793	111093467226	111090438681	111093088203	111093507704	111087497840	111090317137	111092339290	111091100464	111092025113	111089502524	111093650804	111092742614	111091522877	111093823110	111088033566	111093140336	111090957328	111091222144	111091703889
111088200337	111093467259	111090438692	111093088269	111093507838	111087513557	111090333113	111092340337	111091100510	111092025146	111089502568	111093650826	111092742636	111091522956	111093823121	111088047864	111093140730	111091002881	111091222357	111091703979
111088229237	111093390209	111090438737	111093088292	111093507894	111087437350	111090334147	111092340359	111091115808	111092041032	111089518688	111093664685	111092742861	111091522967	111093823143	111088092336	111093140886	111091003163	111091223022	111091718009
111088141768	111093390243	111090438782	111093088337	111093507928	111087498111	111090381509	111092340483	111091115998	111092041515	111089534350	111093665002	111092742883	111091523025	111093870088	111088091469	111093141124	111091003231	111091239388	111091718144
111088142196	111093390300	111090438928	111093103931	111093459047	111087499000	111090382173	111092340517	111091116179	111092041560	111089584265	111093665057	111092742928	111091537457	111093870112	111088018558	111093158289	111091003545	111091239399	111091718436
111088157169	111093390333	111090453802	111093103964	111093459069	111087499246	111090382285	111092373164	111091038284	111092041762	111089600747	111093665518	111092742973	111091538201	111093870145	111088048630	111093158302	111091018877	111091239535	111091718447
111088171323	111093391491	111090454588	111093104460	111093459081	111087466925	111090397506	111092373221	111091038352	111092042022	111089601096	111093665529	111092758868	111091538245	111093870617	111088108109	111093158379	111091019070	111091239546	111091718470
111088171693	111093391615	111090501109	111093104594	111093459407	111087467724	111090397540	111092373322	111091038408	111092042088	111089565972	111093665530	111092759353	111091538267	111093870639	111088108660	111093158436	111091019137	111091240829	111091766439
111088230307	111093391750	111090501356	111093104662	111093459463	111087483250	111090397708	111092389789	111091038419	111092061641	111089566782	111093665642	111092759397	111091489666	111093870718	111088122633	111093158559	111090970301	111091240863	111091766473
111088127548	111093405587	111090501491	111093105382	111093460027	111087483306	111090397911	111092390028	111091038936	111092061832	111089486266	111093665653	111092759454	111091489734	111093883093	111088122778	111093175323	111090970413	111091241011	111091766541
111088127582	111093405655	111090501581	111093105405	111093460050	111087422129	111090397988	111092390051	111091053821	111092061865	111089519487	111093665675	111092759623	111091489880	111093883149	111088123241	111093175402	111090971166	111091257142	111091766563
111088142332	111093405712	111090501626	111093121773	111093460083	111087423423	111090364139	111092390107	111091053988	111092061887	111089520085	111093680807	111092759645	111091490095	111093883172	111088077036	111093175435	111090971199	111091257591	111091766608
111088172166	111093405756	111090517612	111093121841	111093474460	111087438586	111090364151	111092438830	111091069031	111092005762	111089534439	111093680852	111092775788	111091490130	111093883194	111088077115	111093175514	111090971908	111091273229	111091766675
111088128336	111093405879	111090517634	111093070057	111093474820	111087438991	111090364230	111092438852	111091069143	111092006538	111089534754	111093680863	111092775834	111091505834	111093883217	111088005105	111093175884	111090985879	111091273971	111091766709

SCH-A-1

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111088143120	111093405880	111090517724	111093070114	111093474864	111087454753	111090364971	111092439066	111091069154	111092006651	111089534833	111093680964	111092775902	111091506307	111093883262	111088050251	111093225150	111090985903	111091274174	111091766888
111088143939	111093405914	111090518118	111093070181	111093475113	111087500272	111090365051	111092439088	111091069716	111092006774	111089586492	111093681011	111092775935	111091430099	111093837272	111088062366	111093225172	111090986566	111091289664	111091783089
111088144042	111093405958	111090518208	111093070204	111093475124	111087468657	111090365152	111092439235	111091085275	111092023032	111089567558	111093681077	111092776059	111091430189	111093837283	111088006780	111093225374	111090911812	111091290767	111091783135
111088158890	111093406432	111090518220	111093070215	111093475562	111087483878	111090285153	111092439291	111091085365	111091942503	111089567749	111093681088	111092776116	111091430369	111093837294	111088020775	111093225431	111090911856	111091174746	111091783191
111088173189	111093406555	111090518343	111093070844	111093475584	111087484475	111090285478	111092454489	111091085523	111091942525	111089487111	111093681167	111092776161	111091430392	111093837328	111088095261	111093225622	111090911980	111091174836	111091783203
111088217964	111093406645	111090469573	111093070899	111093398588	111087407751	111090302311	111092454726	111091133189	111091958386	111089504649	111093695803	111092776745	111091430606	111093837407	111088095339	111093225778	111090912105	111091175219	111091783663
111088217986	111093406667	111090470025	111093071418	111093398634	111087424659	111090302355	111092454759	111091133279	111091958409	111089505145	111093695915	111092825302	111091444881	111093837429	111088109740	111093241451	111090912240	111091175242	111091783674
111088231713	111093422676	111090470070	111093071520	111093398713	111087455002	111090302681	111092455378	111091133493	111091958476	111089586795	111093696286	111092825492	111091444937	111093837430	111088110595	111093241473	111090912251	111091175545	111091798883
111088231768	111093422777	111090470283	111092988122	111093398779	111087455439	111090317519	111092455424	111091149681	111091958498	111089551056	111093696310	111092825559	111091445219	111093837610	111088079083	111093241732	111090926560	111091191947	111091799200
111088204566	111093422799	111090483344	111092988166	111093398825	111086013911	111090318149	111092403977	111091100891	111091958500	111089551078	111093741322	111092825593	111091445398	111093838149	111088079230	111093241934	111090942298	111091192230	111091799266
111088233489	111093422902	111090483591	111093004908	111093398926	111085981284	111090318172	111092404125	111091116887	111091958522	111089568458	111093741366	111092840433	111091445477	111093853562	111088007310	111093241967	111090942311	111091192757	111091799323
111088160343	111093423004	111090483681	111093004975	111093414352	111085996729	111090334260	111092404169	111091117237	111091958544	111089569437	111093756003	111092840916	111091461532	111093853618	111088021349	111093242351	111090942704	111091192768	111091799491
111088160444	111093438741	111090484143	111093005044	111093414442	111086014798	111090334417	111092404338	111091039151	111091959231	111089536420	111093756014	111092841142	111091461666	111093853663	111088021350	111093190410	111090957418	111091192836	111091748192
111088190661	111093439078	111090408363	111093005101	111093414453	111086014866	111090334710	111092404563	111091039397	111091975497	111089537252	111093756216	111092841210	111091461789	111093853685	111088021619	111093190432	111090957531	111091192904	111091748271
111088191000	111093439584	111090408712	111093005134	111093414587	111086030965	111090382566	111092421315	111091039487	111091975554	111089605393	111093757217	111092841232	111091461802	111093853753	111088051274	111093190454	111090957744	111091208586	111091748361
111088205534	111093439607	111090408835	111093005145	111093414600	111085922032	111090382612	111092421528	111091039971	111091975857	111089605551	111093757228	111092841265	111091461981	111093853797	111088111169	111093190544	111090958150	111091208733	111091748394
111088219898	111093439810	111090408936	111093005347	111093414622	111085937061	111090383365	111092340809	111091054316	111091976083	111089605607	111093710115	111092790662	111091462016	111093854147	111088037885	111093191264	111090958251	111091223123	111091748541
111088233861	111093485091	111090408981	111093005358	111093414666	111085908913	111090383455	111092340933	111091054945	111091976162	111089552406	111093710227	111092790820	111091462049	111093854181	111088038000	111093207611	111091003927	111091223279	111091763593
111088131341	111093485529	111090439457	111093021570	111093414723	111085953801	111090383501	111092340944	111091054989	111092025517	111089552721	111093710508	111092790831	111091462050	111093854226	111088052196	111093207790	111091003972	111091223448	111091764189
111088131543	111093485608	111090439491	111093021659	111093414734	111085953823	111090398136	111092340955	111091069840	111092025922	111089569549	111093710519	111092791348	111091475740	111093775701	111088052253	111093207903	111091004298	111091223471	111091764190
111088131565	111093485710	111090454791	111093021794	111093414756	111085939658	111090398259	111092341035	111091070066	111092025977	111089569572	111093710520	111092791494	111091476044	111093775734	111088111901	111093207936	111091019362	111091223549	111091764392
111088132230	111093486508	111090454858	111093021930	111093430462	111085986829	111090398260	111092341282	111091070167	111092026046	111089569594	111093710621	111092791506	111091476088	111093776342	111088065325	111093207958	111091019980	111091241190	111091764594
111088191583	111093500123	111090501930	111093022650	111093430967	111085957861	111090398541	111092341305	111091070314	111092026147	111089569910	111093710676	111092791551	111091476314	111093791091	111088112126	111093125104	111090971997	111091241314	111091689703
111088132454	111093500156	111090501963	111093022672	111093430990	111086005721	111090398709	111092356761	111091070763	111092042156	111089570068	111093725593	111092791562	111091476572	111093791248	111088066179	111093125137	111090972000	111091241448	111091689815
111088132814	111093500246	111090502234	111093038691	111093431036	111085972857	111090398989	111092357076	111091070785	111092042268	111089489810	111093725751	111092791584	111091523317	111093791282	111088066427	111093125159	111090972695	111091241549	111091704105
111088193079	111093500257	111090502425	111093038781	111093431081	111085989192	111090348591	111092357829	111091070831	111092042303	111089507169	111093650893	111092807098	111091523463	111093791338	111088010303	111093125238	111090972774	111091258558	111091704149
111088162222	111093500639	111090502649	111093038905	111093431621	111085913650	111090349761	111092374761	111091070842	111092042628	111089507237	111093651502	111092807212	111091523474	111093791608	111088039641	111093125407	111090987297	111091258839	111091704385
111088207772	111093500651	111090518523	111093038949	111093431676	111085913694	111090349895	111092374851	111091085781	111092042763	111089522144	111093665833	111092807504	111091523597	111093791620	111088039708	111093141315	111090987444	111091259278	111091704712
111088236426	111093500965	111090518589	111093039018	111093431755	111085929286	111090365253	111092374884	111091085893	111092042820	111089522571	111093665844	111092726874	111091538560	111093791631	111088053524	111093141359	111090987499	111091259289	111091718661
111088236909	111093501012	111090470407	111093039333	111093446098	111085974916	111090365332	111092374930	111091086007	111092043045	111089538040	111093666003	111092726908	111091538582	111093807976	111088053557	111093141742	111090987602	111091259313	111091718953
111088134221	111093501090	111090470485	111093088382	111093446133	111085975063	111090365501	111092375010	111091086041	111092062967	111089589013	111093666104	111092726964	111091538919	111093808180	111088113396	111093141775	111090912431	111091274679	111091719033
111088163436	111093453333	111090470508	111093088539	111093446638	111085915056	111090365927	111092375065	111091086063	111092063452	111089606147	111093666115	111092743457	111091490578	111093808292	111088082807	111093141810	111090912510	111091274972	111091719088
111088208964	111093453401	111090484569	111093088584	111093446751	111085930053	111090366456	111092390286	111091087064	111092063496	111089570765	111093666711	111092743479	111091490590	111093808337	111088082920	111093142024	111090913713	111091274994	111091719101
111067711689	111093453456	111090484941	111093088854	111093446795	111085930637	111090285726	111092390309	111091087176	111092006864	111089490935	111093666766	111092743592	111091490602	111093823424	111088011258	111093142046	111090927134	111091275085	111091719112
111067728261	111093453502	111090485481	111093088887	111093492774	111085944867	111090286288	111092390332	111091133864	111092006886	111089522885	111093681583	111092743604	111091490668	111093823660	111088054402	111093158975	111090927314	111091275131	111091767216
111065134350	111093453568	111090409274	111093089158	111093493135	111085961057	111090318611	111092390433	111091133932	111092006897	111089523156	111093681695	111092744492	111091506408	111093823727	111088054491	111093159000	111090927426	111091160561	111091767238
111065564751	111093453614	111090409511	111093089361	111093493168	111085961260	111090318824	111092390680	111091134089	111092007034	111089523189	111093682506	111092744504	111091506813	111093823761	111088100718	111093159022	111090927437	111091160819	111091767430
111065634883	111093467338	111090425193	111093054655	111093493179	111086024700	111090318879	111092390691	111091150054	111092007405	111089538590	111093696400	111092759803	111091506970	111093823772	111088113846	111093159066	111090942872	111091160831	111091767575
111064220399	111093467361	111090425698	111093054701	111093508053	111085961855	111090335092	111092439549	111091150100	111092007494	111089538770	111093697142	111092759825	111091430763	111062572229	111088114375	111093159101	111090942984	111091176524	111091767755
111090591579	111093467495	111090439851	111093054880	111093508367	111085977043	111090335249	111092439796	111091150548	111092023548	111089538826	111093697186	111092759847	111091431483	111062483286	111088114601	111093159190	111090943008	111091176603	111091767799
111090591872	111093467855	111090440741	111093055038	111093508390	111085931548	111090335946	111092439842	111091101319	111092023605	111080964022	111093697243	111092760513	111091445961	111071124749	111088068441	111093159224	111090943772	111091192971	111091768059
111090636850	111093467866	111090440943	111093071621	111093508402	111085931739	111090335980	111092440158	111091101612	111091944077	111080964055	111093697300	111092776789	111091446096	111082887523	111088068632	111093159291	111090958341	111091193376	111091783999
111090636973	111093468126	111049538361	111093071643	111093508468	111085962531	111090383758	111092456111	111091040085	111091944145	111080934669	111093697311	111092776903	111091462308	111082824782	111088069015	111093160013	111090958408	111091193398	111091784091
111090651936	111093392009	111049464808	111093071665	111093508581	111086026342	111090384412	111092456155	111091040412	111091959387	111080894877	111093697366	111092776969	111091462533	111082825884	111088011966	111093176010	111090958734	111091193590	111091784181
111090652050	111093392098	111058422880	111093071676	111093508592	111085979663	111090399070	111092456199	111091041064	111091959499	111080954481	111093697502	111092777083	111091477450	111082891292	111088100886	111093176841	111091005378	111091209778	111091784192
111090652072	111093392111	111058456955	111093071968	111093509065	111085995054	111090399317	111092456605	111091041233	111091960233	111080881648	111093741984	111092777252	111091478002	111082875711	111088115411	111093225981	111091005424	111091209879	111091784653
111090652128	111093392133	111048893915	111092988245	111093460241	111085995155	111090399430	111092456649	111091041266	111091960244	111080884281	111093742907	111092825863	111091478080	111082812161	111088069644	111093226049	111091020151	111091224719	111091800001
111090652139	111093392289	111054912059	111092988447	111093460252	111085933124	111090399520	111092456740	111091055834	111091977152	111080958058	111093742929	111092826000	111091524385	111082815568	111088070006	111093226353	111091020184	111091224775	111091800023
111090652184	111093392425	111036061920	111092988942	111093460454	111085979911	111090399542	111092404844	111091071203	111091977387	111080853906	111093742963	111092826336	111091539910	111082880223	111088085316	111093226364	111091020308	111091225079	111091800180

SCH-A-2

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111090652218	111093392436	111087742966	111092989213	111093460735	111085919780	111090399575	111092404866	111091071304	111091977400	111080887947	111093743043	111092826370	111091539943	111082862324	111088012451	111093226375	111091020443	111091242180	111091800551
111090603944	111093392492	111087759278	111093005516	111093460780	111085965950	111090350897	111092405160	111091071326	111091977523	111080903395	111093743144	111092841401	111091540079	111082781548	111088042702	111093226432	111091020779	111091242191	111091800573
111090604361	111093406702	111087726643	111093005886	111093475797	111092526209	111090350932	111092405430	111091071416	111092026226	111080903508	111093743212	111092841445	111091491984	111082864764	111088042904	111093226500	111091021039	111091243068	111091800584
111090604440	111093407051	111087726755	111093005897	111093475911	111092526210	111090366603	111092405485	111091071539	111092026259	111080890503	111093743223	111092841490	111091492154	111082818954	111088056482	111093242418	111090972875	111091243417	111091800977
111090604530	111093407691	111087727307	111093005909	111093475922	111092526311	111090366670	111092421573	111091087592	111092026282	111093983016	111093757330	111092841557	111091492525	111082900574	111088056516	111093242429	111090972965	111091260393	111091750038
111090604686	111093407703	111087669661	111093006720	111093476114	111092526399	111090366692	111092421922	111091087637	111092028330	111093983083	111093757352	111092841670	111091507982	111082849655	111088101933	111093242463	111090973067	111091260809	111091750195
111090604709	111093423442	111087699518	111093007237	111093476192	111092526805	111090366782	111092421977	111091087862	111092043326	111093983094	111093757431	111092841748	111091431708	111082822173	111088070501	111093242520	111090973113	111091260810	111091750342
111090604743	111093423453	111087760012	111093022852	111093476271	111092526962	111090366928	111092422103	111091087929	111092043731	111093983140	111093757521	111092841939	111091431797	111092917214	111088085800	111093243600	111090973135	111091275186	111091750421
111090604787	111093423475	111087713694	111093023684	111093476327	111092526984	111090367053	111092341743	111091135046	111092043742	111093983487	111093757565	111092841995	111091431865	111092917348	111088028582	111093243734	111090987781	111091276389	111091673324
111090619941	111093423600	111087728645	111093039399	111093399253	111092527019	111090287256	111092341945	111091135125	111092043821	111093998203	111093757790	111092842019	111091431988	111092918024	111088028919	111093243745	111090987905	111091160897	111091673481
111090620011	111093423655	111087654801	111093039546	111093399286	111092527110	111090287380	111092358178	111091151774	111092043887	111093998225	111093757879	111092791663	111091446333	111092918035	111088028953	111093244195	111090988007	111091160921	111091673605
111090543060	111093423666	111087655688	111093039579	111093399501	111092574550	111090287627	111092358246	111091102039	111092043900	111093998269	111093711194	111092791731	111091446423	111092918080	111088043354	111093244241	111090988018	111091160932	111091673740
111090543363	111093423699	111087684129	111093039625	111093414846	111092575078	111090303895	111092358471	111091102781	111092044002	111093998405	111093711228	111092791797	111091446434	111092966690	111088043758	111093244285	111090988636	111091160987	111091690097
111090543374	111093423701	111087684174	111093040122	111093414857	111092575135	111090304391	111092358493	111091102837	111092063755	111093998461	111093711284	111092791854	111091446445	111092966724	111088057236	111093191466	111090914028	111091161090	111091690323
111090543666	111093423712	111087730211	111093089923	111093415005	111092575315	111090319454	111092375267	111091118306	111092063946	111093998506	111093711431	111092792305	111091446614	111092967556	111088103384	111093191499	111090914062	111091161168	111091705881
111090559618	111093423756	111087730435	111093089945	111093415511	111092575326	111090319601	111092375414	111091118328	111092064093	111093998528	111093711453	111092792361	111091446973	111092967567	111088103463	111093191534	111090914310	111091161269	111091706017
111090559742	111093423789	111087731289	111093089978	111093416185	111092575382	111090319836	111092375447	111091118520	111092064149	111093952247	111093711633	111092792530	111091462690	111092967679	111088071760	111093191578	111090914444	111091161304	111091719842
111090560014	111093423790	111087714033	111093090015	111093416253	111092589949	111090320579	111092375672	111091118711	111092007764	111093952562	111093711666	111092792585	111091462713	111092967703	111088086665	111093192355	111090927662	111091161595	111091719897
111090560036	111093423846	111087729286	111093090037	111093431889	111092590064	111090336273	111092375751	111091118856	111092007832	111093953619	111093726639	111092807559	111091463455	111092967736	111088029426	111093192412	111090927752	111091177604	111091719998
111090574930	111093424263	111087655914	111093106664	111093432150	111092590121	111090336330	111092391096	111091118991	111092007900	111093953664	111093726730	111092808189	111091463624	111092983431	111088117424	111093192490	111090927910	111091178010	111091720046
111090574952	111093440014	111087671237	111093106675	111093432396	111092590132	111053004229	111092391748	111091041424	111092008406	111093953732	111093726831	111092808279	111091478204	111092983475	111088117783	111093207992	111090928146	111091178177	111091720710
111090575100	111093440227	111087686075	111093106721	111093432509	111092590211	111050703536	111092391760	111091041749	111092008462	111093967108	111093726897	111092808404	111091478394	111092983510	111088030305	111093208151	111090943929	111091194276	111091768116
111090592075	111093440249	111087714572	111093106732	111093432554	111092539786	111059528158	111092391940	111091041929	111092008529	111093967119	111093726943	111092808415	111091478439	111092983598	111088045716	111093208285	111090944818	111091194467	111091768127
111090592176	111093440351	111087714729	111093106811	111093432565	111092539821	111059548419	111092392053	111091042054	111092008631	111093967232	111093727056	111092728034	111091478620	111092983835	111088059193	111093208342	111090959117	111091194782	111091768138
111090592525	111093487329	111087640200	111093106833	111093432666	111092539854	111059579783	111092392132	111091042155	111092008686	111093967478	111093727090	111092728168	111091525117	111092984050	111088104161	111093125632	111090959151	111091210196	111091768992
111090637367	111093487408	111087640929	111093106945	111093447134	111092540003	111066567317	111092441171	111091056789	111091928495	111093892756	111093727124	111092728214	111091525184	111092984128	111088104273	111093126295	111090959241	111091210264	111091785519
111090637446	111093487497	111087732538	111093107025	111093447178	111092540014	111066562749	111092441227	111091056925	111091928585	111093892891	111093727157	111092728304	111091525195	111092984151	111088104970	111093126352	111090959274	111091210466	111091785979
111090637480	111093487565	111087699653	111093055375	111093447392	111092556460	111066531374	111092441250	111091088009	111091928776	111093892981	111093651692	111092744616	111091525241	111092984184	111088119033	111093142125	111090959308	111091210499	111091786352
111090637660	111093501719	111087641144	111093055386	111093447482	111092557652	111051095586	111092441317	111091088065	111091928787	111093893027	111093651838	111092744638	111091525555	111092984195	111088016309	111093142170	111090960221	111049812939	111091786363
111090637749	111093501786	111087657309	111093055409	111093447516	111092476292	111055912050	111092441733	111091088155	111091928956	111093893072	111093651850	111092744649	111091525713	111092984230	111088059429	111093142192	111090960434	111067245029	111091786510
111090638065	111093453816	111087658052	111093055476	111093447628	111092476359	111081074205	111092457077	111091088469	111091944707	111093893094	111093652154	111092744975	111091540439	111092933111	111086388949	111093142215	111091021310	111083733186	111091786600
111090638278	111093453872	111087673240	111093055487	111093447662	111092476922	111081060233	111092457101	111091089325	111091944729	111093908608	111093652367	111092745011	111091540877	111092949297	111086329584	111093142316	111091021332	111083676025	111091734412
111090652881	111093453962	111087733416	111093056039	111093493742	111092477237	111080967238	111092457695	111091135888	111091944741	111093908844	111093666980	111092745268	111091492569	111092949376	111086389849	111093142383	111091021501	111083676036	111091734456
111090652971	111093454154	111087733449	111093072408	111093493764	111092493134	111081045528	111092405654	111091135934	111091944987	111093908923	111093667048	111092761019	111091492727	111092949826	111086405972	111093142428	111091021512	111083690054	111091734502
111090652982	111093454389	111087702029	111093072802	111093509111	111092493156	111081077804	111092405799	111091137059	111091944998	111093908934	111093667105	111092761277	111091508703	111092949882	111086406030	111093142473	111091021523	111083690357	111091735019
111090653118	111093454570	111087673565	111093072846	111093509256	111092493279	111081018517	111092405867	111091137082	111091945045	111093909058	111093667240	111092761299	111091508714	111092949893	111086313598	111093142754	111091021657	111083751108	111091750780
111090653141	111093468249	111087688235	111093072891	111093509324	111092493314	111081051570	111092406510	111091152382	111091960772	111093924088	111093667262	111092761378	111091432181	111092949994	111086329753	111093142765	111091021668	111059488883	111091751006
111090653309	111093468429	111087688370	111093072914	111093509391	111092493415	111081084273	111092406611	111091152573	111091961201	111093924673	111093667284	111092761772	111091432237	111092950020	111086359442	111093160091	111090973630	111062152975	111091751028
111090653411	111093468496	111087688426	111093072925	111093509470	111092510516	111081039026	111092406644	111091152775	111091961256	111093924695	111093668049	111092761794	111091432406	111092867599	111086298534	111093160259	111090973753	111062105311	111091673885
111090653444	111093468519	111087688437	111093072969	111093509548	111092510572	111080993754	111092422282	111091152898	111091961368	111093924785	111093668094	111092761817	111091432428	111092867667	111086345661	111093160327	111090973786	111043371911	111091673920
111090604978	111093469329	111087688527	111093073038	111093509672	111092510606	111035204265	111092422417	111091103030	111091977871	111093939231	111093682652	111092777601	111091433227	111092867926	111078589033	111093160428	111090974271	111078430342	111091673997
111090604989	111093469374	111087734068	111093073061	111093461062	111092510662	111035292251	111092342070	111091103063	111091978232	111093939309	111093682674	111092777724	111091433238	111092868017	111078525729	111093160440	111090974282	111078430656	111091674022
111090605003	111093469521	111087717799	111092989516	111093461129	111092510695	111036235934	111092342519	111091103164	111091978388	111093939310	111093682753	111092777803	111091447851	111092868613	111078540816	111093160653	111090988928	111078365394	111091674044
111090605317	111093392559	111087718138	111092989651	111093461141	111092510741	111089820291	111092342766	111091103355	111092028622	111093939422	111093682955	111092777858	111091448436	111092884004	111078592217	111093177101	111090989312	111078469344	111091674101
111090605362	111093392740	111087674320	111092989695	111093461219	111092510932	111089867922	111092343082	111091104435	111092028734	111093939444	111093682988	111092778499	111091464018	111092884240	111078578570	111093177156	111090989514	111078437259	111091674583
111090620897	111093392751	111087750730	111092989864	111093461231	111092511001	111089886642	111092359405	111091119295	111092028868	111093939501	111093683002	111092778501	111091464344	111092884419	111078616393	111093177189	111090989536	111082617120	111091674842
111090620910	111093392762	111087718239	111092990057	111093461466	111092511023	111089887003	111092359472	111091119408	111092028981	111093939938	111093683068	111092778770	111091479890	111092900227	111078563147	111093177820	111090989615	111082634309	111091691458
111090620932	111093392863	111087644259	111092990147	111093461602	111092527198	111089887014	111092359731	111091119745	111092029049	111093939972	111093683091	111092778781	111091480094	111092900441	111078518215	111093226904	111090989727	111082586158	111091706376
111090620976	111093393088	111087675231	111092990259	111093461804	111092527671	111089837086	111092359753	111091042379	111092029061	111093983656	111093683158	111092826594	111091480229	111092900609	111078565385	111093227286	111090914578	111082537570	111091706545

SCH-A-3

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111090621270	111093408096	111087675905	111092990316	111093476552	111092527693	111089850508	111092375908	111091042414	111092029139	111093983803	111093697715	111092827988	111091480331	111092918226	111078504063	111093227310	111090914770	111082604126	111091706602
111090621337	111093408131	111087689450	111093007541	111093477430	111092575438	111089763747	111092376370	111091042638	111092044293	111093983869	111093698165	111092842097	111091480342	111092918237	111078519812	111093227499	111090914950	111082587205	111091706758
111090621382	111093408467	111087719847	111093007563	111093477441	111092575539	111089781163	111092376864	111091042649	111092046396	111093984804	111093698176	111092842109	111091480353	111092918451	111078584139	111093244296	111090928337	111082556278	111091720754
111090543857	111093408478	111087676467	111093008092	111093477878	111092575742	111089781253	111092376954	111091042661	111092046497	111093984949	111093698244	111092842468	111091526680	111092918619	111057815717	111093244319	111090928416	111082588936	111091721520
111090543879	111093409244	111087690586	111093023909	111093477980	111092575854	111089806352	111092377034	111091042953	111091992025	111093985030	111093698312	111092842851	111091541957	111092918721	111057685453	111093244409	111090928641	111082557909	111091721553
111090544049	111093409277	111087690755	111093023987	111093478880	111092590929	111089887531	111092377056	111091043000	111091992227	111093998832	111093698402	111092792631	111091541980	111092918776	111066920040	111093244410	111090945066	111082559608	111091769432
111090544454	111093424454	111087690913	111093023998	111093400010	111092591010	111089837682	111092377113	111091058118	111092008833	111093999428	111093698457	111092793205	111091493593	111092967792	111066920365	111093244588	111090945617	111082508422	111091769487
111090544476	111093424511	111087736600	111093024012	111093400032	111092591032	111089851239	111092392413	111091058297	111092008866	111093999484	111093743346	111092793283	111091493638	111092967837	111066880562	111093244735	111090945673	111082592335	111091769566
111090544500	111093424634	111087751955	111093024203	111093400201	111092591065	111089852106	111092392536	111091058309	111092008899	111093999608	111093743391	111092793340	111091493896	111092967848	111079727511	111093192726	111090945729	111082609985	111091786789
111090560160	111093424690	111087705998	111093040627	111093400212	111092591166	111089853332	111092392918	111091058466	111092008945	111093953800	111093743447	111092793508	111091493908	111092968164	111079696549	111093192793	111090945785	111082611966	111091787375
111090560171	111093424836	111087676759	111093040975	111093400425	111092591627	111089871433	111092392929	111091072956	111092009069	111093954182	111093743852	111092793632	111091494246	111092984409	111079638792	111093192816	111090960603	111082546918	111091787454
111090560250	111093440777	111087706865	111093090217	111093400447	111092540890	111089888767	111092393065	111091072978	111092009216	111093954384	111093743908	111092808808	111091494303	111092984410	111055052976	111093192838	111090960681	111082547256	111091787544
111090560283	111093440788	111087706887	111093090699	111093400728	111092540902	111089889599	111092393087	111091072989	111092009250	111093954485	111093758634	111092808864	111091509197	111092984454	111086393596	111093192939	111090960726	111082579251	111091787689
111090560474	111093441497	111087721569	111093090778	111093416387	111092540946	111089852230	111060005644	111091073171	111092009339	111093954496	111093758735	111092808897	111091509298	111092984511	111086360961	111093192962	111090960760	111082595754	111091735154
111090560597	111093487857	111087721615	111093091285	111093416534	111092540979	111089853174	111060088195	111091073654	111092009362	111093968479	111093758768	111092808987	111091509748	111092984825	111086378937	111093193097	111090960838	111082548695	111091735873
111090560665	111093487879	111087647443	111093091320	111093416725	111092541060	111089766289	111067790316	111091089651	111092009452	111093968604	111093758780	111092809089	111091509816	111092984881	111086362648	111093193121	111090960906	111082580499	111091735907
111090575470	111093488195	111087647757	111093091465	111093416747	111092541071	111089783941	111067508201	111091089796	111092010005	111093968851	111093758791	111092809315	111091509861	111092984892	111086302721	111093193187	111091006964	111082633038	111091751095
111090575706	111093502226	111087663193	111093091476	111093416837	111092541082	111089808578	111067508403	111091090024	111091929294	111093894095	111093711835	111092809427	111091509973	111092984959	111086317839	111093209624	111091007381	111082582198	111091751668
111090575717	111093502248	111087692195	111093107069	111093416882	111092557898	111089854502	111067499446	111091137239	111091929430	111093894264	111093711846	111092728539	111091509995	111092985129	111086318065	111093209826	111091021950	111076196192	111091752568
111090575728	111093502394	111087692555	111093108060	111093432790	111092558035	111089854647	111070781691	111091137701	111091945270	111093894321	111093711981	111092728540	111091433744	111092933504	111086379129	111093210075	111091022412	111076244219	111091675337
111090575920	111093502529	111087692724	111093108082	111093432879	111092558215	111089871950	111070722573	111091137778	111091945461	111093894477	111093712049	111092728629	111091434295	111092933515	111086319134	111093126453	111091022546	111076230168	111091675809
111090575942	111093454659	111087738219	111093108127	111093433005	111092558349	111089872276	111070786966	111091137970	111091945494	111093894488	111093712117	111092728720	111091434464	111092933560	111086381357	111093126509	111091022670	111078800950	111091675865
111090623036	111093454895	111087738220	111093108194	111093433027	111092558383	111089872287	111061735656	111091153585	111091961548	111093894613	111093712207	111092729338	111091448627	111092933627	111086320204	111093126543	111091022704	111078866491	111091691672
111090623069	111093454929	111087738466	111093108295	111093434242	111092558462	111089840181	111061721998	111091153653	111091961616	111093894635	111093727326	111092729349	111091449066	111092933638	111086336403	111093126554	111090974620	111078821335	111091691739
111090623159	111093455010	111087738578	111093108408	111093434253	111092558495	111089809344	111064599141	111091153844	111091962190	111093909542	111093727887	111092729350	111091449370	111092933661	111086364886	111093126802	111090974631	111078853150	111091691751
111090623250	111069298704	111087739030	111093108442	111093434297	111092558563	111089809478	111055202535	111091104491	111091962303	111093909621	111093652413	111092729530	111091449392	111092933740	111086305229	111093126879	111090974800	111078873905	111091692505
111090638403	111069210168	111087754352	111093108475	111093447796	111092558642	111089855929	111067140078	111091104604	111091962369	111093909698	111093652435	111092746573	111091449684	111092933751	111086382314	111093126958	111090974912	111078777650	111091706792
111090638469	111080239612	111087754543	111093108846	111093447909	111092477327	111089822282	111067111414	111091104671	111091978704	111093909700	111093652446	111092746595	111091465480	111092933784	111086382572	111093143889	111090975058	111089068475	111091706949
111090638470	111080239791	111087707956	111087252502	111093447998	111092477451	111089822518	111069754240	111091104851	111091979277	111093909799	111093652569	111092746618	111091480487	111092933919	111063733454	111093143890	111090990392	111089068970	111091707018
111090638492	111080283149	111087708092	111087252951	111093448012	111092477462	111089822563	111094067458	111091120400	111091979312	111093909968	111093652637	111092746742	111091480869	111092933975	111063667281	111093143957	111090915287	111088992256	111091707131
111090638650	111080296671	111087708159	111087238056	111093448157	111092478182	111089822811	111094067469	111091120477	111091980156	111093924875	111093652660	111092746753	111091481141	111092950121	111086290031	111093143991	111090915300	111088992616	111091707186
111090638661	111080229510	111087664396	111087270625	111093448203	111092493752	111089767921	111094067717	111091121007	111092029319	111093924932	111093653010	111092762133	111091526871	111092950198	111086321687	111093144015	111090915647	111089024657	111091770478
111090638740	111078675028	111087693905	111087178352	111093448236	111092494056	111089768001	111094067829	111091121030	111092029331	111093925359	111093653223	111092762245	111091527399	111092950738	111086321788	111093144026	111090915726	111089089096	111091770669
111090638762	111078708733	111087708957	111087179049	111093448315	111092494078	111089768472	111094067874	111091043796	111092029397	111093925360	111093668421	111092762290	111091527434	111092950873	111086399378	111093144239	111090915827	111089089771	111091770793
111090638852	111078732875	111087723662	111087193393	111093448337	111092494225	111089768528	111094067975	111091044359	111092029757	111093925775	111093668588	111092762380	111091527456	111092950918	111086338685	111093160822	111090915850	111089053525	111091787926
111090638863	111048412855	111087723819	111087208659	111093494327	111092494573	111089784739	111094068178	111091073766	111092030210	111093940514	111093668702	111092762469	111091527704	111092950929	111086367429	111093161025	111090928966	111089053817	111091788141
111090638920	111049849962	111087649603	111087209188	111093494710	111092494775	111089785617	111094068202	111091074936	111092046611	111093940570	111093668803	111092762582	111091527715	111092868815	111086368183	111093161047	111090929563	111089069375	111091788208
111090638964	111066962406	111087649670	111087209616	111093494754	111092494809	111089856391	111094068336	111091090428	111092046701	111093940862	111093668836	111092762650	111091542598	111092869175	111086368958	111093161160	111090929585	111089008334	111091788231
111090653488	111075860111	111087694636	111087149709	111093494811	111092511405	111089856425	111094022123	111091090462	111092046745	111093940974	111093668892	111092762672	111091542633	111092869254	111086308963	111093161216	111090930105	111089008569	111091788286
111090653501	111075860885	111087755948	111087196251	111093509885	111092511865	111089873457	111094022134	111091090518	111092046778	111093941010	111093683282	111092779074	111091542666	111092869489	111086340633	111093177897	111090945897	111089008941	111091788309
111090654164	111075891586	111087709228	111087226042	111093509919	111092511955	111089874043	111094022167	111091090530	111091993396	111093985074	111093683473	111092779085	111091542936	111092884510	111086369713	111093177987	111090946427	111089024983	111091788512
111090654311	111075864452	111087724562	111087150509	111093509975	111092511966	111089874100	111094022392	111091138252	111091993464	111093985085	111093683507	111092779096	111091542981	111092884543	111086341319	111093178517	111090946584	111089025658	111091788578
111090654377	111075864722	111087666545	111087165785	111093510001	111092511988	111089822866	111094022415	111091138285	111091993475	111093985108	111093683530	111092779221	111091543061	111092885331	111085526391	111093178629	111090946629	111089025692	111091736100
111090654513	111075865194	111087680765	111087211507	111093510236	111092512013	111089823856	111094022437	111091139084	111091993655	111093985490	111093683619	111092779490	111091543083	111092885656	111085433578	111093227679	111090946708	111089104768	111091736504
111090605564	111075905199	111087695390	111087242769	111093510258	111092512080	111089786135	111094022572	111091139163	111091993734	111093985524	111093684003	111092828125	111091510155	111092885690	111085449205	111093228018	111090961143	111089054177	111091736571
111090605575	111075858927	111087741640	111087151443	111093510382	111092559834	111089786258	111094023180	111091139208	111091993857	111093985546	111093699010	111092828136	111091510201	111092885724	111085449340	111093228030	111090961312	111089054694	111091752647
111090606622	111061801302	111087756567	111087151533	111093510416	111092559913	111089786494	111094023236	111091154104	111092010151	111093985568	111093699155	111092828237	111091510324	111092900812	111085418054	111093228052	111090961367	111089009762	111091753008
111090621887	111094066716	111087725046	111087183156	111093510450	111092560061	111089810289	111094023247	111091154609	111092010577	111093985625	111093699324	111092828349	111091510593	111092901037	111085513454	111093228085	111090961413	111089027098	111091753053
111090622024	111094066840	111087725518	111087184090	111093510528	111092560162	111089810830	111094038412	111091105403	111092010746	111093999664	111093699548	111092828709	111091434824	111092901060	111085496230	111093228210	111090961435	111089041195	111091753176

SCH-A-4

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111090622079	111094066851	111087651897	111087169240	111093462287	111092560612	111089810841	111094053352	111091105425	111092010791	111093999888	111093744156	111092843065	111091434857	111092901329	111085528157	111093228276	111090961547	111089105804	111091676585
111090622192	111094066918	111087667636	111087169295	111093462502	111092560667	111089810908	111094053633	111091105537	111092010892	111093954520	111093744325	111092843829	111091434868	111092901486	111085514499	111093228300	111090961705	111089071862	111091676619
111090622271	111094066929	111087682262	111087198972	111093462580	111092560689	111089857796	111094054601	111091105649	111091930375	111093955071	111093744673	111092844022	111091434903	111092952538	111085515726	111093245017	111091007550	111089072717	111091676642
111090622350	111094066963	111087682273	111087230575	111093478981	111092576934	111089858012	111094054634	111091105661	111091931590	111093955116	111093744695	111092844077	111091434970	111092952729	111085453110	111093245073	111091007752	111088994854	111091676787
111090622372	111094066985	111087682532	111087261524	111093479061	111092576978	111089875538	111094054678	111091121388	111091931747	111093955251	111093759444	111092793643	111091435173	111092952730	111085469173	111093245130	111091007785	111089027784	111091676855
111090622394	111094066996	111087695907	111087169970	111093479432	111092577047	111089875550	111094054746	111091121423	111091946136	111093955273	111093759499	111092793755	111091435195	111092952819	111085456023	111093245141	111091007842	111089106782	111091692572
111090622899	111094067290	111087696795	111087247078	111093479465	111092577058	111089824385	111094023607	111091121669	111091946596	111093955341	111093759545	111092793812	111091449909	111092952921	111085520306	111093245152	111091008001	111089107143	111091692875
111090544678	111094067302	111087757568	111087261704	111093479487	111092577834	111089824475	111094023809	111091121748	111091946642	111093969076	111093759646	111092793867	111091450620	111092968805	111085487319	111093245163	111091008067	111089073437	111091708008
111090544757	111094021098	111087711771	111087155830	111093401112	111092577913	111089824598	111094024147	111091121759	111091962695	111093969155	111093759679	111092794026	111091466010	111092969288	111085520935	111093246276	111091023244	111089028235	111091708211
111090544825	111094021627	111087726395	111087202473	111093401145	111092591953	111089841957	111094024204	111091121793	111091962730	111093969245	111093759725	111092794093	111091466256	111092969299	111085520957	111093246388	111091023547	111089107682	111091708367
111090545040	111094021661	111087652898	111087232869	111093401156	111092592695	111089770239	111094039042	111091122008	111091963269	111093969986	111093759860	111092794138	111091466492	111092969389	111085521093	111093246423	111091023570	111089107862	111091708569
111090545118	111094021706	111087653024	111087247382	111093401404	111092592729	111089876562	111094039086	111091044438	111091980369	111093970067	111093712353	111092794150	111091481657	111092985286	111085410180	111093193222	111091023581	111089108065	111091722970
111090561419	111094022077	111087668413	111087173830	111093401527	111092592752	111089876955	111094039132	111091044449	111091980392	111093895490	111093713163	111092809494	111091481736	111092985422	111085505578	111093193952	111091023604	111089057204	111091723173
111090577180	111094036825	111087683230	111087248293	111093401695	111092592820	111089824970	111094039277	111091044506	111091980538	111093895535	111093713185	111092809506	111091482333	111092985466	111085522678	111093193985	111091023727	111089057956	111091723409
111090577236	111094036881	111087697538	111087249092	111093417254	111092592897	111089828592	111094054926	111091044528	111091980695	111093895568	111093713286	111092809641	111091528266	111092985512	111085473279	111093194661	111091023749	111089074247	111091723780
111090577326	111094036915	111087697785	111087189400	111093418233	111092541554	111089842813	111094055006	111091044674	111091980842	111093895614	111093713309	111092809753	111091528435	111092985567	111085488264	111093194773	111090975362	111089074539	111091771244
111090577472	111094037040	111087697897	111087204329	111093418277	111092541565	111089755030	111094055051	111091044797	111092030344	111093895669	111093713354	111092810148	111091528569	111092985602	111085428189	111093194964	111090975474	111088996609	111091771738
111090623698	111094037073	111088475757	111087233893	111093434602	111092541802	111089755771	111094055107	111091044887	111092030445	111093895704	111093713444	111092730318	111091543599	111092985613	111085523635	111093194986	111090975520	111088996643	111091771884
111090624026	111094051585	111088428913	111087189590	111093434635	111092541835	111089770712	111094055152	111091059467	111092030478	111093895748	111093713499	111092730329	111091543690	111092985949	111085430216	111093195066	111090975711	111088996665	111091771895
111090624082	111094051608	111088373350	111087220394	111093434747	111092542151	111089770903	111094055196	111091059535	111092030513	111093895782	111093713680	111092730543	111091495359	111092934088	111085508593	111093210334	111090990572	111089012261	111091772245
111090639099	111094052700	111088374474	111087234546	111093434758	111092542230	111089771106	111094055242	111091059546	111092030557	111093910162	111093728013	111092730622	111091495360	111092934178	111085524580	111093210345	111090990752	111089012799	111091788950
111090639145	111094052766	111088387366	111087250128	111093434769	111092542342	111089812236	111094055387	111091060043	111092031402	111093910173	111093728068	111092747057	111091495584	111092934381	111085476777	111093210581	111090991067	111089012867	111091789142
111090639156	111094053194	111088446698	111087265876	111093448382	111092558697	111089859822	111094055411	111091060324	111092031424	111093910218	111093728158	111092747091	111091495595	111092934561	111085461805	111093211492	111090991078	111089029304	111091789524
111090639853	111094053206	111088447161	111087176574	111093448416	111092558776	111089860059	111094009690	111091060357	111092048242	111093910263	111093728787	111092747169	111091495865	111092934909	111049219806	111093211605	111090991090	111089093697	111091736762
111090639864	111094053273	111088447385	111087190985	111093449215	111092558844	111089878328	111094009892	111091075296	111092048927	111093910915	111093653289	111092747316	111091495876	111092951953	111085334411	111093127038	111090916514	111089075383	111091737268
111090655053	111064691504	111088447408	111087191368	111093449226	111092558888	111089771601	111094009959	111091075319	111092048972	111093910948	111093653391	111092747619	111091511213	111092952202	111085399805	111093127128	111090916637	111089075428	111091753491
111090655143	111064667462	111088462449	111073571141	111093449361	111092558945	111089772174	111094009993	111091075331	111092049108	111093910960	111093653458	111092762896	111091511325	111092869805	111085302540	111093128321	111090916750	111089030003	111091753570
111090607375	111064625051	111088476769	111073485022	111093449417	111092558978	111089793863	111094010030	111091091834	111092049221	111093910993	111093653469	111092762919	111091511404	111092869917	111085318682	111093128477	111090916817	111089030058	111091753727
111090607465	111064681558	111088444708	111073560093	111093449451	111092559227	111089813620	111094010197	111091092048	111091994151	111093911039	111093653616	111092763235	111091512191	111092869984	111085289151	111093144789	111090916907	111089094586	111091753817
111090607612	111064681569	111088431692	111073569092	111066657362	111092478340	111084134418	111094024406	111091092093	111091994184	111093911040	111093653649	111092763505	111091435308	111092870177	111085385855	111093145252	111090916963	111089094654	111091677003
111090529884	111064613597	111088431726	111068972184	111082651229	111092478496	111084102828	111094024417	111091139703	111091994207	111093911185	111093653694	111092779681	111091435319	111092870223	111085321282	111093145511	111090917098	111089109820	111091677216
111090530471	111065726582	111088375554	111069045456	111082738135	111092478531	111084075287	111094024608	111091139826	111091994566	111093911309	111093653706	111092779760	111091435386	111092870245	111085371805	111093145544	111090930329	111089059161	111091677463
111090530639	111053953626	111088404490	111065242776	111082755561	111092478788	111084135453	111094024619	111091155701	111091994667	111093911310	111093654134	111092779894	111091435432	111092870335	111085372457	111093145678	111090930497	111089059712	111091677687
111090530853	111047352802	111088404658	111078005340	111082772616	111092495181	111084135633	111094024732	111091106707	111091994689	111093925809	111093669039	111092780087	111091435612	111092870379	111085323790	111093162150	111090930576	111089059880	111091677711
111090531089	111042914036	111088404940	111077957839	111082653535	111092495192	111084150494	111094024800	111091106718	111091994869	111093925933	111093669152	111092828855	111091435645	111092885836	111085338482	111093162217	111090930644	111089060006	111091677777
111090546052	111061189749	111088405367	111078055154	111082670309	111092512732	111084104752	111094024967	111091106909	111091995130	111093926091	111093669220	111092829216	111091450901	111092886006	111085338516	111093162228	111090948261	111089076384	111091694361
111090546412	111072800932	111088463653	111077974513	111082757361	111092512798	111084104820	111094024989	111091106943	111092011017	111093926305	111093669242	111092829328	111091451126	111092886017	111085324241	111093162307	111090961839	111089014500	111091709076
111090562263	111072789534	111088432356	111077964130	111082774124	111092513104	111084123708	111094039682	111091106965	111092011040	111093926350	111093669343	111092844202	111091451159	111092886028	111085278597	111093162486	111090961929	111089030373	111091709155
111090562533	111055282757	111088362796	111078044961	111082639001	111092560904	111084033450	111094039839	111091107078	111092011310	111093941144	111093669455	111092844246	111091451238	111092886747	111085278621	111093162543	111090963033	111089030520	111091709492
111090562746	111067590684	111088363078	111078032148	111082655469	111092561051	111084094929	111094039840	111091122132	111092011602	111093941188	111093669477	111092844370	111091451272	111092886781	111085278867	111093162701	111090963178	111089095251	111091709537
111090577652	111037338388	111088376667	111066374740	111082707210	111092577968	111084035845	111094039884	111091122222	111091931994	111093941313	111093669994	111092844459	111091451362	111092886826	111085309233	111093179237	111091008720	111089110743	111091723904
111090578204	111047882541	111088377051	111066420584	111082723892	111092577980	111084067299	111094055556	111091122244	111091932030	111093941391	111093684159	111092844561	111091451845	111092901701	111085392538	111093179473	111091008753	111089060501	111091723960
111090578293	111071047394	111088449602	111064474075	111082639955	111092578093	111084142967	111094055602	111091122514	111091932063	111093941469	111093684632	111092844594	111091466672	111092901835	111085360588	111093179484	111091008764	111089015769	111091724635
111090624419	111087942812	111088465251	111056912769	111082692505	111092578127	111084129726	111094055635	111091122581	111091932085	111093985715	111093684643	111092844741	111091466728	111092902195	111085281636	111093179631	111091008797	111089031947	111091724815
111090624532	111087986090	111088418507	111077938995	111082726491	111092578677	111084085570	111094056186	111091122750	111091932131	111093985816	111093684755	111092794408	111091467235	111092902375	111085312136	111093228861	111091008821	111089047674	111091724859
111090624554	111087970240	111088433481	111077923483	111082727289	111092578688	111084114573	111094056210	111091122806	111091932344	111093985861	111093684766	111092794688	111091467268	111092953944	111085378149	111093228939	111091008900	111089047887	111091772830
111090624576	111087900300	111088433492	111077906327	111082679050	111092578701	111084086469	111094056388	111091122873	111091947632	111093985872	111093684890	111092794699	111091467303	111092953966	111085378723	111093228973	111090976217	111089096195	111091772863
111090625735	111087900489	111088377602	111077831548	111082765528	111092593348	111084147164	111094068965	111091122918	111091947766	111093985906	111093684946	111092794778	111091483121	111092954013	111085282491	111093229143	111090976341	111089096386	111091773235
111090625779	111074246961	111088391675	111077851236	111082732331	111092593551	111084059032	111094069045	111091122929	111091948004	111093985917	111093699627	111092795331	111091483277	111092954327	111085298454	111093229592	111090991157	111089096825	111091773381

SCH-A-5

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111090640619	111074228006	111088407303	111077821479	111082648720	111092593573	111084148020	111094069078	111091045271	111091948138	111093985928	111093699964	111092810328	111091528570	111092970684	111085329864	111093229659	111090991281	111089112374	111091773415
111090640956	111074241258	111088450334	111077857074	111082700246	111092593786	111084089305	111094069258	111091045406	111091964383	111093986154	111093700215	111092810609	111091528615	111092986647	111085315386	111093229682	111090991483	111089112666	111091773527
111090640990	111074229175	111088450479	111077858626	111082734344	111092542768	111090456197	111094010344	111091045619	111091964596	111094000815	111093700271	111092810711	111091528963	111092986715	111085382010	111093229738	111090991584	111089061366	111091773550
111090641171	111093947612	111088450604	111077880700	111054380205	111092543365	111090456232	111094010377	111091046025	111091981247	111094000893	111064405440	111092810755	111091529054	111092986838	111085398084	111093246805	111090917212	111089061670	111091789692
111090641317	111093947960	111088465734	111077919062	111075737215	111092462185	111090503145	111094010388	111091046070	111091981573	111094000950	111064383085	111092810801	111091529201	111092936495	111085315612	111093246906	111090917245	111089078319	111091789760
111090641328	111093947993	111088465925	111077825541	111075797693	111092462297	111090503156	111094010894	111091046126	111091981630	111094000961	111074449528	111092810812	111091544444	111092936596	111085365516	111093246951	111090917751	111089016344	111091789973
111090592738	111093948028	111088465936	111077809655	111075738553	111092462365	111090503190	111094010973	111091060492	111091981641	111094000983	111074423025	111092810991	111091544916	111092936619	111085286372	111093246984	111090918729	111089049441	111091790177
111090593245	111093948118	111088364989	111077118355	111075713422	111092462938	111090503684	111094011019	111091061022	111091981674	111094001007	111074484257	111092811004	111091545276	111092853550	111085332970	111093247075	111090931094	111089049531	111091738304
111090607791	111093948130	111088378041	111077243152	111075780358	111092462983	111090503763	111094011075	111091075713	111091982024	111094001300	111074501864	111092811015	111091496002	111092853561	111093377956	111093195156	111090931128	111091225899	111091739103
111090608398	111093991149	111088379143	111046160886	111075702880	111092463074	111090519568	111094011086	111091076040	111092031536	111094001311	111074487665	111092811116	111091496136	111092854573	111093378845	111093195594	111090931173	111091226036	111091753895
111090531472	111093991194	111088392508	111056669320	111064995051	111092463142	111090519669	111094026071	111091076141	111092031558	111094001388	111058706740	111092811150	111091512304	111092854797	111093378946	111093195617	111090931230	111091226283	111091753907
111090531483	111093991239	111088393464	111056705422	111065027823	111092463186	111090519692	111094026183	111091076769	111092031569	111093955431	111084634705	111092731634	111091512326	111092870481	111093378979	111093195730	111090931263	111091226306	111091754054
111090531629	111093991262	111088466735	111056652793	111093369148	111092478913	111090519704	111094026228	111091076859	111092031626	111093955453	111084592472	111092731825	111091513079	111092870515	111093379486	111093196045	111090931274	111091243596	111091754144
111090546636	111093991307	111088419698	111057948466	111093370218	111092479677	111090519759	111094026240	111091092150	111092031840	111093955486	111084636527	111092732006	111091436242	111092870683	111093379543	111093211795	111090931331	111091243631	111091754582
111090547086	111093991396	111088434831	111058022943	111093370241	111092480073	111090519962	111094040763	111091092420	111092032144	111093955565	111084578432	111092732028	111091437131	111092870728	111093379565	111093211852	111090931342	111091243800	111091677812
111090547109	111093991509	111088434954	111057979303	111093384875	111092496407	111090471071	111094040842	111091092969	111092032256	111093955576	111084653942	111092732107	111091437175	111092887647	111093379633	111093211920	111090931410	111091244047	111091677957
111090547198	111093991521	111088435236	111077794591	111093386260	111092496418	111090472083	111094040909	111089987767	111092049355	111093955879	111084529573	111092748171	111091437300	111092887726	111093264838	111093212099	111090931667	111091261091	111091678071
111090562915	111093991891	111088365429	111077671359	111093386338	111092496733	111090472140	111094040954	111089903833	111092049399	111093955970	111084607468	111092748496	111091437344	111092887782	111093264917	111093212101	111090931960	111091261181	111091678969
111090562948	111094006091	111088365698	111077777952	111093386349	111092496788	111090472308	111094040965	111089920809	111092050357	111093956151	111084547551	111092748520	111091437355	111092887793	111093264995	111093212202	111090948508	111091261237	111091694473
111090563095	111094006114	111088393554	111077674363	111093271656	111092496913	111090486055	111094041089	111089921440	111092050481	111093956195	111084579376	111092763796	111091451946	111092887861	111093265019	111093212235	111090948722	111091261260	111091694787
111090563242	111094006248	111088393969	111077694398	111093271702	111092496980	111090486101	111094041090	111089921462	111091995938	111093971057	111084625705	111092763897	111091451968	111092888075	111093265031	111093212336	111090948733	111091276581	111091694811
111090578620	111094006259	111088408607	111077748927	111093271836	111092497093	111090486112	111094041146	111089938257	111091996029	111093896378	111084625749	111092763954	111091451979	111092902892	111093265064	111093128534	111090948766	111091276907	111091694855
111090579823	111094006305	111088452718	111077785096	111093271847	111092497521	111090486178	111094041270	111089938482	111092012625	111093896491	111084626458	111092764045	111091452194	111092902971	111093265143	111093129164	111090949004	111091276918	111091694912
111090579878	111094006451	111088467286	111077788819	111093272275	111092497532	111090486246	111094041315	111090022703	111092012636	111093896581	111084640982	111092764304	111091452396	111092903039	111093265211	111093129344	111090963347	111091161731	111091694956
111090626062	111094006473	111088421107	111070402321	111093272321	111092497543	111090486303	111094041337	111089972132	111092012894	111093896648	111084550342	111092764382	111091452419	111092903051	111093281208	111093129478	111091010082	111091161764	111091710078
111090626130	111094006507	111088435898	111076021188	111093272365	111092513159	111090487113	111094056973	111089889656	111092012951	111093896705	111084566046	111092764438	111091467404	111092903095	111093281286	111093145780	111091010228	111091161797	111091724950
111090626578	111094006619	111088366105	111075976726	111093289295	111092513744	111090409791	111094057109	111089890030	111091932580	111093896749	111084642715	111092780199	111091467415	111092903275	111093282805	111093145959	111091010251	111091178492	111091725074
111090641519	111093960752	111088366127	111075977581	111093290398	111092513777	111090409836	111094057211	111089890401	111091932816	111093896963	111084583720	111092780997	111091467897	111092955429	111093282940	111093145982	111091010532	111091178908	111091773842
111090641520	111093960796	111088366385	111076024934	111093290499	111092513799	111090409881	111094057233	111089904991	111091948880	111093911466	111084629024	111092781000	111091483604	111092955519	111093299094	111093146118	111091025662	111091179022	111091773864
111090641564	111093960886	111088380279	111076025698	111093290602	111092514004	111090409915	111094057334	111089905206	111091948958	111093911578	111084597871	111092781066	111091483840	111092955597	111093299229	111093146174	111091025774	111091195075	111091774180
111090641610	111093961001	111088380943	111075980529	111093305418	111092514037	111090409948	111094057378	111089905307	111091949038	111093911949	111084612127	111092781189	111056234722	111092955632	111093299331	111093146837	111091025998	111091195132	111091790290
111090641687	111093974689	111088409552	111083846091	111093305722	111092561837	111090410276	111094057390	111089921945	111091965160	111093911961	111084584169	111092781257	111080222759	111092955711	111093299599	111093146860	111090977241	111091195817	111091790368
111090641889	111093974702	111088453911	111086824180	111093305979	111092561859	111090410298	111094069472	111089922722	111091965317	111093912007	111084598704	111092781314	111071659641	111092919654	111093315093	111093146905	111090977320	111091195828	111091790425
111090642240	111093974892	111088467691	111086824270	111093306026	111092561916	111090425799	111094069887	111089938695	111091982103	111093912030	111084598883	111092829632	111071660867	111092936800	111093315295	111093163061	111090977421	111091195985	111091790548
111090593515	111093975039	111088468131	111086884502	111093306082	111092561927	111090425889	111094070283	111089938808	111091982181	111093912074	111084569319	111092844921	111071676516	111092936811	111093315341	111093163072	111090977443	111091196481	111091790740
111090593537	111093975422	111088437654	111086853676	111093323081	111092562423	111090425991	111094070317	111089938910	111091982192	111093926675	111084554863	111092845089	111072296841	111092936877	111093315420	111093163195	111090992552	111091211007	111091790795
111090593740	111093975455	111088366925	111086796111	111093324105	111092562445	111090426015	111094070407	111089939045	111091982585	111093926765	111084539776	111092845663	111072220309	111092937003	111093315431	111093163263	111090992776	111091211603	111091739484
111090593807	111093975466	111088366958	111086885097	111093339257	111092562513	111090426037	111094011154	111089991302	111092032346	111093926822	111084587320	111092795612	111072285232	111092937216	111093315600	111093163331	111090992855	111091211771	111091739530
111090593920	111093901151	111088366969	111086902233	111093339538	111092580108	111090426565	111094011200	111089991515	111092032357	111093926956	111084648418	111092795702	111072290182	111092855226	111093315712	111093163634	111090993058	111091211782	111091739574
111090608499	111093901386	111088410420	111086868931	111093339550	111092580197	111090441595	111094011233	111090006794	111092032649	111093941661	111084648430	111092795735	111087962184	111092855956	111093332609	111093179989	111090918976	111091226889	111091739631
111090608512	111093901511	111088410576	111086869257	111093339583	111092527884	111090441731	111094011266	111090007975	111092032672	111093941751	111084602205	111092795746	111087962263	111092855989	111093332890	111093180116	111090919203	111091227116	111091739798
111090608680	111093916416	111088437991	111086886425	111093339808	111092528021	111090441786	111094011457	111089956640	111092032896	111093941773	111084541353	111092796387	111087891837	111092872056	111093332980	111093180183	111090919269	111091244957	111091739822
111090608714	111093916900	111088438026	111086813256	111093355255	111092528076	111090441821	111094011569	111089972592	111092050997	111093942853	111084557631	111092796466	111087920841	111092872203	111093333004	111093180295	111090932107	111091245330	111091754751
111090609175	111093931402	111088438116	111086813289	111093355299	111092528245	111090441898	111094011693	111089890940	111092052124	111093942909	111084618268	111092811723	111087921246	111092872236	111093348213	111093180835	111090932387	111091245420	111091754795
111090609445	111093931457	111088367780	111086887381	111093355468	111092528267	111090456614	111094011716	111089905947	111092052236	111093942910	111084574652	111092811745	111087948784	111092872416	111093348369	111093229840	111090932499	111091261888	111091754920
111090532350	111093931491	111088396153	111070975269	111093355592	111092543635	111090456771	111094011749	111089923217	111091996412	111093942921	111082062663	111092732376	111087963208	111092872472	111093348392	111093229873	111090932624	111091261990	111091754964
111090548155	111093931660	111088396355	111051864568	111093355615	111092543668	111090457244	111094026295	111089939584	111091996467	111093943157	111082016011	111092732466	111087893288	111092888480	111093348415	111093229963	111090932646	111091262070	111091755123
111090563578	111093931727	111088470493	111090271428	111093356335	111092543859	111090504113	111094026352	111089940676	111091996535	111093986851	111082001071	111092732736	111087978305	111092888503	111093348471	111093230055	111090949419	111091277177	111091755202
111090564029	111093948354	111088423345	111090271484	111093356380	111092544388	111090504135	111094026363	111089992224	111091996580	111093986873	111082017203	111092732837	111087949336	111092888569	111093348516	111093230145	111090949521	111091278314	111091755448

SCH-A-6

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111090580308	111093948411	111088439106	111090271495	111093370522	111092544445	111090504696	111094027612	111090008055	111091996591	111093987526	111082065554	111092732961	111087893952	111092903466	111093348527	111093230189	111090949576	111091279012	111091679184
111090580375	111093948501	111088368848	111090271530	111093370588	111092544489	111090520267	111094027702	111089973302	111091996669	111093987863	111082083284	111092732972	111087922955	111092903972	111093348606	111093230279	111090949666	111091279102	111091679230
111090580690	111093948624	111088382787	111090193982	111093370623	111092544546	111090520391	111094041360	111089892302	111091996906	111093987931	111081970446	111092733041	111087936365	111092904692	111093348662	111093230336	111090949677	111091162406	111091679735
111090580847	111093948703	111088383430	111090224774	111093370634	111092463603	111090520458	111094041876	111089906881	111092013008	111093987953	111082019430	111092748621	111087936758	111092955856	111093363557	111093247233	111090949701	111091162956	111091695801
111090626972	111093948725	111088397165	111090242235	111093370689	111092463748	111090520807	111094042024	111089907398	111092013525	111094001546	111082019452	111092749251	111087979272	111092956239	111093363568	111093248054	111090964977	111091163058	111091696037
111090627221	111093948837	111088397503	111090242268	111093370735	111092464064	111090520964	111094042079	111089992437	111091933840	111094001568	111081989097	111092749475	111087995483	111092956284	111093364020	111093248087	111090965013	111091163654	111091696172
111090627333	111093992049	111088412141	111090272621	111093370836	111092464086	111090472443	111094042103	111089992897	111091934380	111094001838	111082068131	111092749587	111087995720	111092956532	111093364075	111093196135	111090965192	111091163801	111091710595
111090642431	111093992083	111088412387	111090272834	111093370869	111092464165	111090472533	111094042158	111089993416	111091934526	111094001872	111082051942	111092749600	111087949910	111092956699	111093379767	111093196180	111090965237	111091163902	111091710630
111090642622	111093992117	111088455845	111090272991	111093370937	111092464211	111090472577	111094042305	111090009146	111091949106	111094001917	111082037249	111092764753	111087950035	111092971595	111093379802	111093196225	111090965349	111091179235	111091726569
111090609647	111093992140	111088456419	111090273206	111093386552	111092480343	111090472612	111094042350	111089957944	111091949139	111094001962	111082022681	111092764786	111087950776	111092971618	111093379891	111093196247	111090965383	111091179314	111091726626
111090610201	111093992195	111088470976	111090165329	111093386596	111092480837	111090472634	111094042394	111089975427	111091949162	111094002020	111082007370	111092765181	111087909286	111092971966	111093380152	111093196270	111090965440	111091179820	111091726840
111090532664	111093992285	111088369467	111090195029	111093386798	111092481300	111090472678	111094057525	111089892672	111091949230	111094002110	111082007381	111092765271	111087923260	111092972215	111093380185	111093196337	111091012297	111091179853	111091726884
111090532800	111093992397	111088369726	111090195715	111093386800	111092481311	111090487304	111094057547	111089908029	111091949500	111094002132	111082087581	111092781482	111087923866	111092972776	111093380321	111093196348	111091027013	111091179965	111091726918
111090532844	111094006686	111088369973	111090210173	111093387238	111092497802	111090487382	111094057716	111089908434	111091965755	111094002143	111082038598	111092781572	111087923989	111092972855	111093380343	111093196359	111091027035	111091180147	111091775237
111090532866	111094006697	111088398548	111090210230	111093272545	111092497891	111090487696	111094057783	111089908805	111091965823	111093956500	111081976712	111092781707	111087995999	111092920274	111093265817	111093196382	111091027057	111091196773	111091775248
111090532877	111094006743	111088398616	111090210285	111093273221	111092498184	111090410625	111094057828	111089925804	111091965913	111093956588	111082057588	111092781730	111087950934	111092920410	111093266245	111093196393	111091027114	111091196841	111091775338
111090532967	111094006822	111088398650	111090226383	111093273388	111092514251	111090410805	111094057884	111089926153	111091965957	111093956656	111082076455	111092781741	111087951081	111092920566	111093266357	111093196797	111091027170	111091196896	111091791088
111090548593	111094006855	111088457263	111090242617	111093273894	111092514521	111090411480	111094057996	111089942566	111091966004	111093956690	111082092284	111092781853	111087896056	111092920612	111093266436	111093196900	111091027282	111091197055	111091792090
111090548874	111094006866	111088457386	111090242662	111093273962	111092514554	111090426778	111094058010	111089942836	111091982800	111093971181	111081979052	111092781932	111087910402	111092920713	111093266492	111093212460	111091027316	111091212334	111091792281
111090549303	111094006899	111088425246	111090257433	111093290668	111092514633	111090426813	111094058054	111089994248	111091983025	111093971226	111078176912	111092829979	111087981758	111092920869	111093283064	111093212482	111090978208	111091212457	111091792326
111090564535	111094007025	111088425314	111090257624	111093290736	111092514701	111090426868	111094070496	111090010373	111091983496	111093971473	111078197296	111092830106	111087998194	111092937520	111093283075	111093212606	111090978309	111091212660	111091792483
111090564614	111094007036	111088440478	111090257949	111093290758	111092562625	111090427320	111094070777	111089975584	111092032986	111093971787	111078094607	111092831219	111087952307	111092937979	111093283086	111093212639	111090978455	111091227666	111091739923
111090564939	111094007070	111088440704	111090258007	111093291119	111092562670	111090442002	111094070788	111089893921	111092033000	111093897751	111078097217	111092831275	111087910761	111092856126	111093283390	111093212640	111090993395	111091227969	111091739967
111090564940	111094007081	111088370650	111090273284	111093291175	111092562793	111090442170	111094070799	111089909468	111092033909	111093897784	111078150048	111092845809	111087910895	111092856519	111093283536	111093212910	111090993430	111091245666	111091739990
111090580948	111094007205	111088370751	111090273903	111093307409	111092562872	111090442271	111094070856	111089909480	111092034102	111093897931	111078186913	111092845843	111087983132	111092872887	111093299847	111093212954	111090919696	111091245936	111091740374
111090581174	111094007294	111088384453	111090273992	111093307443	111092563053	111090442697	111094071251	111089944131	111092034168	111093897953	111078170141	111092846956	111087967459	111092872898	111093299982	111093212965	111090919753	111091245958	111091740419
111090581411	111093961494	111088384666	111090180405	111093307487	111092580490	111090457581	111094011862	111089944412	111092034191	111093898101	111078101134	111092846989	111087897394	111092873091	111093300008	111093213078	111090933355	111091262294	111091740442
111090581499	111093961506	111088398953	111090180607	111093307511	111092580557	111090457749	111094012166	111089994844	111092034382	111093898190	111078171692	111092796781	111087926049	111092873158	111093300020	111093213539	111090933546	111091262306	111091740509
111090581512	111093961641	111088413692	111090180708	111093307566	111092580568	111090458199	111094012223	111089994866	111092052540	111093898213	111078205487	111092796859	111087939920	111092873181	111093300053	111093213652	111090933580	111091262328	111091755628
111090581613	111093975657	111088414211	111090210858	111093308073	111092580603	111090458313	111094012313	111089995092	111092052573	111093912276	111078138796	111092812803	111087939931	111092888716	111093300109	111093213719	111090949790	111091262586	111091755752
111090581635	111093975815	111088457612	111090211321	111093308129	111092580805	111090505361	111094012380	111090011161	111092052674	111093912399	111089678034	111092813703	111088000267	111092888941	111093300110	111093213720	111090949879	111091262733	111091755954
111090581703	111093976186	111088458567	111090227553	111093324341	111092580861	111090505877	111094012548	111089959867	111092052865	111093912434	111089678595	111092813804	111087968258	111092889212	111093300277	111093129591	111090950983	111091262766	111091756393
111090628312	111093902556	111088426450	111090274285	111093324385	111092529460	111090505978	111094027803	111089960599	111091997479	111093912636	111089728759	111092813837	111087912987	111092889953	111093300288	111093129782	111090951063	111091262935	111091680052
111090628334	111093902567	111088426551	111090274443	111093324486	111092529673	111090520986	111094027847	111089960623	111091997570	111093912669	111089729143	111092813938	111087926162	111092890337	111093316218	111093130177	111090966542	111091279573	111091680254
111090628637	111093902770	111088426629	111090274735	111093324497	111092529695	111090520997	111094027892	111089977148	111091997693	111093913132	111089747042	111092813972	111087940911	111092890359	111093316353	111093130212	111090966643	111091279696	111091696712
111090628727	111093902837	111088441615	111090166937	111093324510	111092529842	111090521314	111094027926	111089909783	111092014661	111093927575	111089710817	111092733153	111087940977	111092890438	111093316409	111093130223	111090966711	111091164532	111091696992
111090628738	111093902972	111088441660	111090181428	111093324824	111092529864	111090521729	111094027937	111089909873	111092014740	111093927733	111089711032	111092733377	111087941316	111092890506	111093316465	111093147322	111091012613	111091164576	111091697005
111090643320	111093903030	111088371886	111090196941	111093324835	111092529909	111090521752	111094028107	111089909952	111092014807	111093927788	111089711122	111092733401	111087984908	111092904861	111093316566	111093147456	111091012860	111091180338	111091711024
111090643331	111093903074	111088385465	111090196974	111093324958	111092545008	111090521785	111094028185	111089910493	111092014908	111093927823	111089625328	111092734301	111087985022	111092905390	111093316588	111093147490	111091013007	111091180721	111091711620
111090643410	111093903153	111088400159	111090197223	111093325038	111092545143	111090521921	111094028220	111089927615	111091934638	111093943214	111089643081	111092750039	111087954938	111092905413	111093316601	111093147524	111091027428	111091197280	111091711912
111090643634	111093917079	111088427451	111090197661	111093325151	111092545165	111090472971	111094028242	111089928290	111091934773	111093943225	111089661216	111092750051	111087955221	111092905424	111093316634	111093147535	111091027440	111091197291	111091711945
111090643667	111093917158	111088427686	111090197694	111093340776	111092545211	111090473275	111094028297	111089945468	111091934818	111093943360	111089679530	111092750073	111087899688	111092905738	111093316791	111093147636	111091027574	111091197325	111091726941
111090643690	111093917204	111088442818	111090167387	111093340844	111092545222	111090473826	111094042574	111089945592	111091934964	111093943382	111089747176	111092750219	111087913539	111092905817	111093333060	111093147715	111091027978	111091197965	111091726974
111090643870	111093917316	111088385825	111090182014	111093340978	111092545277	111090473837	111094042585	111090012263	111091935011	111093943483	111089747806	111092750893	111079209561	111092905918	111093333284	111093163690	111090979377	111091198472	111091727458
111090643892	111093917350	111088401510	111090183082	111093356481	111092545334	111090474085	111094042710	111090012533	111091935066	111093943551	111089747817	111092750994	111079246045	111092905929	111093333431	111093163869	111090979726	111091198573	111091727739
111090595304	111093917417	111088401521	111090214054	111093356504	111092482536	111090474243	111094043351	111089961196	111091935156	111093943618	111089712550	111092765899	111079247462	111092956767	111093333600	111093164051	111090994486	111091198607	111091727807
111090595360	111093917530	111088460391	111090229409	111093356739	111092482693	111090488686	111094043430	111089961242	111091949814	111093943630	111089626835	111092766104	111079166945	111092956790	111093334128	111093164084	111090994723	111091212727	111091775686
111090595696	111093917620	111088474778	111090245553	111093356751	111092482705	111090488709	111094043441	111089978431	111091949836	111093943674	111089644868	111092766137	111079234266	111092956868	111093348842	111093164219	111090994789	111091213548	111091775798
111090610593	111093917631	111088428722	111090245665	111093356841	111092482839	111090488811	111094043520	111089978510	111091950120	111093943753	111089661643	111092766205	111079184709	111092956879	111093348897	111093181195	111090920126	111091228656	111091775899

SCH-A-7

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111090610751	111093917709	111088372764	111090259873	111093356852	111092482840	111090488833	111094043542	111089978611	111091950164	111093943786	111089714653	111092766902	111079171570	111092956981	111093348921	111093181364	111090920216	111091228915	111091776069
111090611101	111093917732	111088372821	111090152897	111093356931	111092482873	111090411693	111094058111	111089978846	111091950221	111093988088	111089714697	111092766924	111079205039	111092957139	111093348954	111093181779	111090933726	111091246218	111091792584
111090611189	111093931862	111088387007	111090153416	111093357099	111092482918	111090411974	111094058403	111089978891	111091950344	111093988189	111089714709	111092782742	111079240061	111092957285	111093349113	111093181869	111090951603	111091246296	111091792674
111071767113	111093931884	111063368481	111090153540	111093371141	111092499534	111090428310	111094058436	111089910695	111091966835	111093988213	111089731292	111092782775	111079190289	111092973205	111093349157	111093181904	111090967127	111091246308	111091741072
111058246648	111093931907	111063315843	111090183161	111093371185	111092499815	111090443069	111094058470	111089911269	111091967678	111093988235	111089749189	111092782786	111079207389	111092973216	111093349315	111093182039	111091013030	111091247488	111091741184
111063254452	111093931930	111038861627	111090183576	111093371848	111092499826	111090443508	111094058515	111089928896	111091967702	111093988314	111089749268	111092783046	111079224007	111092973272	111093364402	111093231955	111091013063	111091247613	111091741241
111041840976	111093931974	111071463789	111090246116	111093371871	111092499859	111090458560	111094058537	111089946616	111091967779	111093988527	111089695437	111092783057	111066173040	111092973283	111093364424	111093231988	111091013164	111091263442	111091741296
111061974796	111093932043	111071359019	111090260752	111093371882	111092515588	111090458616	111094058896	111090013769	111091983856	111094002255	111089695550	111092783114	111066243217	111092973362	111093364581	111093248234	111091013366	111091263464	111091741421
111061935221	111093932111	111069378804	111090261382	111093371893	111092515612	111090459482	111094058920	111090014456	111091983890	111094002323	111089695695	111092784474	111077603129	111092973373	111093365458	111093248245	111091013513	111091263633	111091741588
111050795335	111093932122	111069365248	111090261461	111093372164	111092515735	111090506126	111094058964	111089962119	111091984723	111094003346	111089713067	111092831400	111077611050	111092973643	111093365526	111093248324	111091028227	111091263802	111091756900
111050895123	111093977356	111063143077	111090155003	111093372254	111092515791	111090506722	111094059000	111089979230	111092034393	111094003368	111089627454	111092831523	111077546361	111092920993	111093365548	111093248357	111091028261	111091263813	111091682122
111079429060	111093977413	111063107145	111090155104	111093372333	111092516275	111090506788	111094059088	111089911898	111092034450	111094003526	111089627487	111092831545	111077581900	111092939308	111093380477	111093248368	111091028328	111091280441	111091697162
111079431782	111093977705	111074085221	111090169772	111093387340	111092516321	111090506867	111094059112	111089912215	111092035800	111094003728	111089645511	111092831747	111077629307	111092939397	111093380499	111093248403	111091028430	111091280519	111091697432
111079418697	111093978199	111074091981	111090170167	111093387384	111092516455	111090507015	111094059167	111089912495	111092035866	111093957422	111089732552	111092831770	111077633009	111092939678	111093380646	111093248425	111091028665	111091280621	111091697690
111079463978	111093978234	111074140773	111090170246	111093387485	111092563233	111090522214	111094071352	111089929853	111092053686	111093957499	111089732585	111092831972	111088536508	111092857150	111093380691	111093248582	111090980010	111091165050	111091712126
111079451021	111093992612	111076068910	111090184027	111093387609	111092564694	111090522483	111094071374	111089948382	111092053732	111093957545	111089748379	111092832029	111088581317	111092857497	111093380905	111093196999	111090980021	111091165106	111091712722
111079451649	111093992667	111076085919	111090200644	111093387902	111092564795	111090474265	111094071497	111089997410	111092053822	111093972081	111089748739	111092847283	111088597101	111092873282	111093380949	111093197743	111090980234	111091165869	111091712777
111065379889	111093992713	111076121224	111090215280	111093388059	111092581019	111090474748	111094072005	111089997476	111092054069	111093972205	111089748773	111092847294	111088597392	111092874216	111093381018	111093197833	111090980391	111091165915	111091712878
111058850403	111093992858	111076057581	111090215606	111093388060	111092581086	111090474849	111094072016	111089997566	111092054070	111093972306	111089748829	111092847317	111088549096	111092874272	111093381489	111093198216	111090980807	111091181698	111091712979
111059051081	111093992869	111076141349	111090231222	111093274806	111092581097	111090489878	111094013189	111090014872	111092054294	111093972340	111089696304	111092847373	111088506011	111092874339	111093266560	111093198306	111090980908	111091181700	111091728358
111080139026	111093992881	111076110817	111090231851	111093274884	111092581165	111090412223	111094013224	111089979836	111091998289	111093972384	111089696652	111092847441	111088537150	111092874463	111093266571	111093213753	111090995814	111091181823	111091728527
111080155305	111093992937	111076178822	111090261708	111093274895	111092581200	111090412278	111094013347	111089896991	111091998324	111093898381	111089611323	111092847452	111088582093	111092874586	111093266908	111093213775	111090995836	111091181878	111091777251
111080172472	111093993129	111076064376	111090261742	111093275212	111092581233	111090412683	111094013448	111089897419	111091998504	111093898426	111089611570	111092847474	111088582150	111092874744	111093266942	111093214282	111090995847	111091181980	111091777318
111047732589	111093993130	111076146445	111090262169	111093291344	111092581277	111090412807	111094013459	111089930563	111091998548	111093898448	111089628286	111092847621	111088582273	111092874755	111093267246	111093214440	111090995937	111091182217	111091777701
111059539756	111093993141	111085851145	111090262686	111093291502	111092581356	111090412841	111094013471	111089930776	111092015134	111093898583	111089647344	111092847687	111088597752	111092890584	111093283873	111093214529	111090995993	111091182273	111091794148
111085843887	111093993220	111085787435	111090155609	111093291984	111092530013	111090412919	111094013493	111089948517	111092015594	111093898763	111089664589	111092797434	111088566253	111092890719	111093283941	111093130335	111090920609	111091182318	111091794261
111085904739	111094008206	111085883959	111090170460	111093292075	111092545985	111090429085	111094013550	111089998567	111092015662	111093913334	111089716284	111092797490	111088506741	111092890786	111093283985	111093130391	111090921082	111091198630	111091794485
111085856858	111094008611	111085898090	111090186131	111093292086	111092546009	111090429490	111094013572	111089999254	111092015965	111093913389	111089716363	111092797579	111088521557	111092890988	111093284054	111093130458	111090921105	111091198720	111091742297
111085810870	111094008677	111085822491	111090186221	111093292132	111092546054	111090429513	111094013628	111089999388	111092016045	111093913581	111089732596	111092797681	111088521793	111092906559	111093284560	111093130582	111090921149	111091199125	111091742635
111085811804	111094008756	111085824022	111090186298	111093292187	111092546100	111090444273	111094013651	111090016155	111092016168	111093913918	111089732642	111092798525	111088568323	111092906582	111093300301	111093130661	111090921217	111091199259	111091757866
111085906472	111094008790	111085839668	111090200868	111093292200	111092546155	111090459853	111094028477	111090016346	111092016258	111093928273	111089732888	111092798547	111088568378	111092906605	111093301537	111093131426	111090935010	111091213818	111091757877
111085812287	111093962439	111085841122	111090232313	111093292222	111092546267	111090460013	111094028499	111089964313	111092016269	111093928284	111089733845	111092798558	111088568659	111092906650	111093301616	111093148020	111090935021	111091213841	111091757912
111085812344	111093962518	111085901286	111090248365	111093292367	111092546380	111090460260	111094028747	111089898128	111091935370	111093928318	111089697631	111092814265	111088583117	111092906807	111093301739	111093148031	111090935414	111091213953	111091758014
111085877884	111093962563	111085902209	111090248433	111093308387	111092465492	111090460338	111094029311	111089898803	111091950850	111093928341	111089698564	111092814355	111088598483	111092906920	111093301740	111093148200	111090935447	111091213997	111091758069
111085892836	111093962619	111085791430	111090262934	111093308714	111092465638	111090507150	111094029355	111089914879	111091950939	111093928497	111089613156	111092814625	111088551190	111092907011	111093301751	111093148334	111090935492	111091214381	111091758609
111085892926	111093962686	111085825517	111090263205	111093308882	111092466011	111090522876	111094043755	111089931991	111091950962	111093928510	111089628736	111092734389	111088567603	111092907033	111093301795	111093148750	111090935571	111091229196	111091682526
111085815426	111093976692	111085809698	111090156611	111093325230	111092483032	111090523349	111094043834	111089932004	111091951277	111093928543	111089629478	111092734424	111088493140	111092957443	111093301964	111093148806	111090952367	111091229286	111091682616
111085878414	111093976939	111085809924	111090156666	111093325386	111092483188	111090523462	111094043924	111089949822	111091968310	111093943821	111089647557	111092734929	111088493308	111092958129	111093301975	111093164286	111090967981	111091229860	111091682773
111085879505	111093977042	111087987912	111090186502	111093325421	111092483212	111090523619	111094045151	111090017202	111091969131	111093943843	111089647636	111092734963	111088522491	111092958242	111093301997	111093165524	111090968038	111091229927	111091697870
111085817068	111093977244	111087970598	111090187435	111093325454	111092483245	111090523620	111094059291	111089965819	111091969210	111093943887	111089717702	111092735111	111088552359	111092958433	111093316870	111093165759	111090968117	111091230019	111091699759
111085848589	111093977277	111087928614	111090187491	111093325487	111092483256	111090475299	111094059347	111089965864	111091985320	111093943944	111089717746	111092735133	111088552483	111092958455	111093317152	111093165771	111090968353	111091247826	111091713082
111085864598	111093903210	111087929109	111090201881	111093325577	111092483470	111090475367	111094059369	111089982458	111091985421	111093944057	111089681847	111092751456	111088479728	111092958523	111093317163	111093182129	111091013805	111091248063	111091713374
111085817967	111093903287	111087972444	111090202545	111093341069	111092499860	111090475413	111094059392	111089898960	111092036104	111093944866	111089613471	111092751579	111088523302	111092974408	111093317466	111093182141	111091013850	111091248210	111091713408
111085803995	111093903300	111087972589	111090216551	111093341160	111092499871	111090475558	111094059426	111089899769	111092036216	111093944923	111089613897	111092751636	111088537442	111092974486	111093317477	111093182512	111091014086	111091248254	111091728987
111092393201	111093903344	111087972646	111090217709	111093341463	111092500065	111090490432	111094059516	111089933836	111092036384	111093945115	111089666110	111092767329	111088537543	111092974790	111093317534	111093182578	111091014097	111091264241	111091729023
111092393289	111093903355	111088003439	111090233235	111093341474	111092500087	111090490555	111094059572	111089951117	111092036564	111093988741	111089718567	111092767374	111088537666	111092974879	111093317578	111093182624	111091014176	111091264577	111091729102
111092394156	111093903467	111087957863	111090233369	111093357156	111092500672	111090490601	111094059729	111090000888	111092055802	111093989809	111089735487	111092767644	111088553204	111092974903	111093317635	111093182781	111091014301	111091264599	111091729304
111092394257	111093903636	111087902032	111090249524	111093357347	111092516534	111090490612	111094014225	111089966146	111092055958	111093989810	111089682275	111092767879	111088553293	111092974969	111093317657	111093182848	111091029318	111091264601	111091729731
111092394437	111093903715	111087973142	111090264059	111093357369	111092516602	111090490623	111094014247	111089966337	111092056016	111093989843	111089700614	111092784496	111088480393	111092974992	111093317871	111093183007	111091029341	111091280755	111091730025

SCH-A-8

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111092394538	111093917822	111087989026	111090264464	111093357404	111092516680	111090490645	111094014281	111089966595	111091999224	111093989876	111089613954	111092784890	111088480731	111092923165	111093318029	111093232114	111091029374	111091281105	111091778128
111092441935	111093917901	111088004126	111090264565	111093357695	111092516691	111090490791	111094014337	111089983066	111091999246	111093990261	111089631527	111092784913	111088495119	111092923244	111093334229	111093232136	111091029633	111091281183	111091778612
111092441979	111093917945	111088004935	111090157162	111093372434	111092516893	111090413853	111094014348	111089983156	111091999314	111094003784	111089649807	111092785015	111088495153	111092923255	111093334757	111093232181	111091029745	111091166703	111091795150
111092442116	111093919330	111087903336	111090157432	111093372793	111092516905	111090413909	111094014393	111089983178	111092017080	111094003841	111089650258	111092832153	111088509160	111092939904	111093334814	111093232204	111091029790	111091166725	111091795206
111092442138	111093919497	111087930303	111090172462	111093373042	111092517007	111090413987	111094014450	111089900032	111092017147	111094003942	111089667661	111092832579	111088509610	111092939993	111093334836	111093232215	111091029857	111091183151	111091795217
111092442149	111093932368	111087930358	111090187806	111093373143	111092517041	111090414089	111094014528	111089900593	111092017305	111094003953	111089735601	111092832737	111088510421	111092940265	111093334937	111093233283	111090980975	111091183364	111091743029
111092442318	111093933022	111087974187	111090187851	111093373165	111092517131	111090414258	111094014540	111089916747	111092017327	111094004044	111089735656	111092832748	111088524437	111092940759	111093335051	111093233328	111090981099	111091183443	111091743737
111092458472	111093933055	111087990310	111090187907	111093373200	111092565538	111090429872	111094014607	111089934499	111092017383	111094004088	111089735780	111092832816	111088524493	111092940973	111093349427	111093233407	111090981167	111091183498	111091758698
111092458551	111093933101	111087917779	111090203524	111093373222	111092565583	111090429917	111094014663	111089952668	111092017529	111094004099	111089736208	111092832861	111088553596	111092857880	111093349472	111093249202	111090981369	111091183577	111091758733
111092458663	111093933167	111087931618	111090265083	111093373244	111092565594	111090430032	111094029490	111090018944	111092017541	111094004842	111089682950	111092832894	111088553899	111092858117	111093349607	111093249437	111090981415	111091183612	111091758766
111092406677	111093933280	111087974761	111090265173	111093388251	111092565752	111090430739	111094029568	111090019170	111091936146	111094004897	111089683771	111092832939	111088554058	111092858241	111093350205	111093249549	111090996129	111091199327	111091758812
111092406756	111093933628	111087990365	111090158961	111093388284	111092566045	111090444453	111094029591	111089966786	111091936641	111094004921	111089702133	111092833097	111088495894	111092874957	111093351217	111093249594	111090996130	111091199484	111091758913
111092407117	111093933729	111087990871	111090159120	111093388307	111092566056	111090444510	111094029625	111089984090	111091936652	111094005023	111089651361	111092847788	111088510533	111092875284	111093351307	111093249752	111090996264	111091199620	111091758924
111092407207	111093978379	111087990916	111090203973	111093388318	111092581749	111090445656	111094029636	111089985158	111091937440	111093958861	111089651394	111092847812	111088510702	111092875576	111093351352	111093198687	111090996488	111091199732	111091758980
111092407454	111093978492	111087945758	111090204154	111093388385	111092582313	111090460406	111094029692	111089900863	111091937530	111093958939	111089738020	111092847980	111088525630	111092875677	111093351419	111093198700	111090996499	111091214662	111091759026
111092423384	111093978571	111087946108	111090204299	111093275458	111092582357	111090460596	111094029726	111089901415	111091937563	111093959008	111089738042	111092798862	111088586468	111092875688	111093365560	111093198878	111090996589	111091214864	111091759206
111092423733	111093978582	111087960069	111090204424	111093275504	111092531610	111090461070	111094029737	111089917850	111091951851	111093959110	111089702717	111092799100	111088587223	111092891181	111093365728	111093199015	111090922005	111091215034	111091759431
111092423777	111093978650	111087890229	111090219183	111093275526	111092531621	111090461205	111094029771	111089935052	111091951952	111093972733	111089702919	111092799155	111088539804	111092891271	111093365762	111093214844	111090922083	111091215191	111091759464
111092423980	111093978863	111087932440	111090235990	111093275627	111092531801	111090461283	111094029805	111089953984	111091952021	111093973105	111089633349	111092799166	111088497391	111092891316	111093365919	111093214877	111090922241	111091215214	111091759587
111092424633	111093979088	111087975290	111090266376	111093275683	111092531834	111090508689	111094029894	111092309039	111091952357	111093973385	111089669843	111092815323	111088511118	111092891327	111093381502	111093214989	111090922689	111091230637	111091682942
111092424688	111093993332	111087991906	111090266444	111093275728	111092531845	111090508791	111094045319	111092309286	111091952368	111093899247	111089739313	111092815424	111088511400	111092891529	111093381535	111093215014	111090935582	111091230952	111091683448
111092343116	111093993523	111087946300	111090159669	111093276404	111092547336	111090509039	111094045320	111092309321	111091952436	111093899450	111089685289	111092815480	111088525720	111092891642	111093381557	111093216295	111090935593	111091230963	111091684236
111092343150	111093993534	111087946434	111090159704	111093292390	111092547426	111090509185	111094045465	111092309332	111091969333	111093899461	111089685403	111092815604	111088525786	111092907101	111093381591	111093216352	111090935683	111091230985	111091684315
111092343330	111093993589	111087946580	111090189303	111093292468	111092547853	111090509343	111094045498	111092309602	111091969399	111093899506	111089686077	111092815671	111088572878	111092907134	111093381760	111093132056	111090935920	111091230996	111091699805
111092343408	111093993859	111087947390	111090189976	111093292491	111092547875	111090524115	111094045588	111092325958	111091969489	111093899618	111089617666	111092816537	111088587414	111092907145	111093381838	111093132089	111090936000	111091231076	111091699995
111092343723	111093994366	111087947503	111090204514	111093292851	111092547910	111090524441	111094045735	111092325992	111091969568	111093899629	111089617723	111092735357	111088587717	111092907257	111093381861	111093132157	111090953223	111091248423	111091714319
111092343879	111093994434	111087961284	111090205593	111093292862	111092547921	111090524519	111094059808	111092326016	111091969579	111093899630	111089618780	111092736583	111088555475	111092907303	111093382019	111093132179	111090953469	111091248546	111091714353
111092359955	111093994478	111087891286	111090236946	111093293010	111092547954	111090524564	111094059842	111092326364	111091969603	111093899876	111089634182	111092751872	111088483396	111092907493	111093382020	111093132269	111090953515	111091248861	111091714588
111092360104	111093994546	111087905675	111090237138	111093308983	111092466134	111090524610	111094059909	111092208161	111091969625	111093914010	111089634193	111092751962	111088483464	111092907550	111093382031	111093148918	111090953537	111091265646	111091714847
111092360643	111093994568	111087919951	111090251189	111093309041	111092466426	111090524643	111094060024	111092208194	111091969692	111093914098	111089634845	111092752042	111088498189	111092907572	111093268450	111093148941	111090953571	111091266131	111091730047
111092378237	111094009241	111087977360	111090266860	111093309096	111092466695	111090475828	111094060619	111092208228	111091985858	111093914504	111089652834	111092752110	111088511758	111092958859	111093268494	111093149021	111090953616	111091281925	111091730058
111092378440	111094009285	111058123686	111090266983	111093309131	111092467214	111090475839	111094060642	111092208262	111091985892	111093914739	111089653082	111092753076	111088527069	111092958882	111093268517	111093149784	111090953672	111091167681	111091730104
111092378484	111094009487	111058125105	111090267456	111093309164	111092467269	111090476021	111094060653	111092208284	111091986400	111093914841	111089653745	111092753087	111088527159	111092959007	111093284964	111093150180	111090969343	111091167782	111091730160
111092378529	111094009498	111058130134	111090159883	111093309311	111092467281	111090476032	111094014911	111092208341	111091986556	111093914863	111089653789	111092753100	111088588538	111092959041	111093285167	111093150270	111040121067	111091167805	111091730205
111092394673	111094009500	111051203846	111090160100	111093309333	111092483593	111090476234	111094014944	111092208408	111092036845	111093914896	111089670070	111092768320	111088588561	111092959221	111093302202	111093166143	111067340014	111091167850	111091730249
111092394875	111094009566	111044751914	111090160111	111093325780	111092483672	111090476267	111094014955	111092208509	111092036856	111093928903	111089670081	111092768904	111088541795	111092959388	111093302268	111093166211	111067372963	111091183757	111091779758
111092394932	111093963610	111093544244	111090174554	111093325960	111092484796	111090491477	111094014966	111092208554	111092037419	111093928936	111089670373	111092785217	111088541919	111092975184	111093302325	111093166244	111067393045	111091183803	111091779815
111092395304	111093963676	111093544301	111090220466	111093326141	111092484853	111090491567	111094015136	111092226240	111092037486	111093928947	111089671149	111092785240	111088484173	111092975252	111093302369	111093166963	111081947899	111091183825	111091795981
111092395326	111093963698	111093544345	111090221333	111093327063	111092484886	111090491635	111094015170	111092226970	111092056296	111093928958	111089721897	111092785408	111088484241	111092975847	111093302572	111093183063	111081928225	111091200645	111091744075
111092442497	111093963801	111093544413	111090252887	111093342554	111092485034	111090491770	111094015204	111092227173	111092056410	111093928969	111089686347	111092785442	111088484971	111092976185	111093302606	111093183490	111081848541	111091200803	111091744176
111092442576	111093963924	111093544547	111090252898	111093342655	111092485191	111090491860	111094015327	111092227229	111092056487	111093929106	111089619275	111092785576	111088513176	111092923277	111093318254	111093233474	111081895936	111091200858	111091744525
111092442677	111093963946	111093544558	111090253181	111093342835	111092500975	111090491938	111094015349	111092241999	111092056656	111093929544	111089619286	111092785600	111088514054	111092923413	111093318445	111093233609	111071849765	111091200982	111091744637
111092443803	111093964060	111093544671	111090268323	111093342879	111092501033	111090414292	111094015383	111092242002	111092000071	111093929566	111089619332	111092833604	111088514144	111092923491	111093318973	111093233823	111071916333	111091215483	111091744671
111092459372	111093887503	111093561209	111090161190	111093342880	111092501112	111090414371	111094030144	111092242989	111092000217	111093929599	111089636049	111092833637	111088528318	111092924368	111093319019	111093233902	111070695381	111091215843	111091760253
111092459631	111093887536	111093561298	111090192004	111093342936	111092501145	111090414562	111094030212	111092259572	111092000420	111093929601	111089654454	111092833693	111088574207	111092924650	111093319042	111093233957	111070664703	111091215887	111091760668
111092459664	111093888278	111093561344	111090207359	111093342970	111092501820	111090431022	111094030289	111092259583	111092000475	111093929623	111089671891	111092833918	111088574779	111092924683	111093319143	111093233979	111070593175	111091231289	111091684393
111092459697	111093888414	111093561377	111090253439	111093357808	111092517423	111090431055	111094030290	111092260754	111092018104	111093945463	111089722674	111092834043	111088557220	111092941110	111093319198	111093250901	111070611053	111091231290	111091684427
111092459710	111093888593	111093609224	111090254407	111093358528	111092517478	111090431202	111094030447	111092261081	111091937787	111093945632	111089723226	111092834144	111088499821	111092941705	111093335152	111093250945	111070707341	111091231717	111091684483
111092459732	111093888605	111093609426	111090269267	111093358629	111092517490	111090431280	111094031190	111092261171	111091938014	111093990362	111089723721	111092849780	111088514379	111092941828	111093335231	111093251003	111072921464	111091231829	111091684809

SCH-A-9

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111092459754	111093888649	111093609662	111090270427	111093373413	111092517579	111090431471	111094045825	111092276548	111091938250	111093990441	111089741204	111092799739	111088575275	111092941873	111093335253	111093251069	111072865540	111091249648	111091684854
111092459765	111093903849	111093609763	111090162685	111093373424	111092517917	111090431583	111094045870	111092276740	111091938283	111093990452	111089687898	111092799784	111088591622	111092941918	111093335972	111093251070	111072840891	111091249749	111091684887
111092408006	111093904008	111093623253	111090176275	111093373468	111092517951	111090446028	111094045960	111092276762	111091952751	111093990586	111089688068	111092799818	111088544271	111092941929	111093336052	111093251092	111091862087	111091249840	111091700549
111092408062	111093904042	111093623488	111090207911	111093373480	111092567079	111090446039	111094046095	111092293839	111091953370	111093990654	111089688158	111092800226	111088544394	111092942032	111093351611	111093199385	111091862122	111091249985	111091700752
111092408534	111093904165	111093623624	111090208114	111093374469	111092567158	111090446152	111094046118	111092293963	111091954045	111093990687	111089705901	111092800327	111088544530	111092859028	111093351947	111093199509	111091862290	111091250167	111091700886
111092408624	111093904244	111093623657	111090222828	111093374481	111092582560	111090461496	111094046220	111092294111	111091970009	111093990700	111089620626	111092800383	111088486861	111092859185	111093352049	111093199532	111091862582	111091282803	111091700932
111092425319	111093904604	111093624210	111090222974	111093258224	111092582582	111090461878	111094046231	111092294122	111091970346	111093990711	111089636577	111092800428	111088500341	111092859242	111093366437	111093199543	111091908066	111091282825	111091700998
111092425915	111093904637	111093639980	111090223289	111093258336	111092582672	111090462420	111094047120	111092294278	111091986691	111093990755	111089637310	111092816739	111088500633	111092859354	111093366459	111093199677	111091908213	111091282858	111091701359
111092425993	111093904659	111093640229	111090240288	111093258347	111092582829	111090462464	111094047175	111092294324	111091986848	111093990878	111089655488	111092816920	111088500790	111092859411	111093366538	111093199745	111091908279	111091282869	111091714892
111092426040	111093904839	111093641051	111090240514	111093258516	111092582975	111090509545	111094061115	111092310008	111091987579	111093990902	111089723822	111092816931	111088515336	111092859455	111093367045	111093216464	111091908482	111091282937	111091715400
111092343914	111093920208	111093641185	111090254700	111093258583	111092583055	111090509590	111094061137	111092310075	111092037802	111094005168	111089725004	111092816975	111088592218	111092859466	111093367326	111093216475	111091923939	111091168839	111091715499
111092344544	111093933853	111093641196	111090254867	111093258606	111092532239	111090509624	111094061160	111092310356	111092037868	111094005269	111089741800	111092817000	111088501566	111092875835	111093367539	111093216846	111091923973	111091168952	111091715646
111092344566	111093933864	111093641286	111090270977	111093258808	111092532385	111090509860	111094061384	111092310569	111092038117	111094005315	111089707194	111092817033	111088576917	111092875879	111093382143	111093216880	111091924356	111091169054	111091715691
111092345444	111093934089	111093641332	111090271169	111093276684	111092532475	111090525015	111094061531	111092326858	111092038140	111094005865	111089621368	111092817257	111088577109	111092876195	111093382817	111093216914	111091924424	111091169098	111091715747
111092345488	111093934146	111093591156	111090162876	111093276943	111092532655	111090525262	111094015439	111092327253	111092038162	111094005911	111089621571	111092818124	111088546420	111092876410	111093382828	111093216992	111091924525	111091185456	111091730700
111092345613	111093934179	111093591213	111090177197	111093276998	111092532666	111090525497	111094015484	111092327534	111092038184	111094005955	111089656344	111092736886	111088502635	111092891833	111093382839	111093217016	111091876868	111091185467	111091730801
111092345657	111093979099	111093591246	111090177210	111093277023	111092532778	111090476447	111094015642	111092327602	111092057433	111094005999	111089673242	111092736909	111088502882	111092891855	111093382952	111093217072	111091892428	111091185726	111091731059
111092360856	111093979101	111093591280	111090177557	111093277078	111092548180	111090476964	111094016485	111092327714	111092057725	111094006068	111089673949	111092736943	111088517709	111092893576	111093383010	111093217094	111091893058	111091185838	111091731633
111092360890	111093979112	111093591932	111090193016	111093293021	111092548371	111090477022	111094016496	111092209375	111092057871	111093959435	111089673994	111092737135	111088532087	111092893600	111093383087	111093132797	111091893249	111091201141	111091779994
111092361598	111093979358	111093514588	111090193702	111093293054	111092549563	111090477145	111094016597	111092209443	111092058018	111093959491	111089725183	111092737191	111088578087	111092908584	111093383188	111093132900	111091814107	111091201185	111091781021
111092361813	111093979460	111093514870	111090209182	111093293133	111092467315	111090492467	111094016609	111092209577	111092001083	111093959514	111089725723	111092737236	111088578368	111092908618	111093383201	111093133091	111091814804	111091216552	111091796702
111092361914	111093979820	111093514960	111090209227	111093293245	111092467438	111090416058	111094031404	111092209599	111092001465	111093959558	111089689788	111092737258	111088578458	111092908843	111093269248	111093133147	111091814905	111091216585	111091796892
111092362544	111093979864	111093515051	111090209238	111093293807	111092467494	111090416081	111094031516	111092209612	111092001544	111093959604	111089707767	111092737337	111088594726	111092909350	111093269765	111093133406	111091814983	111091216811	111091796982
111092378866	111093994625	111093515084	111090224336	111093309669	111092467641	111090417206	111094031752	111092209724	111092001566	111093960493	111089707880	111092753201	111088561517	111092960212	111093285910	111093150359	111091815119	111091217003	111091744727
111092378923	111093994782	111093515107	111090240626	111093310290	111092467999	111090432652	111094031774	111092209926	111092001612	111093960538	111089639503	111092753290	111088489066	111092960267	111093285965	111093150865	111091830611	111091217081	111091745649
111092378945	111093994917	111093515185	111090240648	111093310379	111092468350	111090432753	111094031875	111092209937	111092001757	111093973644	111089656962	111092753447	111088489099	111092960313	111093286012	111093150911	111091846034	111091232707	111091745739
111092378956	111093994939	111093529786	111068055850	111093310414	111092485315	111090446477	111094031886	111092209948	111092001768	111093973666	111089657198	111092753470	111088518799	111092960324	111093286113	111093150944	111091846102	111091232729	111091745807
111092378989	111093995008	111093529809	111068113697	111093310526	111092485382	111090448064	111094031910	111092227331	111092018946	111093974016	111089674175	111092753492	111088594894	111092960357	111093286382	111093151181	111091846180	111091232932	111091760679
111092379496	111093995075	111093529832	111079485084	111093310560	111092485731	111090448086	111094032056	111092227432	111092018968	111093974577	111089674232	111092753560	111088548174	111092976309	111093286416	111093167357	111091846393	111091233247	111091760781
111092426736	111093995097	111093529876	111079468524	111093310740	111092485775	111090448097	111094032089	111092227634	111092019172	111093900116	111089743925	111092754077	111088489303	111092976466	111093286427	111093167470	111091862975	111091234204	111091760804
111092426848	111093948882	111093530171	111079454697	111093310762	111092485809	111090462509	111094047502	111092227814	111092019262	111093900172	111089744140	111092769264	111088489415	111092976556	111093286461	111093168381	111091863459	111091234226	111091760815
111092427210	111093964239	111093530373	111079441671	111093327232	111092502012	111090462543	111094047580	111092228040	111091938351	111093900240	111089691152	111092786072	111088489549	111092976893	111093286494	111093168493	111091909315	111091234271	111091761366
111092427287	111093964352	111093530384	111048876387	111093327311	111092502023	111090462633	111094047658	111092228073	111091938665	111093900677	111089623337	111092786151	111088503557	111092977131	111093286539	111093168527	111091909393	111091234293	111091761445
111092427489	111093964363	111093530407	111057280230	111093327456	111092502089	111090462790	111094061609	111092243137	111091938733	111093900701	111089623742	111092786881	111088503939	111092924874	111093303450	111093168549	111091909450	111091250437	111091685585
111092444095	111093964521	111093531194	111057252925	111093327490	111092502517	111090462936	111094061621	111092243159	111091939408	111093900712	111089640550	111089049902	111088518935	111092924942	111093303629	111093168572	111091909584	111091251461	111091685899
111092444185	111093964532	111093544750	111090723194	111093327513	111092502528	111087822594	111094061632	111092243171	111091954528	111093900857	111089640820	111089112756	111088519093	111092924997	111093319862	111093184637	111091909911	111091251551	111091685923
111092444466	111093889369	111093545335	111090771401	111093327726	111092518176	111087775096	111094061777	111092243205	111091954652	111093900903	111089658784	111089062996	111088533415	111092925426	111093319907	111093184671	111091925616	111091267536	111091701843
111092459901	111093889819	111093545414	111090771434	111093327760	111092518222	111087870193	111094061788	111092243272	111091954955	111093900936	111089675299	111089000831	111088533471	111092925482	111093319929	111093184693	111091925795	111091267895	111091701933
111092460004	111093889875	111093545469	111090771557	111093343645	111092518233	111087885515	111094062026	111092243575	111091954988	111093915033	111089727422	111089000910	111088534472	111092942223	111093319941	111093184929	111091925863	111091267974	111091702024
111092460251	111093905065	111093545504	111090771636	111093343791	111092518301	111087837095	111094062059	111092243586	111091955024	111093915088	111089727635	111089033961	111088534618	111092942290	111093320448	111093184985	111091925919	111091283501	111091716018
111092460262	111093905100	111093545537	111090771759	111093344163	111092518446	111087791870	111094062194	111092243621	111091955079	111093915099	111089727781	111089098254	111088580710	111092942559	111093320516	111093234026	111091925953	111091169256	111091716041
111092460789	111093905289	111093562110	111090772086	111093344219	111092518592	111087792309	111094016665	111092243676	111091955080	111093915123	111089727792	111089098300	111088596122	111092942739	111093320549	111093234060	111091925975	111091169784	111091716311
111092460790	111093905469	111093562154	111090783987	111093344354	111092518604	111087808981	111094016676	111092261362	111091971448	111093915134	111089728625	111089098692	111088548488	111092942795	111093336467	111093234150	111091877027	111091169852	111091716489
111092409490	111093905481	111093609774	111090784001	111093344365	111092567675	111087855208	111094016889	111092261407	111091971482	111093915224	111089745668	111089114118	111088563025	111092860211	111093336535	111093234318	111091877195	111091170113	111091716546
111092409557	111093920613	111093609910	111090784292	111093344398	111092567743	111087856557	111094017060	111092261474	111091972168	111093915235	111089745837	111089080569	111088490709	111092860480	111093336614	111093234341	111091877397	111091186075	111091716715
111092409568	111093920635	111093609943	111090739731	111093358742	111092567798	111087886549	111094032113	111092261519	111091987894	111093930007	111089691758	111089080615	111088519970	111092860491	111093336670	111093234352	111091877487	111091186097	111091716737
111092409625	111093920714	111093610091	111090739900	111093359013	111092567822	111087886639	111094032157	111092261564	111091988198	111093930074	111089691792	111089034726	111088520051	111092860547	111093336793	111093234419	111091877533	111091186143	111091732061
111092409726	111093920848	111093610530	111090739988	111093374593	111092567833	111087886684	111094032281	111092261711	111091988301	111093930153	111089624709	111089034883	111088520152	111092860749	111093352117	111093235049	111091877599	111091186200	111091732072
111092409737	111093920882	111093610619	111090740126	111093374650	111092567945	111087854476	111094032405	111092261812	111091988312	111093930175	111089641304	111089084204	111088535103	111092860761	111093352128	111093235072	111091893744	111091186323	111091732285

SCH-A-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111092426185	111093921029	111093624243	111090740597	111093374841	111092568384	111087793366	111094032427	111092261867	111091988367	111093930197	111089642080	111089098805	111074663122	111092860794	111093352139	111093251429	111091894048	111091186413	111089220712
111092426264	111093921085	111093624287	111090755043	111093374885	111092583167	111087809195	111094032472	111092278124	111091988413	111093930209	111089676818	111089099064	111074586586	111092877006	111093352230	111093251586	111091894060	111091186480	111089129484
111092426309	111093936069	111093625075	111090755515	111093259652	111092583178	111087809511	111094032629	111092278887	111092038836	111093930210	111073390702	111089114499	111074543488	111092877242	111093352320	111093251687	111091894150	111091186671	111089129697
111092345815	111093936205	111093625143	111090755661	111093261071	111092583314	111087857165	111094047827	111092278944	111092039286	111093930300	111073328714	111089115614	111093823873	111092877354	111093352915	111093251890	111091815401	111091202445	111089143895
111092345848	111093936283	111093576250	111090755830	111093277292	111092583347	111087872825	111094047894	111092279091	111092059086	111093930614	111073442250	111089065472	111093823996	111092877455	111093367731	111093200164	111091815423	111091202456	111089144672
111092345893	111093936351	111093576913	111090755852	111093277304	111092583392	111087887269	111094047906	111092279114	111092059097	111093930658	111073348705	111089082101	111093824009	111092893947	111093367854	111093200175	111091815546	111091202591	111089159522
111092345972	111093980675	111093577060	111090669058	111093277326	111092583482	111087887360	111094048198	111092279181	111092002411	111093930669	111068519541	111089035941	111093824122	111092894005	111093368305	111093200221	111091815625	111091202603	111089190561
111092346018	111093980721	111093577240	111090669092	111093277438	111092583527	111087887584	111094048244	111092279215	111092003085	111093930681	111084882339	111089036661	111093825628	111092894061	111093368440	111093200298	111091815658	111091202737	111089190662
111092346063	111093980732	111093592214	111090669249	111093278169	111092583640	111087840156	111094048356	111092279226	111092003401	111093946026	111084882395	111089084901	111093825662	111092894094	111093383447	111093200300	111091815973	111091202872	111089205029
111092346074	111093981182	111093592988	111090669665	111093294987	111092532992	111087762373	111094048389	111092294469	111092003467	111093946116	111084882520	111089084990	111093825774	111092894173	111093383492	111093200827	111091831061	111091202939	111089236483
111092346186	111093995211	111093592999	111090669902	111093295034	111092533476	111087794356	111094062408	111092294504	111092019352	111093946161	111084865150	111089099637	111093870774	111092909608	111093383773	111093217207	111091831599	111091203042	111089236528
111092346197	111093995367	111093515275	111090686350	111093295191	111092533588	111087810580	111094062431	111092294559	111092020118	111093946521	111084793307	111089116367	111093870796	111092910464	111093383807	111093217263	111091847035	111091217418	111089145358
111092362588	111093995480	111093515433	111090686372	111093295371	111092533746	111087857985	111094062734	111092294830	111092020174	111093946576	111084885578	111089065562	111093870842	111092960818	111093383931	111093217320	111091847080	111091217597	111089160007
111092362667	111093995503	111093515477	111090703608	111093295382	111092533780	111087872881	111094062879	111092294964	111092020332	111093946701	111084809967	111088989779	111093871001	111092961190	111093383942	111093217500	111091847114	111091217968	111089160513
111092379801	111093995514	111093516254	111090704159	111093311190	111092533870	111087873095	111094062969	111092295257	111092020433	111061059790	111084812163	111089004600	111093871090	111092961268	111093383964	111093217599	111091847237	111091217980	111089175812
111092379812	111093995581	111093516399	111090704272	111093311246	111092550172	111087873398	111094063049	111092295291	111091939475	111061069151	111084874060	111089021069	111093871168	111092961291	111093269787	111093217623	111091847350	111091218071	111089191742
111092379845	111093995895	111093516401	111090723813	111093311336	111092468563	111087873411	111094063061	111092295314	111091939554	111067957388	111084828643	111089086026	111093871258	111092961369	111093269888	111093217634	111091847361	111091234484	111089191933
111092379980	111093950010	111093531295	111090723846	111093311347	111092468811	111087840763	111094017701	111092311795	111091939712	111067997034	111084858163	111089066945	111093871270	111092977401	111093269899	111093133462	111091847383	111091234754	111089207335
111092380061	111093950111	111093531554	111090724421	111093311482	111092468833	111087811895	111094017723	111092311830	111091939891	111067970169	111084842740	111089067306	111093871359	111092977546	111093270060	111093134070	111091894958	111091253092	111089237091
111092380241	111093950155	111093531756	111090724432	111093311550	111092485876	111087858302	111094017756	111092311997	111091955248	111084760873	111084842986	111088989993	111093871494	111092977849	111093270486	111093151439	111091895285	111091268931	111089146629
111092380285	111093950436	111093531846	111090724678	111093327906	111092485887	111087874580	111094017824	111092312325	111091955282	111084776050	111084800610	111088990018	111093871528	111092977861	111093286652	111093151530	111091895308	111091284557	111089176543
111092427816	111093950447	111093545683	111090724689	111093327939	111092485900	111087824899	111094017868	111092327860	111091955372	111084747317	111084831041	111089021205	111093871540	111092926416	111093286685	111093151675	111091895319	111091284704	111089176723
111092427838	111093950560	111093545896	111090772222	111093328075	111092486046	111087780306	111094017958	111092327871	111091956003	111084730522	111084877894	111089021261	111093883789	111092926449	111093286696	111093151811	111091895476	111091284726	111089192181
111092427849	111093965038	111093546099	111090772277	111093329289	111092486327	111087796954	111094017970	111092327882	111091972405	111084701328	111084860470	111089037808	111093883981	111092942874	111093287125	111093151844	111091895500	111091284838	111089192787
111092428154	111093965050	111093546279	111090772301	111093344466	111092486439	111087812380	111094018184	111092328287	111091972742	111084701384	111084831524	111089038034	111093884027	111092943370	111093287169	111093151855	111091895577	111091284894	111089207548
111092428750	111093965072	111093562761	111090772424	111093344477	111092502810	111087859325	111094032977	111092328568	111091973147	111084748352	111084802511	111089101956	111093884050	111092943381	111093287170	111093152283	111091895847	111091284995	111089223434
111092444758	111093965128	111093562862	111090772435	111093344657	111092502876	111087825889	111094032999	111092328669	111091973282	111084749375	111076873835	111089052197	111093884139	111092943493	111093287248	111093168651	111091910328	111091170359	111089224312
111092444770	111093965173	111093562895	111090772570	111093344736	111092503608	111087780979	111094033338	111092210074	111091988569	111073781672	111076855318	111089052210	111093884162	111092943651	111093287259	111093168673	111091910430	111091170360	111089238362
111092444859	111093965207	111093563032	111090784540	111093344871	111092503619	111087781352	111094033967	111092210153	111091988615	111073797174	111076920995	111089068093	111093884498	111092861379	111093287271	111093168707	111091910698	111091170720	111089146977
111092444961	111093965274	111093563087	111090784764	111093344882	111092504250	111087797641	111094033990	111092210175	111091988682	111073744929	111076876805	111089068329	111093884522	111092861492	111093287350	111093168752	111091910766	111091170988	111089147046
111092445052	111093965308	111093563166	111090784933	111093344972	111092519009	111087812908	111094034014	111092210221	111091988727	111073747641	111076905853	111089022464	111093884544	111092861672	111093287406	111093168842	111091926257	111091187009	111089147552
111092445108	111093965443	111093563289	111090785428	111093345007	111092519672	111087876201	111094034069	111092210489	111091989188	111073736414	111076847229	111089039327	111093884599	111092861728	111093287495	111093168897	111091926314	111091187188	111089161862
111092461397	111093965498	111093610686	111090741037	111093345029	111092519739	111087826947	111094048457	111092210513	111091989199	111073794597	111076947051	111089087713	111093838419	111092861807	111093303810	111093169157	111091926381	111091187380	111089162010
111092461937	111093965500	111093610710	111090741307	111093359451	111092519784	111087843902	111094048626	111092228703	111091989245	111088789069	111076869559	111089103161	111093854383	111092862190	111093303854	111093186134	111091926437	111091203862	111089193564
111092461948	111093965522	111093610798	111090756088	111093359901	111092519795	111087782173	111094048671	111092229490	111092039477	111088838132	111076870933	111069420419	111093854675	111092862202	111093304103	111093186213	111091926493	111091203884	111089208493
111092462107	111093889910	111093610844	111090756415	111093359978	111092519841	111087862183	111094048682	111092229704	111092039860	111088804023	111076932684	111049621678	111093855306	111092877848	111093320662	111093186404	111091926572	111091218453	111089208583
111092409816	111093890349	111093611294	111090756550	111093360105	111092519896	111087862251	111094048716	111092243744	111092040008	111088818972	111076965927	111093056927	111093855328	111092878210	111093320976	111093235117	111091926583	111091218509	111089208662
111092409849	111093890428	111093611340	111090671231	111093375279	111092568553	111087876920	111094048806	111092243755	111092059143	111088819805	111083978952	111093056994	111093855340	111092894386	111093321078	111093235195	111091926639	111091218701	111089117414
111092410144	111093890518	111093611441	111090686844	111093375369	111092568564	111087844925	111094048828	111092244093	111092059312	111088819872	111083993656	111093057052	111093855441	111092894409	111093321359	111093235207	111091877623	111091218745	111089117458
111092410515	111093905650	111093611496	111090686877	111093375460	111092568586	111087845038	111094048851	111092244116	111092059547	111088740662	111083993667	111093057120	111093855452	111092894500	111093321371	111093235230	111091877702	111091218778	111089148058
111092410526	111093905728	111093611508	111090686912	111093376371	111092569026	111087766726	111094063139	111092244206	111092003838	111088758290	111083993926	111093057209	111093855520	111092894566	111093321573	111093235331	111091878567	111091253418	111089163189
111092410661	111093905841	111093625503	111090704632	111093261385	111092569240	111087799542	111094063353	111092244442	111092004042	111088839144	111083933436	111093073162	111093855542	111092894881	111093337075	111093235353	111091879096	111091253496	111089163235
111092330729	111093905852	111093625514	111090705015	111093261419	111092583864	111087799687	111094063623	111092244475	111092020860	111088855164	111083919979	111093073229	111093776599	111092895017	111093337097	111093235410	111091894475	111091253766	111089179489
111092330774	111093905975	111093625659	111090757966	111093261600	111092584236	111087862802	111094063768	111092244622	111092021153	111088840270	111083922142	111093073230	111093776612	111092910600	111093337121	111093235487	111091816402	111091253777	111070176329
111092330853	111093906099	111093625716	111090758563	111093261745	111092584247	111087862846	111094063803	111092262161	111091940253	111088821730	111083935775	111093073285	111093776634	111092910644	111093337266	111093235678	111091816547	111091254026	111070085946
111092346399	111093906167	111093625738	111090758642	111093279014	111092584753	111087877639	111094063836	111092262341	111091941074	111088822012	111084030019	111093073825	111093776645	111092911566	111093337457	111093235724	111091816581	111050180399	111070155045
111092346434	111093906189	111093625749	111090758866	111093279148	111092584764	111087877910	111094063858	111092262396	111091941096	111088741911	111083982676	111093073904	111093776689	111092911612	111093337479	111093252206	111091816637	111050218425	111070189389
111092346513	111093921131	111093625794	111090772907	111093279283	111092584786	111087828837	111094018421	111092263083	111091941300	111088742596	111083923390	111093074130	111093776757	111092961651	111093353613	111093253117	111091817177	111070902056	111070130329
111092346579	111093921164	111093625806	111090772918	111093295517	111092584843	111087829120	111094018746	111092263173	111091956148	111088742844	111084016350	111092990833	111093776926	111092961673	111093353646	111093253342	111091831904	111070905970	111091270327

SCH-A-11

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111092346670	111093921175	111093625873	111090772941	111093296158	111092585079	111087846062	111094018757	111092279248	111091956238	111088840865	111084018295	111092990945	111093777017	111092962146	111093353758	111093253421	111091831993	111079117086	111091270350
111092347312	111093921186	111093577385	111090773087	111093296215	111092585114	111087783589	111094018870	111092279282	111091956407	111088760899	111083910936	111092991340	111093777073	111092962168	111093354063	111093201626	111091832017	111079047000	111091270428
111092347402	111093922154	111093577453	111090773098	111093296327	111092585125	111087800387	111094018915	111092279383	111091956463	111088824777	111083926540	111092991508	111093791967	111092962191	111093354074	111093201637	111091896028	111079106062	111091286087
111092347457	111093922165	111093577521	111090773166	111093311639	111092534174	111087800703	111094034171	111092279530	111091956542	111088825600	111083956172	111093008171	111093792058	111092978840	111093368462	111093201727	111091896039	111079019054	111091286177
111092347480	111093922187	111093577587	111090773177	111093311651	111092534411	111087863184	111094034227	111092279574	111091956700	111088841226	111084021222	111093008182	111093792115	111092978918	111093368642	111093201750	111091896242	111079051184	111091286201
111092347569	111093936429	111093577824	111090773267	111093312269	111092534499	111087864196	111094034283	111092279619	111091956711	111088791961	111084022379	111093008542	111093792249	111092979009	111093368844	111093202098	111091896297	111079080142	111091286458
111092363196	111093936520	111093577846	111090773290	111093313169	111092534501	111087878719	111094034339	111092280060	111091956722	111088807767	111084022436	111093008890	111093792643	111092979032	111093368901	111093218095	111091897209	111079112003	111091171147
111092363905	111093936542	111093578072	111090773425	111093329302	111092534590	111087879169	111094034553	111092280217	111091973327	111088727960	111083973092	111093009048	111093792788	111092979054	111093368956	111093218602	111091911150	111079097353	111091171619
111092364782	111093936553	111093593394	111090785608	111093329515	111092534703	111087847074	111094034621	111092296034	111091973383	111088744655	111083959197	111093024540	111093792856	111092979087	111093368990	111093135060	111091911330	111079041127	111091171710
111092364894	111093936643	111093593451	111090786025	111093329526	111092534758	111087784984	111094034676	111092296089	111091973406	111088792221	111083914569	111093024629	111093809114	111092979144	111093369070	111093135172	111091926718	111083706344	111091187571
111092364917	111093936665	111093593495	111090786069	111093329560	111092550554	111087847355	111094034700	111092296315	111091973495	111088807903	111083959557	111093025529	111093809170	111092926630	111093384370	111093152733	111091926729	111083752794	111091188101
111092365075	111093936711	111093516951	111090741497	111093329740	111092550655	111087818230	111094034711	111092296348	111091973721	111088809286	111083930781	111093025697	111093826001	111092926809	111093384404	111093153598	111091927001	111083661906	111091188358
111092380779	111093936889	111093516995	111090741509	111093329795	111092550880	111087818409	111094049302	111092296405	111091989447	111088745645	111083931265	111093026531	111093826012	111092926988	111093384426	111093153666	111091927045	111083663559	111091188392
111092380836	111093936957	111093517053	111090741666	111093329919	111092469711	111087865287	111094049357	111092296438	111091989548	111088746039	111084009688	111093026564	111093826045	111092927091	111093384482	111093153699	111091927067	111083707895	111091188459
111092380971	111093981227	111093517075	111090741712	111093345085	111092470623	111087880453	111094049391	111092296494	111091989908	111088746332	111083992879	111093042113	111093826179	111092927552	111093384516	111093153734	111091928259	111083722274	111091188549
111092381028	111093981294	111093517198	111090742050	111093345209	111092470656	111087832045	111094049515	111092296506	111091990506	111088827499	111083947093	111093042258	111093826517	111092927945	111093384684	111093153745	111091879692	111083739935	111091204616
111092428772	111093981452	111093517288	111090742083	111093345805	111092487092	111087832157	111094050078	111092296517	111091990630	111088843510	111083948162	111093042292	111093826607	111092944001	111093384718	111093169236	111091879782	111083666541	111091204627
111092429469	111093981531	111093517435	111090756729	111093345849	111092504294	111087832258	111094050124	111092312707	111091990753	111088843611	111083964159	111093042337	111093871562	111092944034	111093270712	111093169382	111091879827	111083756743	111091204649
111092429661	111093996616	111093531903	111090757089	111093345883	111092504306	111087832843	111094050258	111092313078	111091990876	111088793075	111075390591	111093042438	111093871663	111092944191	111093270767	111093169450	111091879861	111083725031	111091204852
111092429672	111093996830	111093531969	111090671499	111093345962	111092504340	111087787550	111094064107	111092328726	111092655516	111088729412	111075391334	111093091588	111093871764	111092944573	111093270778	111093169483	111091801608	111083711137	111091204908
111092445726	111093996896	111093532623	111090671769	111093346019	111092504485	111087802592	111094064174	111092329110	111092655718	111088729849	111075375864	111093091768	111093871821	111092862358	111093270835	111093169506	111091818066	111083758903	111091205000
111092445928	111093996920	111093546842	111090671792	111093360510	111092504755	111087866794	111094064422	111092329187	111092703239	111088748064	111075360790	111093091791	111093871898	111092862448	111093271061	111093169696	111091818189	111083726492	111091205055
111092446918	111093996953	111093547595	111090672063	111093360655	111092505071	111087832988	111094064455	111092329468	111092703330	111088748109	111075317950	111093091904	111093871944	111092862471	111093271106	111093169719	111091832523	111083683876	111091218958
111092395405	111093997033	111093547696	111090687407	111093360701	111092520168	111087834025	111094064488	111092329503	111092703374	111088748198	111054214357	111093091937	111093871988	111092863449	111093271285	111090846303	111091832624	111083685261	111091219083
111092395540	111093997044	111093547753	111090687902	111093360756	111092520247	111087771586	111094064499	111092329514	111092703464	111088779103	111054225214	111093091948	111093872147	111092878726	111093287642	111090846336	111091832703	111083729732	111091219140
111092395573	111093997101	111093563683	111090687968	111093360879	111092520258	111087866828	111094064567	111092210591	111092703925	111088828715	111079959079	111093091971	111093872181	111092878771	111093287675	111090847012	111091833726	111083701305	111091219421
111092396912	111093997145	111093563896	111090705600	111093376438	111092520405	111087882039	111094064578	111092210669	111092719236	111088845231	111079913057	111093091982	111093872293	111092879547	111093304833	111090847078	111091833737	111083761851	111091219577
111092396934	111093997213	111093563919	111090705992	111093376483	111092520494	111087834137	111094064613	111092212313	111092719304	111088845264	111079926534	111093108936	111093885073	111092895297	111093304844	111090847090	111091833850	111083761873	111091219678
111092397115	111093950582	111093564088	111090706353	111093376506	111092520618	111087850742	111094064848	111092212379	111092719539	111088794492	111079883356	111093109106	111093885095	111092895332	111093304855	111090847247	111091848979	111083730149	111091219757
111092410818	111093950919	111093611610	111090758956	111093376517	111092569475	111087773050	111094018993	111092212391	111092719786	111088794919	111079928952	111093109229	111093885174	111092895400	111093304888	111090891279	111091849026	111083701338	111091235946
111092411189	111093951055	111093611632	111090759249	111093376528	111092569576	111087788607	111094019062	111092229726	111092719898	111088811245	111079929728	111093109241	111093885365	111092895501	111093305058	111090891381	111091849341	111083716402	111091235968
111092411291	111093951101	111093611665	111090759283	111093376696	111092569891	111087788911	111094019073	111092229793	111092720160	111088748738	111079981300	111093057603	111093885376	111092895714	111093305070	111090891404	111091849374	111083762975	111091236082
111092411415	111093951246	111093611711	111090773492	111093377046	111092570051	111087820974	111094019219	111092229805	111092669476	111088829851	111079932441	111093057647	111093885411	111092911825	111093305092	111090891448	111091849419	111083778477	111091236183
111092411426	111093951291	111093611766	111090773593	111093377271	111092570095	111087834878	111094019286	111092229850	111092669511	111088830011	111079984505	111093057838	111093885444	111092911948	111093322585	111090892168	111091849587	111083688343	111091236194
111092331090	111093951448	111093611812	111090773953	111093261936	111092570118	111087851192	111094019321	111092229883	111092669836	111088830224	111079951509	111093058042	111093885703	111092911971	111093322596	111090907086	111091897366	111083748171	111091236385
111092331236	111093951549	111093612037	111090774011	111093263006	111092585383	111087773117	111094019332	111092229917	111092685351	111088846221	111079889194	111093074208	111093838880	111092911993	111093322709	111090907109	111091897388	111070882244	111091236734
111092331416	111093965702	111093626795	111090774112	111093263028	111092585428	111087774422	111094019354	111092229951	111092685418	111088750045	111079532931	111093074332	111093838903	111092912084	111093322945	111090907862	111091897681	111078265281	111091236767
111092331528	111093966040	111093578162	111090774156	111093263051	111092585462	111087805944	111094019365	111092230133	111092685508	111088766031	111079547724	111093074725	111093839555	111092912107	111093322990	111090907963	111091897692	111078305387	111091254194
111092347862	111093966073	111093578229	111090774257	111093263062	111092585507	111087821492	111094019499	111092230144	111092685610	111088781319	111079610444	111093074736	111093839689	111092912253	111093338357	111090859734	111091897737	111078286352	111091254273
111092348098	111093966152	111093578274	111090786148	111093263084	111092585518	111073215540	111094019567	111092230289	111092685755	111088831359	111079612154	111093074781	111093839702	111092912275	111093338391	111090859981	111091912656	111078286565	111091254431
111092365121	111093966163	111093578432	111090786182	111093279508	111092585541	111073217137	111094019590	111092230302	111092685856	111088831360	111079612211	111092991531	111093839713	111092912321	111093338458	111090860084	111091864685	111078236953	111091254453
111092365255	111093966196	111093578443	111090786698	111093279698	111092585552	111073220579	111094034856	111092244868	111092686688	111088846704	111079508406	111092991890	111093840164	111092912589	111093338481	111090860163	111091864775	111078289041	111089193890
111092365277	111093966220	111093578780	111090786856	111093280263	111092585619	111073310580	111094034979	111092244879	111092608345	111088846962	111079552775	111092991946	111093840232	111092912657	111093338627	111090860174	111091864887	111078237864	111089194475
111092365367	111093966264	111093594474	111090786902	111093280285	111092585631	111073240087	111094035015	111092245184	111092608457	111088848975	111079524695	111092991968	111093840311	111092962393	111093338650	111090875002	111091864933	111078346124	111089225245
111092365480	111093890877	111093595082	111090742825	111093296406	111092585923	111065888266	111094035059	111092245195	111092608468	111088796720	111079585300	111092991979	111093855597	111092962405	111093339055	111090875013	111091865237	111078332231	111089180100
111092365514	111093891621	111093595295	111090742836	111093296518	111092585934	111065855754	111094035060	111092245218	111092608480	111088796887	111079543461	111092992127	111093855902	111092963192	111093339202	111090875080	111091879872	111078315366	111089195016
111092381242	111093891632	111093595363	111090743062	111093296686	111092535108	111065859983	111094035082	111092245410	111092608592	111088797439	111079605763	111092992149	111093855946	111092963248	111093354175	111090875158	111091879894	111076620239	111089195027
111092381758	111093891665	111093595408	111090656155	111093296697	111092535300	111065863371	111094035105	111092245522	111092639709	111088812145	111059897562	111092992745	111093856127	111092963350	111093354377	111090875507	111091879928	111076703882	111089226493
111092382029	111093891711	111093595475	111090656166	111093296721	111092535311	111065839509	111094036140	111092246578	111092639866	111088812505	111059946938	111093009228	111093856194	111092963383	111093354434	111090875697	111091880009	111045165071	111089119056

SCH-A-12

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111092382052	111093891902	111093517547	111090656548	111093296822	111092535524	111046757091	111094050382	111092263601	111092639901	111088812673	111045423023	111093009251	111093856228	111092979223	111093355075	111090799490	111091880122	111091609019	111089134536
111092382164	111093891935	111093517569	111090672221	111093296866	111092535614	111046795521	111094050416	111092263623	111092640240	111088750540	111080358995	111093009374	111093777264	111092979245	111093355165	111090815499	111091880155	111091609233	111089149947
111092382210	111093906268	111093517716	111090672322	111093296877	111092535838	111046682908	111094050449	111092263836	111092656584	111088766468	111080436790	111093009420	111093778388	111092979278	111093355176	111090815747	111091880830	111091609390	111089149958
111092382221	111093906404	111093517727	111090672670	111093313417	111092535849	111046766608	111094050584	111092280251	111092656629	111088766727	111080406618	111093026654	111093792889	111092979357	111081516756	111090831127	111091880841	111091654266	111089180650
111092382254	111093906415	111093517772	111090673312	111093313440	111092552051	111079380101	111094050685	111092280295	111092656832	111088782556	111080377918	111093026744	111093793363	111092979380	111081467829	111090831688	111091802137	111091654288	111089212443
111092382311	111093907090	111093517828	111090688262	111093313563	111092552073	111079263370	111094050865	111092280329	111092656988	111088832495	111080379358	111093026755	111093793374	111092979414	111081547626	111090847258	111091802632	111091654367	111089226897
111092429830	111093907203	111093517862	111090688408	111093313574	111092552163	111079294464	111094050876	111092280330	111092656999	111088849167	111080456882	111093026799	111093793666	111092979492	111081550710	111090847270	111091802665	111091654907	111089227045
111092429919	111093907270	111093517907	111090688509	111093313631	111092552231	111079295241	111094065041	111092280363	111092657068	111088813630	111080443574	111093026867	111093793688	111092980731	111081475121	111090847281	111091802979	111091669318	111089119393
111092431125	111093907393	111093517930	111090688510	111093313653	111092470690	111079310935	111094065085	111092280835	111092657103	111088733248	111080385434	111093026913	111093793701	111092928160	111081475154	111090847562	111091802991	111091669329	111089119854
111092431226	111093907416	111093517941	111090688970	111093313675	111092471051	111079340365	111094065467	111092280947	111092657125	111088733305	111033876538	111093027644	111093793767	111092928621	111081459976	111090847663	111091803194	111091669385	111089165710
111092446929	111093922570	111093518032	111090689038	111093313743	111092471545	111079357295	111094065478	111092296742	111092704836	111088733484	111033872130	111093042955	111093809743	111092928946	111081509871	111090847674	111091818392	111091669408	111089181178
111092447100	111093922705	111093532656	111090689083	111093313833	111092471703	111079326202	111094065502	111092297046	111092704870	111088733653	111084717707	111093043024	111093809754	111092944629	111081461531	111090847742	111091818910	111091669655	111089181459
111092447133	111093922749	111093532915	111090706724	111093330113	111092487801	111079298918	111094019938	111092297271	111092704926	111088752069	111084655269	111093043248	111093809866	111092944630	111081541596	111090847764	111091819113	111091669701	111089196769
111092447357	111093923188	111093532971	111090707444	111093330179	111092487878	111079283945	111094020008	111092313494	111092720182	111088767122	111084733930	111093043552	111093809978	111092944674	111081513180	111090847797	111091833894	111091621923	111089212825
111092447537	111093937127	111093533006	111090707590	111093330618	111092487902	111079316054	111094020592	111092313539	111092720227	111088767357	111084656226	111093043585	111093810037	111092944696	111081528951	111090847809	111091833940	111091622283	111089212971
111092397317	111093937138	111093547821	111090760027	111093330641	111092488059	111079329991	111094020637	111092313595	111092720283	111088767650	111084704792	111093092185	111093857229	111092944786	111081498519	111090892326	111091833951	111091622508	111089227438
111092397340	111093937510	111093547865	111090760184	111093330764	111092488172	111079345494	111094020884	111092313775	111092720676	111088783209	111084750782	111093092703	111093857342	111092944809	111081499307	111090892472	111091834356	111091562084	111089167767
111092397384	111093937554	111093547876	111090760218	111093330854	111092505228	111076311720	111094020930	111092195122	111092720722	111088783265	111084657496	111093092725	111093857421	111092945563	111081500502	111090908324	111091834659	111091562501	111089167846
111092397542	111093937600	111093548024	111090760566	111093330876	111092505262	111076261623	111094036151	111092195773	111092720823	111088849640	111084690101	111093092781	111093857870	111092945608	111076394945	111090908492	111091849969	111091562556	111089197546
111092397643	111093937756	111093548710	111090774325	111093346266	111092506511	111076296700	111094036195	111092195829	111092720845	111088734553	111084675126	111093092860	111093857960	111092863719	111076411507	111090908559	111091850422	111091562714	111089198121
111092397700	111093937802	111093548866	111090774505	111093346288	111092506533	111076281669	111094036285	111092212469	111092720867	111088734711	111084753954	111093109667	111093872709	111092863742	111076350633	111090908740	111091898008	111091577080	111089213893
111092397711	111093937903	111093548901	111090774673	111093346402	111092506645	111076219356	111094036465	111092213606	111092670300	111088768617	111084753987	111093109768	111093872798	111092863821	111076369149	111090860646	111091898031	111091577462	111089229148
111092397733	111093937969	111093548934	111090774819	111093346648	111092520764	111076204620	111094036476	111092213617	111092670423	111088851148	111084769311	111093109780	111093872877	111092864114	111076318749	111090860657	111091898110	111091577495	111089137753
111092412551	111093982497	111093548989	111090774910	111093361566	111092521844	111050941057	111094036487	111092213628	111092670456	111088851160	111084737495	111093109858	111093872901	111092879637	111076388061	111090860927	111091898569	111091577811	111089152312
111092412607	111093982532	111093548990	111090775001	111093362309	111092521990	111086104136	111094036511	111092213662	111092670715	111088815261	111084737675	111093110805	111093873058	111092880224	111076323947	111090861300	111091898626	111091577833	111089168421
111092412618	111093982600	111093564819	111090725040	111093362321	111092570174	111086077034	111094036544	111092213763	111092608750	111088815755	111084770054	111093058143	111093885770	111092880404	111076442242	111090861388	111091898794	111091577912	111089168522
111092412731	111093982633	111093564853	111090725332	111093377316	111092570253	111086106149	111094036656	111092230537	111092609751	111088769012	111084755642	111093058266	111093885781	111092880415	111051725069	111090861412	111091898806	111091578148	111089229766
111092412764	111093982666	111093564987	111090725343	111093377327	111092570275	111086050675	111094036702	111092230548	111092610124	111088785605	111084724884	111093058323	111093885815	111092881045	111092167390	111090861434	111091898828	111091592571	111089230027
111092412775	111093982712	111093565191	111090725613	111093377721	111092570736	111086081624	111094036746	111092230605	111092625265	111088835443	111084695432	111093058446	111093885882	111092881067	111092167828	111090876261	111091913017	111091592740	111089122533
111092412854	111093982734	111093565629	111090726096	111093377822	111092586171	111086081983	111094036757	111092230616	111092625322	111088851463	111084664562	111093074837	111093885961	111092895804	111092182881	111090800033	111091914434	111091592762	111089123275
111092412876	111093982745	111093612161	111090726580	111093377833	111092586193	111086139864	111094051013	111092231718	111092625445	111088801086	111084696466	111093074938	111093885994	111092896030	111092182892	111090800628	111091865439	111091593224	111089138721
111092332327	111093982756	111093612330	111090726805	111093263332	111092586249	111086052149	111094051282	111092246657	111092625726	111088816251	111084681752	111093074972	111093886029	111092896085	111092182937	111090800976	111091865552	111091593235	111089139104
111092332350	111093982835	111093612374	111090726827	111093264412	111092586272	111086068179	111094051327	111092246668	111092640600	111088754779	111084759882	111093075108	111093840546	111092896119	111092182948	111090801124	111091865743	111091593280	111089153458
111092332901	111093982914	111093613027	111090743769	111093264591	111092586429	111086096170	111094051507	111092246691	111092641083	111088769955	111079804483	111093075276	111093840748	111092896388	111092183512	111090815950	111091865822	111091593482	111089184519
111092333025	111093997437	111093613094	111090743893	111093264625	111092586654	111086110414	111094065849	111092246714	111092641139	111088836264	111079830763	111092992879	111093840805	111092896412	111092183679	111090816052	111091865866	111091593617	111089215615
111092333069	111093997550	111093613173	111090743994	111093280353	111092586687	111086053858	111094065850	111092246770	111092688950	111088853274	111079776278	111092993094	111093840973	111092896546	111092183770	111090816434	111091881336	111091609637	111089231208
111092333205	111093997583	111093627684	111090657077	111093280375	111092536019	111086068393	111094066064	111092246848	111092689041	111088817487	111079850596	111092993656	111093856644	111092912848	111092133304	111090816715	111091881370	111091610369	111089124388
111092348199	111093997594	111093627730	111090657156	111093280409	111092536121	111086069147	111094066198	111092246994	111092689108	111088817836	111079843251	111093010477	111093856712	111092912871	111092133348	111090831936	111091881459	111091610448	111089170558
111092348302	111093997617	111093627741	111090657189	111093280476	111092536222	111086084054	111094066222	111092247018	111092689210	111088817858	111079829132	111093010725	111093856813	111092913221	111092133360	111090831969	111091803273	111091610482	111089170592
111092349280	111093997651	111093627763	111090673536	111093280544	111092536255	111086096833	111094066266	111092247029	111092705398	111088737815	111079859887	111093010770	111093856835	111092913232	111092133393	111090832049	111091803396	111091610493	111089170761
111092365749	111093998001	111093628090	111090673738	111093280870	111092536301	111086096912	111094066301	111092247063	111092705556	111088755747	111074306924	111093010859	111093857072	111092963518	111092133685	111090832106	111091803587	111091610763	111089170794
111092365750	111093951707	111093628225	111090673839	111093280904	111092536345	111086054590	111094066323	111092247096	111092705635	111088770902	111074324643	111093027868	111093857195	111092963675	111092133764	111090832162	111091803723	111091655155	111089170851
111092365772	111093951921	111093628236	111090674021	111093280937	111092536413	111086084469	111094066402	111092247186	111092705736	111088771048	111074364467	111093027936	111093778681	111092963754	111092149187	111090832320	111091803802	111091655368	111089200608
111092366717	111093951998	111093628247	111090674111	111093280982	111092536682	111086126477	111089412456	111092264455	111092705792	111088771318	111074381523	111093028005	111093778692	111092963765	111092149558	111090893282	111091803992	111091655379	111089124737
111092382940	111093952034	111093579017	111090690232	111093297687	111092536727	111086142510	111089412535	111092264602	111092705826	111088771385	111064051379	111093028184	111093778883	111092963978	111092149615	111090893686	111091804005	111091655380	111089140432
111092431406	111093966488	111093579062	111090707804	111093297700	111092536750	111086112450	111089459468	111092264680	111092705961	111088787269	111064012477	111093028218	111093778906	111092980775	111092149626	111090893866	111091804072	111091655403	111089170974
111092431541	111093966499	111093579084	111090707815	111093297711	111092536761	111086040641	111089474690	111092264916	111092721699	111088787360	111069083087	111093044250	111093779031	111092980944	111092149750	111090893877	111091804106	111091655537	111089171032
111092431787	111093966646	111093579354	111090708029	111093297744	111092536806	111053558841	111089474780	111092265029	111092721701	111088836758	111069086204	111093044272	111093779053	111092980955	111092149851	111090909369	111091804173	111091655605	111089201328
111092431866	111093966950	111093579578	111090708063	111093298228	111092536840	111090084385	111089426619	111092265164	111092721778	111088836837	111069168586	111093044373	111093779121	111092981079	111092069931	111090909493	111091819236	111091669835	111089233390

SCH-A-13

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111092432036	111093892149	111093579646	111090761039	111093298914	111092552837	111090148421	111089442572	111092281230	111092721958	111088853690	111045870715	111093044418	111093794049	111092981080	111092070113	111090909808	111091819528	111091669846	111089125244
111092432070	111093892228	111093595666	111090761185	111093298958	111092552949	111090148544	111089442763	111092281285	111092722229	111088818949	111080076228	111093044564	111093794061	111092981147	111092070124	111090861760	111091819562	111091669903	111089142096
111092432126	111093892239	111093595789	111090762131	111093314069	111092552950	111090148724	111089372664	111092281331	111092671851	111072812418	111080003004	111093044586	111093794184	111092981361	111092070168	111090862019	111091834738	111091669947	111089156530
111092432193	111093892295	111093596195	111090775494	111093314508	111092471826	111090097761	111089384971	111092281375	111092671963	111041977124	111080093700	111093094435	111093794252	111092981394	111092070247	111090862277	111091834884	111091670163	111089171672
111092447672	111093892497	111093596623	111090727008	111093314834	111092471950	111090097941	111089399416	111092281409	111092672223	111052888251	111080107638	111093094514	111093794308	111092928980	111092070337	111090876328	111091835289	111091670264	111089172347
111092448123	111093892510	111093518278	111090728201	111093314845	111092472018	111090035460	111089399742	111092281443	111092688264	111052921451	111075306745	111093094705	111093794342	111092929150	111092070348	111090876373	111091835515	111091670275	111089202329
111092397968	111093907450	111093518357	111090728470	111093331024	111092472074	111090035606	111089475590	111092282084	111092688365	111077100817	111058269834	111093111019	111093794689	111092929161	111092086660	111090876384	111091850646	111091670376	111089142366
111092398026	111093907517	111093519291	111090728481	111093331057	111092472221	111090035628	111089475624	111092282185	111092688433	111077101155	111072685775	111093111086	111093811184	111092929228	111092086783	111090876845	111091850657	111091670422	111089157395
111092398059	111093907607	111093519437	111090728795	111093331338	111092472287	111090051378	111089428015	111092282196	111092688455	111077049572	111072643960	111093111097	111093811195	111092945822	111092086884	111090876878	111091850769	111091670477	111089157564
111092398183	111093907618	111093519460	111090728807	111093332092	111092489140	111090085443	111089443562	111092297383	111092610179	111077018062	111072693415	111093111356	111093811421	111092945866	111092086952	111090876924	111091850871	111091670488	111089157902
111092398239	111093907641	111093519550	111090744467	111093332193	111092489241	111090149523	111089373700	111092297653	111092610900	111077004247	111072676641	111093111457	111093811432	111092865014	111092103086	111090877330	111091899144	111091670781	111089172550
111092398240	111093907775	111093533646	111090744737	111093332351	111092489308	111090114783	111089373935	111092297664	111092610933	111077021909	111072678014	111093111514	111093811511	111092865047	111092103435	111090877352	111091899335	111091622913	111089219608
111092398374	111093908338	111093533758	111090744917	111093332362	111092489320	111090114996	111089385714	111092297776	111092611170	111077040944	111083518031	111093111604	111093811533	111092865069	111092103457	111090877464	111091914748	111091623127	111089127853
111092413350	111093908428	111093533859	111090745008	111093332407	111092489364	111090115852	111089400622	111092297923	111092626187	111086656532	111083486732	111093059997	111093858602	111092865306	111092119241	111090877543	111091914760	111091623239	111089142995
111092414328	111093908440	111093533938	111090658270	111093347582	111092489432	111090036887	111089445542	111092297945	111092626266	111086608865	111083503158	111093060168	111093858770	111092865373	111092119454	111090801517	111091914850	111091623475	111089158273
111092333272	111093923278	111093550050	111090674391	111093362422	111092506858	111090037002	111089445698	111092298115	111092626288	111086608977	111083442521	111093060326	111093858837	111092865474	111092120074	111090801607	111091865901	111091623510	111091354432
111092333283	111093923447	111093550061	111090674492	111093362477	111092506881	111090037440	111089445968	111092315104	111092626514	111086623389	111083488385	111093076244	111093858927	111092881113	111092120254	111090801731	111091866238	111091639001	111091354487
111092333407	111093923627	111093550072	111090674548	111093362488	111092506926	111090053392	111089461517	111092315115	111092627357	111086565092	111083488510	111093076266	111093858972	111092881292	111092120276	111090801900	111091867149	111091639102	111091354577
111092333542	111093923672	111093550083	111090690502	111093362501	111092507219	111090053651	111089461595	111092315159	111092642152	111086657544	111083412821	111093077009	111093859186	111092881359	111092168256	111090801933	111091867217	111091639449	111091354690
111092333632	111093923919	111093550106	111090691446	111093362589	111092507220	111090069849	111089461607	111092315171	111092642321	111039326219	111083506847	111092994118	111093873317	111092881416	111092168290	111090816816	111091881594	111091639562	111091354702
111092334172	111093938106	111093565685	111090691693	111093363197	111092507297	111090117023	111089475848	111092196314	111092642387	111078489885	111083446648	111092994129	111093873373	111092881438	111092168313	111090816827	111091882281	111091564064	111091354881
111092349695	111093938443	111093565742	111090709266	111093363287	111092507343	111090117337	111089476254	111092196707	111092642466	111078441344	111083477855	111092994253	111093873441	111092881461	111092168548	111090817165	111091882393	111091564110	111091354971
111092349718	111093938476	111093565797	111090709277	111093363298	111092522519	111090117449	111089445092	111092213932	111092642523	111078410081	111083510022	111092994310	111093873452	111092881584	111092168559	111090817312	111091882427	111091578238	111091403954
111092349730	111093939095	111093565922	111090762210	111093363412	111092522610	111090133841	111089445328	111092213965	111092689850	111078410812	111083493910	111093011041	111093873834	111092896636	111092168908	111090817435	111091882595	111091578261	111091420717
111092349752	111060910830	111093613285	111090762647	111093363445	111092522643	111090133896	111089386579	111092214001	111092706681	111078395656	111083526816	111093011434	111093873867	111092897299	111092183859	111090832768	111091804195	111091578384	111091420762
111092349763	111037801473	111093613577	111090775876	111093363478	111092571838	111090149983	111089401128	111092214247	111092707042	111078413220	111083466000	111093011782	111093873957	111092897503	111092184120	111090878959	111091804230	111091578395	111091420931
111092349819	111067150787	111093613601	111090775966	111092128724	111092571872	111090150008	111089401319	111092215473	111092722533	111076789033	111083436546	111093011805	111093873991	111092897648	111092184210	111090878982	111091804757	111091593729	111091420997
111092349910	111080131073	111093613623	111090775988	111092128779	111092572198	111090150132	111089446969	111092231943	111092722689	111076757836	111083527693	111093029332	111093886771	111092913490	111092133876	111090879017	111091804768	111091593741	111091368347
111092349987	111080174586	111093613678	111090776002	111092128904	111092572323	111090100160	111089461797	111092232045	111092722746	111076821243	111083514587	111093029376	111093886928	111092913973	111092133898	111090879196	111091804779	111091594326	111091368954
111092350068	111080189571	111093629518	111090776035	111092128993	111092572378	111090100531	111089462079	111092232269	111092722836	111076760896	111083483515	111093029725	111093887187	111092964935	111092134169	111090879523	111091804780	111091641048	111091368987
111092350192	111080146855	111093629552	111090776350	111092176109	111092587217	111090100665	111089477468	111092232405	111092723040	111076777861	111083516411	111093029804	111093841839	111092965026	111092134215	111090879736	111091804982	111091641464	111091386662
111092367066	111080204298	111093629686	111090776406	111092176233	111092587251	111090116314	111089477479	111092247805	111092672638	111076769031	111083422754	111093029837	111093841918	111092982171	111092134226	111090894014	111091805006	111091641554	111091387045
111092367123	111080147395	111093629743	111090729022	111092176244	111092587352	111090038193	111089477637	111092248536	111092672694	111076754406	111083455907	111093044856	111093764248	111092982384	111092134248	111090894104	111091805107	111091656370	111091387191
111092367145	111080191574	111093629800	111090729112	111092176277	111092587543	111090053998	111089375083	111092248626	111092672795	111076800925	111083516961	111093045161	111093764439	111092930219	111092134293	111090894531	111091821026	111091656842	111091304583
111092367178	111059642504	111093629844	111090729123	111092176312	111092587622	111090117483	111089375207	111092248705	111092673134	111076818575	111083516983	111093045194	111093764563	111092930297	111092134428	111090894733	111091821183	111091671164	111091304853
111092367279	111059683633	111093580019	111090729752	111092177021	111092587644	111090023029	111089375465	111092265669	111092594158	111076802411	111083566854	111093045217	111093779738	111092931355	111092134462	111090910080	111091821217	111091671186	111091305089
111092367370	111034732675	111093580109	111090745345	111092177054	111092587655	111090023153	111089375498	111092265681	111092594530	111076722366	111083646145	111093045228	111093779806	111092931467	111092134484	111090910282	111091821329	111091671221	111091322684
111092383648	111090533766	111093580154	111090745525	111092177100	111092537144	111090054685	111089387828	111092265737	111092594552	111073021411	111083629797	111093045543	111093779996	111092865744	111092134507	111090862390	111091835672	111091671298	111091338254
111092383705	111090533979	111093580222	111090658887	111092190880	111092537166	111090054821	111089388188	111092265894	111092594709	111072992844	111083585732	111093045600	111093781089	111092865777	111092134530	111090863245	111091836202	111091671300	111091339020
111092384256	111090534802	111093580233	111090659338	111092190903	111092537188	111090071224	111089401993	111092282264	111092611338	111073008371	111083632207	111093094929	111093795422	111092865957	111092150022	111090787228	111091836459	111091671580	111091339143
111092384324	111090534891	111093580435	111090659428	111092190970	111092537212	111090071303	111089447421	111092282411	111092611439	111065400929	111083538471	111093095032	111093795826	111092866093	111092150055	111090787295	111091851546	111091623992	111091356096
111092432250	111090549505	111093580468	111090675651	111092191229	111092537403	111090135988	111089448006	111092282523	111092611642	111065404035	111083553928	111093095043	111093811713	111092866183	111092150099	111090787778	111091852109	111091624195	111091356153
111092432294	111090549998	111093596960	111090675707	111092191296	111092537571	111090085476	111089414863	111092282578	111092611697	111093700563	111083587330	111093095087	111093811746	111092866239	111092150156	111090787790	111091852187	111091624500	111091356186
111092432452	111090550293	111093596971	111090675752	111092141741	111092537649	111090102498	111089414931	111092282657	111092611709	111093700608	111083633567	111093095458	111093812220	111092881764	111092150190	111090802215	111091852233	111091624599	111091404214
111092432496	111090565794	111093597219	111090691895	111092141987	111092553467	111090024020	111089415370	111092282703	111092611732	111093700653	111083573706	111093095560	111093812242	111092881922	111092150291	111090802248	111091852277	111091639584	111091404348
111092432519	111090565873	111093597253	111090691996	111092142023	111092553513	111090039543	111089430883	111092282826	111092627425	111093700675	111083575641	111093111929	111093812365	111092882169	111092150820	111090802259	111091899975	111091639618	111091404551
111092433318	111090566144	111093597264	111090692144	111092142124	111092553793	111090040141	111089402219	111092298339	111092627469	111093700710	111083543624	111093112098	111093812400	111092882675	111092150842	111090803340	111091900091	111091640429	111091405248
111092448932	111090566177	111093597354	111090692762	111092142135	111092472872	111090056025	111089402376	111092298496	111092627885	111093700721	111083577979	111093112133	111093812411	111092897817	111092070966	111090803519	111091900158	111091564468	111091421189
111092398453	111090566346	111093597400	111090692795	111092142270	111092473020	111090071897	111089402400	111092298755	111092627896	111093700833	111083594035	111093112155	111093859603	111092898043	111092070999	111090803575	111091900237	111091564615	111091421279

SCH-A-14

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111092399308	111090581736	111093597477	111090692908	111092159043	111092473233	111090072124	111089402804	111092298856	111092628011	111093700899	111083562591	111093112201	111093859670	111092898313	111092071046	111090817794	111091900260	111091564637	111091421886
111092399780	111090581781	111093519741	111090710134	111092159100	111092473468	111090072326	111089448691	111092298946	111092628077	111093700945	111083563738	111093112346	111093860065	111092914929	111092071439	111090818043	111091915132	111091564941	111091369922
111092399836	111090581792	111093519842	111090710257	111092159133	111092473480	111090072348	111089463340	111092299004	111092642815	111093745168	111083641375	111093060618	111093860144	111092915694	111092071473	111090818144	111091915907	111091564952	111091370148
111092414430	111090581837	111093519932	111090762816	111092159234	111092473547	111090119216	111089464015	111092299071	111092642860	111093745180	111083656764	111093060663	111093860199	111092915795	111092071484	111090818223	111091916245	111091579295	111091370250
111092414777	111090581848	111093520024	111090762827	111092159885	111092489779	111090119351	111089416168	111092299127	111092642972	111093745191	111083598264	111093060731	111093860212	111092915829	111092087289	111090833837	111091867699	111091579408	111091370610
111092414788	111090581860	111093520103	111090763132	111092079022	111092489881	111090137227	111089431761	111092315407	111092643074	111093745517	111082261798	111093060966	111093860739	111092915964	111092088022	111090833871	111091882944	111091579486	111091387494
111092414801	111090581949	111093520114	111090763244	111092095378	111092490007	111090086376	111089363642	111092315801	111092643119	111093760244	111082333316	111093061271	111093874004	111092915986	111092088066	111090833961	111091884160	111091579510	111091387618
111092414957	111090581961	111093520170	111090763288	111092095479	111092490142	111090103871	111089364069	111092315867	111092643232	111093760277	111082298530	111093077964	111093874093	111092916011	111092088257	111090834186	111091884182	111091579576	111091387719
111092414968	111090581983	111093520237	111090763356	111092112121	111092507714	111090025290	111089377007	111092197001	111092643287	111093760299	111082265837	111093078123	111093874677	111092916033	111092088325	111090879949	111091884339	111091594540	111091387955
111092334341	111090628952	111093534287	111090776563	111092112222	111092507747	111090072450	111089377085	111092197180	111092643300	111093760389	111082266579	111093078156	111093874756	111092965992	111092104098	111090880233	111091884362	111091594584	111091305157
111092334363	111090629032	111093534311	111090776754	111092112255	111092507792	111090073798	111089389707	111092198484	111092690234	111093760671	111082258570	111093078314	111093826753	111092966128	111092104177	111090880367	111091805220	111091594719	111091305450
111092334969	111090629122	111093534333	111090776934	111092112312	111092508108	111090137542	111089403669	111092198518	111092690986	111093760828	111082258671	111093078369	111093826775	111092982508	111092104379	111090894913	111091805286	111091594854	111091305540
111092335038	111090629177	111093534344	111090777148	111092112367	111092508344	111090087153	111089464295	111092215507	111092691033	111093713927	111082292983	111093078460	111093826786	111092982733	111092104504	111090894935	111091805309	111091595653	111091323090
111092335061	111090629469	111093534366	111090777452	111092112378	111092508355	111090087467	111089464510	111092215888	111092691055	111093713949	111082293300	111092995715	111093826865	111092982935	111092120423	111090895442	111091805400	111091641677	111091323393
111092335106	111090629560	111093534377	111090777520	111092112547	111092508377	111090104434	111089416449	111092232685	111092691202	111093714018	111082380868	111092995748	111093827046	111092983004	111092120928	111090895475	111091805499	111091642140	111091323438
111092350530	111090629953	111093534388	111090730147	111092113537	111092508535	111090025762	111089417338	111092233046	111092707154	111093729036	111082383939	111092995928	111093827125	111092983037	111092120962	111090895677	111091805635	111091642162	111091323449
111092350619	111090643971	111093534850	111090731047	111092129118	111092522733	111090025953	111089417428	111092266480	111092707491	111093729058	111082368314	111092996020	111093827158	111092983240	111092121187	111090895699	111091805679	111091656987	111091323775
111092350945	111090644039	111093534861	111090746054	111092129264	111092522801	111090025975	111089432324	111092267188	111092707569	111093729317	111082435566	111092996110	111093842324	111092983262	111092121200	111090847988	111091805938	111091657146	111091339176
111092350978	111090644185	111093535110	111090746098	111092129343	111092523004	111090041096	111089432458	111092283546	111092707648	111093729362	111082489789	111092996165	111093842751	111092983284	111092121288	111090848136	111091805972	111091657821	111091340033
111092367505	111090644961	111093535121	111090659934	111092129376	111092523947	111090041412	111089377388	111092283715	111092657798	111093729531	111082421415	111093012008	111093843303	111092931793	111092169156	111090848260	111091821374	111091657832	111091340088
111092367572	111090644972	111093550577	111090660105	111092129455	111092524049	111090074430	111089377434	111092283973	111092657877	111093729597	111082439403	111093012053	111093764709	111092931827	111092169189	111090849711	111091821734	111091672198	111091340101
111092367639	111090645074	111093550656	111090660251	111092177155	111092524106	111090074519	111089390664	111092284064	111092658340	111093654257	111082439672	111093012570	111093764721	111092932019	111092169190	111090849834	111091821767	111091672255	111091340202
111092367707	111090595821	111093550689	111090676281	111092177267	111092524128	111090074632	111089390912	111092299341	111092673235	111093654640	111082439717	111093012581	111093764855	111092932053	111092169651	111090864202	111091821789	111091624746	111091340257
111092368023	111090595898	111093550814	111090676337	111092177289	111092524184	111090139027	111089391249	111092299543	111092673437	111093654718	111082458088	111093012862	111093765160	111092932109	111092169707	111090864538	111091821868	111091624791	111091389340
111092384504	111090596013	111093550847	111090677181	111092177335	111092572402	111090088941	111089391328	111092299723	111092673550	111093654796	111082458268	111093030019	111093781304	111092948106	111092169864	111090787925	111091821969	111091624971	111091390948
111092384762	111090596136	111093550869	111090693202	111092177379	111092572413	111090105008	111089404334	111092299745	111092673561	111093654842	111082377741	111093030020	111093781674	111092948252	111092184591	111090788803	111091822140	111091625141	111091405484
111092384841	111090596260	111093566271	111090694090	111092177403	111092572514	111090105019	111089450212	111092299813	111092674540	111093654864	111082496293	111093030097	111093781708	111092948285	111092184670	111090803935	111091836628	111091625152	111091405721
111092433565	111090611303	111093566350	111090710673	111092177436	111092572569	111090105772	111089450335	111092299880	111092594901	111093654886	111082460980	111093030222	111093781742	111092948319	111092185086	111090804059	111091837258	111091625185	111091405811
111092434599	111090611314	111093567519	111090710808	111092177717	111092572716	111090042109	111089418160	111092299981	111092595160	111093670020	111082461194	111093030233	111093781854	111092948397	111092134675	111090804060	111091837393	111091625208	111091406801
111092449900	111090611325	111093567609	111090710819	111092191522	111092573649	111090122489	111089365307	111092300007	111092595249	111093670132	111082396540	111093030266	111093781876	111092866880	111092134855	111090804161	111091852738	111091549382	111091406812
111092449977	111090611695	111093567777	111090710921	111092191533	111092587802	111090122793	111089378626	111092300052	111092595306	111093670222	111082428704	111093030323	111093781900	111092867465	111092134978	111090804172	111091852806	111091549449	111091406878
111092450036	111090611730	111093614208	111090763569	111092191768	111092587891	111090089616	111089378839	111092317173	111092595496	111093670345	111082429097	111093030389	111093796131	111092867476	111092134990	111090804307	111091852963	111091549988	111091422540
111092450508	111090611864	111093614398	111090763615	111092192152	111092587914	111090106458	111089391856	111092317285	111092612586	111093670367	111050528913	111093045734	111093796221	111092883429	111092135081	111090819066	111091853010	111091550564	111091422584
111092400109	111090534981	111093614949	111090764649	111092192174	111092587936	111090027449	111089404514	111092317410	111092612597	111093670402	111050565363	111093045947	111093796243	111092883665	111092135104	111090834489	111091853278	111091565054	111091422775
111092400143	111090535207	111093630071	111090764773	111092142618	111092588195	111090076702	111089404974	111092317566	111092612823	111093670424	111065976501	111093046151	111093796782	111092883700	111092135205	111090835323	111091853313	111091565313	111091423181
111092400266	111090535713	111093630206	111090764784	111092143013	111092588241	111090124177	111089451426	111092198844	111092612845	111093670615	111080007761	111093046319	111093796894	111092898728	111092151821	111090835615	111091853380	111091565492	111091371082
111092400299	111090535780	111093630307	111090764795	111092143383	111092537818	111090140760	111089466398	111092198866	111092612878	111093670637	111080008155	111093095908	111093812646	111092899460	111092151922	111090880479	111091900529	111091565683	111091371206
111092400312	111090550462	111093630442	111090777575	111092160078	111092537830	111090140861	111089418227	111092198989	111092613026	111093684979	111080067295	111093096314	111093813568	111092916257	111092151999	111090880503	111091900541	111091565694	111091371420
111092400468	111090550619	111093580581	111090777621	111092160449	111092537841	111090140894	111089418261	111092199058	111092613150	111093685396	111080012026	111093096404	111093813759	111092916268	111092152068	111090880570	111091900608	111091565717	111091371442
111092400569	111090550721	111093580626	111090777665	111092160641	111092538088	111090090573	111089418687	111092199069	111092628303	111093685431	111079998229	111093113088	111093813771	111092916415	111092071620	111090881223	111091900620	111091579723	111091388899
111092414980	111090551317	111093580761	111090777799	111092160674	111092538459	111090106616	111089434258	111092199070	111092628853	111093685509	111080102532	111093113167	111093860773	111092916527	111092071709	111090881267	111091900642	111091580253	111091388912
111092415082	111090566481	111093580873	111090777957	111092160742	111092538583	111090106649	111089434720	111092199104	111092628875	111093701317	111080014006	111093113684	111093860920	111092916640	111092071732	111090895925	111091900934	111091580297	111091388956
111092415330	111090566559	111093581313	111090777991	111092160775	111092538662	111090028642	111089366500	111092199261	111092629023	111093701407	111080104220	111093061462	111093861088	111086403464	111092071833	111090896049	111091901148	111091580321	111091389159
111092415420	111090566661	111093597578	111090778026	111092160810	111092538695	111090061289	111089379111	111092199340	111092645144	111093701519	111080045044	111093062700	111093861123	111086355707	111092088673	111090896319	111091901261	111091580680	111091305922
111092415486	111090566874	111093597657	111090731306	111092160832	111092554389	111090061830	111089379672	111092199373	111092691886	111093701553	111081597171	111093078763	111093861167	111086371547	111092104773	111090896342	111091916638	111091580703	111091306710
111092415509	111090567202	111093597680	111090731610	111092160854	111092554525	111090061841	111089392431	111092216801	111092692078	111093701586	111081644185	111093078954	111093874790	111086326659	111092104818	111090896476	111091868184	111091580747	111091306800
111092416397	111090567213	111093597714	111090747358	111092080170	111092554558	111090077208	111089405559	111092216823	111092692269	111093701609	111081706599	111092996277	111093874802	111086388185	111092105044	111090849935	111091868296	111091580770	111091324248
111092416421	111090567224	111093597905	111090747369	111092080204	111092555065	111090124548	111089453372	111092216979	111092692315	111093745832	111081657178	111092997199	111093874835	111086295722	111092105291	111090849946	111091884586	111091580826	111091340303
111092335173	111090583424	111093597938	111090747404	111092080226	111092555076	111090142302	111089467625	111092217082	111092707907	111093745966	111081676887	111092997403	111093874925	111055625837	111092121312	111090850083	111091884610	111091580938	111091340549

SCH-A-15

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111092336781	111090630078	111093598265	111090747448	111092080260	111092555313	111090092036	111089467951	111092217138	111092707918	111093746158	111081677024	111092997425	111093875027	111054650261	111092121323	111090850397	111091884632	111091581018	111091340819
111092336792	111090630157	111093598423	111090747482	111092096841	111092555335	111090092058	111089419633	111092217150	111092708852	111093746361	111081677877	111093013021	111093875049	111083252362	111092121367	111090850500	111091884744	111091596069	111091391107
111092336804	111090630236	111093598513	111090747639	111092097673	111092555391	111090108113	111089419802	111092233204	111092708964	111093746484	111081616195	111093013133	111093875117	111083174130	111092121750	111090850588	111091884801	111091596351	111091391141
111092336927	111090630360	111093520293	111090661500	111092113605	111092473952	111090108405	111089419868	111092233844	111092709314	111093746495	111081646110	111093013863	111093827338	111083206866	111092121806	111090850612	111091884823	111091596430	111091391152
111092336961	111090630438	111093520350	111090661836	111092113896	111092474076	111090108472	111089420398	111092234575	111092709347	111093761616	111081646750	111093013953	111093827428	111083268909	111092121828	111090864695	111091806164	111091642409	111091391219
111092336983	111090630483	111093520709	111090661847	111092113919	111092474313	111090029159	111089420400	111092234586	111092659240	111093761683	111081632700	111093014088	111093828069	111083283861	111092170046	111090864730	111091806344	111091642522	111091391398
111092337029	111090630539	111093521609	111090661892	111092114011	111092474616	111090029160	111089393498	111092234609	111092659464	111093761751	111081618771	111093030592	111093828193	111083226598	111092170181	111090864752	111091806445	111091642836	111091391512
111092351340	111090645276	111093521621	111090677350	111092114145	111092474694	111090029193	111089406673	111092249885	111092674900	111093761807	111081649551	111093030604	111093843347	111083228815	111092170473	111090864842	111091806513	111091643062	111091407431
111092351496	111090645401	111093535323	111090677372	111092162373	111092474717	111090045348	111089406932	111092249908	111092674955	111093761964	111081635219	111093030839	111093843909	111083276054	111092185200	111090864976	111091806579	111091657977	111091407464
111092351508	111090645524	111093535345	111090677552	111092162508	111092474728	111090046215	111089468299	111092251057	111092675024	111093761986	111081685157	111093030884	111093843954	111083276357	111092185211	111090865102	111091806603	111091658439	111091423811
111092351519	111090645704	111093552175	111090694360	111092162531	111092490647	111090077602	111089420691	111092267469	111092675136	111093714917	111081593829	111093031515	111093843987	111083246523	111092185222	111090865326	111091822319	111091658484	111091372061
111092351700	111090645771	111093552232	111090694438	111092162632	111092490793	111090078647	111089435967	111092267526	111092675361	111093715064	111081652847	111093046476	111093844056	111083199878	111092185299	111090865359	111091822320	111091658709	111091372117
111092351711	111090597508	111093552254	111090694607	111092162676	111092490849	111090125730	111089368580	111092267537	111092675406	111093715075	111081667911	111093046511	111093844135	111083183815	111092185435	111090789242	111091822566	111091610796	111091372487
111092351801	111090597531	111093552265	111090695091	111092177751	111092491334	111090143303	111089380595	111092267548	111092596510	111093715839	111081668507	111093046522	111093844337	111083202356	111092185547	111090789365	111091837719	111091610875	111091291241
111092351991	111090598363	111093552355	111090711539	111092178033	111092508591	111090030926	111089380719	111092267559	111092596644	111093715851	111081608624	111093046791	111093765261	111083233664	111092135261	111090804543	111091837764	111091625747	111091291421
111092352004	111090598374	111093552388	111090711551	111092178358	111092508603	111090046686	111089407416	111092267571	111092613239	111093715918	111081625274	111093046948	111093766486	111083170923	111092135362	111090804600	111091837832	111091625804	111091291702
111092369147	111090612045	111093552401	111090711685	111092192477	111092508681	111090079569	111089454474	111092267638	111092613251	111093729632	111084961898	111093047006	111093766543	111051720963	111092135542	111090820271	111091853807	111091625871	111091307395
111092369169	111090612371	111093568015	111090711843	111092192567	111092508704	111090127732	111089469571	111092267818	111092613262	111093729755	111085020716	111093097393	111093766587	111059168743	111092135766	111090836009	111091853885	111091626221	111091307429
111092369507	111090612854	111093568138	111090712260	111092192578	111092508850	111090127754	111089421456	111092267863	111092613497	111093729823	111084962574	111093097506	111093766879	111089297479	111092136420	111090836144	111091854235	111091626232	111091307856
111092370015	111090613248	111093568217	111090712282	111092193018	111092509121	111090127811	111089422143	111092268022	111092613510	111093729867	111085021504	111093097539	111093781955	111089358905	111092152271	111090836234	111091854246	111091551116	111091307924
111092384975	111090613305	111093568442	111090765213	111092193322	111092509154	111090144146	111089422176	111092284424	111092613521	111093730151	111084994108	111093097652	111093782079	111089359018	111092152484	111090836245	111091901395	111091551172	111091308037
111092385426	111090536006	111093568497	111090765718	111092143585	111092509165	111090144472	111089369008	111092284985	111092613644	111093730173	111084994153	111093097887	111093782091	111089310363	111092152518	111090836380	111091901610	111091566369	111091308149
111092385460	111090536321	111093568688	111090765752	111092143822	111092509176	111090093857	111089381934	111092285133	111092613701	111093655023	111084994737	111093113808	111093782125	111089310420	111092152563	111090836470	111091901755	111091581186	111091308150
111092385594	111090536343	111093615085	111090778240	111092144643	111092524308	111090094296	111089381956	111092300445	111092613734	111093655045	111084904907	111093114214	111093782428	111089263359	111092152743	111090881560	111091902307	111091581197	111091308161
111092385606	111090536387	111093615131	111090778329	111092144687	111092524443	111090094375	111089395322	111092300557	111092614016	111093655371	111084936496	111093114269	111093797031	111089264327	111092072632	111090881582	111091917077	111091581333	111091324596
111064335475	111090552497	111093615232	111090778655	111092161787	111092524599	111090110239	111089408136	111092300625	111092629821	111093655517	111084952348	111093062788	111093797367	111089279851	111092072788	111090882000	111091917189	111091581366	111091324664
111064252091	111090552554	111093630745	111090778688	111092161923	111092524724	111090031837	111089454867	111092301143	111092645335	111093655821	111084965364	111093062845	111093797378	111089279862	111092073453	111090882033	111091917224	111091581434	111091324967
111064253171	111090567369	111093630813	111090778699	111092162036	111092524757	111090031859	111089455925	111092301154	111092645492	111093655843	111084966051	111093062889	111093797479	111089280369	111092089157	111090882358	111091917235	111091581603	111091325014
111064254992	111090567370	111093631230	111090732958	111092162238	111092524780	111090047687	111089470292	111092317678	111092645683	111093655865	111084981137	111093062957	111093797536	111089327709	111092089494	111090897163	111091918179	111091582435	111091341067
111034169275	111090568191	111093631319	111090733151	111092162261	111092573717	111090064619	111089470382	111092318040	111092645896	111093655876	111084997561	111093063284	111093813861	111089251154	111092090182	111090897196	111091869208	111091596586	111091341326
111044686900	111090584694	111093631364	111090733184	111092162283	111092573784	111090128429	111089369378	111092318073	111092692551	111093670693	111084998089	111093079326	111093813883	111089251592	111092090227	111090897297	111091869343	111091596980	111091341472
111041067663	111090630630	111093631432	111090747853	111092081407	111092573807	111090111128	111089370279	111092318703	111092694058	111093670941	111084923302	111093079461	111093813928	111089265216	111092090238	111090897310	111091885026	111091597071	111091342473
111072471486	111090630685	111093631465	111090747910	111092081429	111092574022	111090111847	111089382148	111092318747	111092694126	111093671335	111084953945	111093080025	111093813951	111089329105	111092105831	111090897343	111091885060	111091643163	111091391679
111072495145	111090630764	111093631500	111090749024	111092081586	111092574055	111090049140	111089382250	111092199711	111092694148	111093671425	111084953956	111093080115	111093814132	111089345215	111092105998	111090897387	111091885565	111091643297	111091391703
111072573254	111090631282	111093581368	111090749091	111092081609	111092574415	111090066239	111089382575	111092199722	111092709392	111093671481	111085013033	111092997559	111093814402	111089360368	111092106056	111090897758	111091885734	111091643411	111091391770
111089590150	111090631574	111093581795	111090662141	111092081665	111092588612	111090081236	111089382687	111092199856	111092709527	111093686364	111084967197	111092998178	111093814424	111089360470	111092122492	111090850667	111091807143	111091643488	111091391792
111089590183	111090645883	111093581830	111090662196	111092081924	111092588779	111090112747	111089395591	111092199957	111092709606	111093686397	111084908024	111092998189	111093814570	111089360829	111092122616	111090850825	111091807323	111091643725	111091392445
111089554093	111090646132	111093581942	111090662253	111092081935	111092589163	111090034076	111089395771	111092200152	111092709639	111093686410	111084924527	111092998718	111093814592	111089312657	111092122627	111090851006	111091808021	111091659553	111091392692
111089554802	111090646143	111093582022	111090662499	111092097943	111092589174	111090034357	111089408978	111092200477	111092709684	111093686476	111085013796	111093014325	111093814659	111089312747	111092122649	111090851040	111091823602	111091659609	111091393301
111089571452	111090646211	111093582112	111090663007	111092098001	111092538998	111090034425	111089409126	111092217295	111092709886	111093731882	111070272999	111093014415	111093814660	111089328003	111092122672	111090851219	111091823691	111091659991	111091407802
111089571485	111090646312	111093582156	111090677899	111092098012	111092539012	111090112949	111089470832	111092217330	111092709897	111093732568	111070246585	111093015359	111093814682	111089266442	111092122694	111090865393	111091823770	111091660106	111091407857
111089571777	111090598565	111093582695	111090678991	111092098034	111092539203	111090034874	111089470854	111092217352	111092709943	111093732636	111057135262	111093031650	111093861538	111089282518	111092122795	111090865449	111091823792	111091611742	111091408072
111089571968	111090598914	111093582718	111090679093	111092098045	111092539326	111090035178	111089470898	111092217587	111092709965	111093732647	111057102794	111093032279	111093861594	111089329363	111092123077	111090865540	111091823972	111091611911	111091408285
111089492533	111090598958	111093598535	111090679352	111092098056	111092539427	111090068196	111089424314	111092217598	111092709987	111093732805	111077307805	111093032303	111093861617	111089346733	111092171069	111090865843	111091839036	111091612136	111091408409
111089509464	111090613327	111093598568	111090679431	111092098090	111092539450	111090082697	111089370594	111092217600	111092659497	111093746529	111077378331	111093032314	111093861628	111089360986	111092171104	111090865898	111091839070	111091627020	111091356647
111089523549	111090613473	111093599008	111090695529	111092098203	111092539539	111090082833	111089370819	111092217622	111092659644	111093746530	111077347179	111093032381	111093862337	111089361314	111092171160	111090865900	111091840140	111091627176	111091356782
111089591285	111090613619	111093599075	111090695596	111092114774	111092539663	111090083014	111089370943	111092234665	111092659970	111093746888	111077367610	111093047141	111093862382	111089240130	111092171249	111090866327	111091840241	111091627266	111091356838
111089608453	111090613765	111093599086	111090695631	111092114864	111092539685	111090083160	111089396233	111092234722	111092660006	111093747047	111077352759	111093047275	111093862393	111089266600	111092171351	111090789950	111091854493	111091627378	111091356951
111089608497	111090614261	111093599110	111090712945	111092163284	111092539708	111090083250	111089396378	111092234823	111092660051	111093747159	111077283572	111093047297	111093862865	111089266778	111092171384	111090790569	111091854538	111091551701	111091356984

SCH-A-16

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111089555959	111090614272	111093521834	111090713216	111092163374	111092539719	111045043289	111089409542	111092235004	111092660882	111093747227	111077336931	111093048670	111093875533	111089282709	111092172071	111090790626	111091854583	111091551846	111091372689
111089555982	111090537298	111093522217	111090713328	111092163510	111092555504	111078737724	111089409700	111092235172	111092675619	111093762011	111084524534	111093098079	111093875544	111089282934	111092172082	111090790750	111091854785	111091551880	111091372881
111089556062	111090537557	111093522228	111090713362	111092163532	111092555515	111078702849	111089409799	111092251237	111092675754	111093762101	111084524578	111093098136	111093875599	111089282990	111092172150	111090790783	111091855371	111091552229	111091373017
111089572521	111090552756	111093522273	111090766102	111092163622	111092555649	111078689258	111089409856	111092251675	111092675912	111093762178	111084489961	111093098259	111093875623	111089283171	111092172183	111090805881	111091855393	111091552274	111091291858
111089492702	111090553049	111093522363	111090766135	111092163655	111092555694	111079654879	111089471709	111092251833	111092676003	111093762606	111084416242	111093098406	111093875634	111089331344	111092185817	111090806017	111091855630	111091566932	111091291982
111089493499	111090553803	111093536065	111090766157	111092163734	111092555830	111079655746	111089472508	111092251945	111092676148	111093762628	111084416466	111093099025	111093876107	111089347385	111092186661	111090821047	111091902464	111091567135	111091308172
111089493613	111090568371	111093536223	111090766180	111092163745	111092555908	111079670439	111089424404	111092251989	111092676227	111093762640	111084526165	111093114427	111093876118	111089347712	111092186694	111090821216	111091902497	111091567483	111091308374
111089510444	111090568416	111093536391	111090766203	111092178774	111092555931	111079647387	111089440187	111092268213	111092676249	111093762774	111084475764	111093114517	111093876141	111089299055	111092186863	111090821306	111091902600	111091582525	111091308453
111089510613	111090568630	111093536425	111090766450	111092178864	111092555953	111079647983	111089371573	111092269124	111092676250	111093762842	111084491302	111093114786	111093876196	111089299426	111092186920	111090821744	111091902701	111091582592	111091308510
111089574118	111090584975	111093536436	111090779083	111092178875	111092474829	111079661877	111089383846	111092269146	111092597207	111093715930	111084416590	111093114955	111093876286	111089299482	111092186986	111090821801	111091903016	111091582615	111091308767
111089593322	111090585066	111093536470	111090779241	111092179012	111092491514	111052754309	111089384005	111092285302	111092597511	111093715941	111084417333	111093063677	111093828395	111089240220	111092136824	111090821834	111091903128	111091582839	111091308992
111089557478	111090585303	111093536605	111090779342	111092193490	111092491738	111066423802	111089396963	111092285694	111092597690	111093715963	111084512261	111093064038	111093828621	111089241467	111092136936	111090836672	111091870042	111091582884	111091325913
111089573465	111090631675	111093536616	111090733779	111092194244	111092491772	111058567330	111089410094	111092285740	111092597702	111093716212	111084403675	111093064094	111093828676	111089267577	111092137106	111090836773	111091870109	111091582974	111091325946
111089494524	111090631721	111093552580	111090733780	111092194716	111092491794	111058552187	111089410904	111092301187	111092597724	111093716324	111084419313	111093064869	111093829071	111089267588	111092137274	111090837055	111091870110	111091597891	111091326026
111089510680	111090632463	111093552625	111090663546	111092144801	111092509536	111034426349	111089458366	111092301435	111092614106	111093716391	111084449495	111093064892	111093829431	111089283340	111092137555	111090837291	111091870626	111091598083	111091342877
111089511265	111090647111	111093552681	111090663636	111092145183	111092510145	111081405573	111089472711	111092301503	111092614241	111093730229	111084495823	111093064926	111093844753	111089284521	111092153946	111090837314	111091870817	111091644366	111091393851
111089526216	111090647504	111093552726	111090663704	111092145206	111092510268	111081379427	111089473442	111092301570	111092614386	111093731208	111084496004	111093080384	111093844809	111089331535	111092154082	111090837325	111091885970	111091660241	111091393952
111089574400	111090647559	111093552782	111090679598	111092145363	111092510369	111081442563	111089425360	111092301592	111092614409	111093731736	111084513149	111093080452	111093844898	111089332008	111092154127	111090882538	111091887680	111091660487	111091409411
111089574736	111090647739	111093552861	111090679701	111092145419	111092510415	111081366478	111089441379	111092301693	111092614588	111093656507	111084464065	111093080812	111093845125	111089332031	111092154396	111090882628	111091887871	111091660544	111091409477
111089593579	111090647795	111093553097	111090679756	111092145420	111092525332	111081444891	111089372316	111092302032	111092629999	111093656563	111084453333	111092998864	111093767241	111089299695	111092154408	111090897882	111091808201	111091660588	111091357312
111089593669	111090599252	111093568734	111090696081	111092145802	111092525376	111081368931	111089384498	111092318792	111092630081	111093656653	111084453412	111092998910	111093767285	111089314693	111092075062	111090897916	111091808368	111091612394	111091357413
111089594042	111090599285	111093568790	111090696249	111092064374	111092525433	111081384513	111089384791	111092318804	111092630137	111093657070	111084467136	111092999304	111093767421	111089254517	111092075084	111090898120	111091808447	111091612484	111091357682
111089610535	111090599375	111093569061	111090696272	111092064396	111092525758	111081356264	111089384825	111092319388	111092630205	111093657148	111084468036	111092999393	111093767454	111089268512	111092075130	111090898131	111091808458	111091612877	111091357895
111089610614	111090599386	111093569117	111090714363	111092065689	111092525804	111081386199	111089384836	111092319434	111092630452	111093672471	111084502855	111093016013	111093767498	111089268679	111092090676	111090898164	111091808469	111091628166	111091357918
111089610726	111090599601	111093569218	111090714565	111092065690	111090337027	111081372600	111089384847	111092319478	111092630553	111093672785	111084502978	111093016046	111093767588	111089268714	111092091262	111090898265	111091808470	111091628188	111091358010
111089557636	111090614520	111093569252	111090767338	111092082183	111090337746	111081419118	111089397863	111092200545	111092630799	111093672875	111084486272	111093016080	111093782776	111089269535	111092091420	111090898300	111091808649	111091628414	111091373455
111089558255	111090614632	111093569263	111090767451	111092082408	111090384467	111081314943	111089412209	111092200578	111092646213	111093687039	111084486395	111093016114	111093783092	111089285139	111092091442	111090898467	111091808683	111091552555	111091373578
111089558435	111090614654	111093615872	111090767619	111092082767	111090384535	111081256746	111075249730	111092200668	111092646617	111093687073	111084455470	111093016305	111093783159	111089285252	111092106337	111090898625	111091824333	111091552566	111091373590
111089494669	111090615251	111093616031	111090767631	111092082802	111090384603	111081302748	111075250440	111092201298	111092646763	111093687118	111084441992	111093016361	111093783216	111089285296	111092106472	111090898681	111091824423	111091552577	111091373769
111089511300	111090538008	111093616097	111090767686	111092083229	111090384928	111081332965	111035678989	111092201399	111092694216	111093687736	111084472198	111093016394	111093783317	111089332266	111092106517	111090851309	111091824478	111091552601	111091292400
111089511816	111090538390	111093616200	111090780018	111092098449	111090385064	111081333348	111036515159	111092201489	111092694834	111093687769	111084414273	111093032932	111093797929	111089332525	111092107631	111090851871	111091824535	111091552915	111091293546
111089575861	111090554163	111093616334	111090780063	111092098506	111090399867	111081228587	111044889129	111092201546	111092710091	111093732939	111084443781	111093033023	111093797941	111089315728	111092107664	111090851882	111091824669	111091567810	111091293625
111089595199	111090555085	111093616491	111090780153	111092099147	111090399924	111081289269	111088310799	111092218678	111092710114	111093733053	111084473391	111093033427	111093798582	111089316145	111092123088	111090851893	111091840353	111091568114	111091293838
111089595335	111090569642	111093616536	111090733926	111092115214	111090399968	111081246228	111088310823	111092218690	111092710170	111093733176	111084473526	111093049053	111093798593	111089316156	111092123099	111090866855	111091840432	111091568271	111091293951
111089559111	111090569822	111093616581	111090734534	111092116125	111090400613	111081277154	111088325807	111092218791	111092710271	111093733312	111084459643	111093049121	111093798795	111089254887	111092123112	111090867137	111091840634	111091568350	111091294008
111089478885	111090569899	111093616604	111090734556	111092163778	111090400624	111081277558	111088267633	111092218836	111092710349	111093733390	111055539921	111093049288	111093798829	111089255091	111092123213	111090791098	111091840836	111091568473	111091309117
111089478953	111090570486	111093631544	111090734602	111092164353	111090400714	111081217350	111088267767	111092218847	111092661029	111093733457	111080543586	111093049334	111093798975	111089255114	111092123347	111090806130	111091840858	111091583346	111091309218
111089479044	111090570598	111093631803	111090734848	111092164522	111090351203	111081220398	111088267925	111092219062	111092661366	111093747384	111080497731	111093049356	111093814693	111089255147	111092123404	111090806208	111091855696	111091583469	111091309230
111089479347	111090586203	111093631847	111090734950	111092180092	111090351315	111081254339	111088282540	111092220075	111092661388	111093747430	111080576649	111093049367	111093814738	111089255293	111092123842	111090806523	111091856518	111091583559	111091309241
111089496032	111090586247	111093631869	111090750071	111092180339	111090351337	111081282543	111088343728	111092235239	111092661445	111093747711	111080543788	111093049389	111093814985	111089285768	111092123987	111090806792	111091903342	111091584033	111091309353
111089496571	111090586315	111093632264	111090750161	111092180766	111090351450	111081282970	111088344370	111092235521	111092661490	111093747733	111080545757	111093049413	111093814996	111089334572	111092124001	111090821980	111091903623	111091598162	111091326576
111089496818	111090586595	111093632275	111090750431	111092130536	111090351472	111081255701	111088344459	111092235554	111092676474	111093748015	111080490015	111093099069	111093815492	111089350299	111092172554	111090822172	111091903836	111091598689	111091327229
111089527431	111090632878	111093632882	111090750756	111092130626	111090351506	111061612841	111088360031	111092235677	111092676508	111093763056	111080507081	111093099070	111093815548	111089301598	111092172802	111090822688	111091919495	111091598735	111091327443
111089527622	111090633284	111093582752	111090664266	111092130637	111090351573	111061534877	111088360930	111092236285	111092676766	111093763810	111080493041	111093099081	111093863080	111089302308	111092172857	111090822734	111091919798	111091599107	111091327656
111089595896	111090648189	111093582819	111090664424	111092130671	111090351584	111083874801	111088312195	111092252339	111092597814	111093763955	111085037466	111093099317	111093863383	111089302825	111092173128	111090822835	111091919899	111091599141	111091343182
111089542764	111090599667	111093582909	111090664604	111092130705	111090351630	111083799469	111088328260	111092252531	111092598466	111093764013	111085037635	111093099362	111093863664	111089316853	111092187347	111090822891	111091871111	111091645334	111091343418
111089542775	111090600930	111093582910	111090680286	111092131919	111090351696	111083876128	111088253964	111092252575	111092598589	111093764024	111085067964	111093099418	111093876534	111089255619	111092187404	111090837392	111091871188	111091645503	111091343913
111089543002	111090601010	111093582965	111090680309	111092146151	111090367514	111083815851	111088283013	111092252621	111092598657	111093717246	111085133351	111093099564	111093876736	111089255664	111092137612	111090837516	111091871234	111091645637	111091343991
111089543057	111090601021	111093583348	111090680477	111092146162	111090367637	111083906267	111088328800	111092253026	111092615365	111093717291	111085038838	111093099586	111093876804	111089271651	111092137746	111090838113	111091888153	111091645839	111091394133

SCH-A-17

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111089559706	111090616005	111093583359	111090680916	111092146207	111090368065	111083906560	111088268814	111092253217	111092630924	111093717448	111085039389	111093115990	111093877052	111089286141	111092138028	111090883168	111091888287	111091661006	111091410143
111089480068	111090616241	111093583539	111090681434	111092146320	111090368177	111083801294	111088283710	111092253330	111092631374	111093641477	111085152037	111093116283	111093877096	111089286208	111092138095	111090883810	111091888423	111091661400	111091410288
111089497033	111090616296	111093599301	111090681669	111092146476	111090288943	111083832377	111088283833	111092269797	111092631442	111093641501	111085152363	111093116317	111093877210	111089286253	111092154475	111090883821	111091809291	111091613924	111091410345
111089513852	111090539469	111093600113	111090697385	111092146870	111090288965	111083893307	111088330274	111092269922	111092631789	111093641747	111085024451	111093116362	111093829497	111089302982	111092154565	111090884271	111091809493	111091613946	111091410435
111089513885	111090539504	111093600135	111090697486	111092147039	111090289191	111083894533	111088330397	111092269944	111092647887	111093641769	111085069641	111093116373	111093829622	111089317472	111092154701	111090899299	111091825750	111091614239	111091358212
111089528005	111090539593	111093600168	111090697510	111092066321	111090304931	111083834964	111088330544	111092270025	111092648282	111093641848	111085136747	111093116418	111093829767	111089244213	111092155308	111090899413	111091825817	111091614262	111091358302
111089528106	111090539874	111093537112	111090697666	111092066433	111090305044	111083865249	111088345214	111092270069	111092648316	111093641927	111085137322	111093065062	111093829790	111089256283	111092075242	111090899581	111091825839	111091614419	111091358313
111089528128	111090539920	111093537347	111090697802	111092066747	111090305112	111083838081	111088313411	111092270160	111092648349	111093641938	111085055837	111093065297	111093830051	111089256351	111092075376	111090852399	111091825840	111091628762	111091358515
111089561181	111090539931	111093537369	111090714633	111092066815	111090320603	111083808280	111088241590	111092270395	111092648417	111093641983	111085120885	111093065400	111093845372	111089256586	111092075398	111090852412	111091825952	111091629448	111091358784
111089561451	111090540001	111093537381	111090714868	111092066882	111090320793	111083899572	111088255124	111092286752	111092695183	111093641994	111085139043	111093065422	111093845428	111089271976	111092075422	111090852478	111091825974	111091553006	111091359055
111089498573	111090555186	111093537426	111090714891	111092083364	111090321424	111083854056	111088255180	111092286910	111092695217	111093642029	111085122753	111093081273	111093845596	111089288154	111092091475	111090853097	111091841152	111091553073	111091359066
111089498944	111090555209	111093553154	111090715768	111092083779	111090385604	111083809203	111088331589	111092287012	111092695419	111093642108	111085104113	111093081329	111093845978	111089288446	111092091510	111090867418	111091841983	111091553310	111091375200
111089529220	111090555287	111093553244	111090715780	111092083803	111090385738	111083825313	111088346844	111092287078	111092695521	111093657182	111085044026	111093081712	111093846014	111089336158	111092092049	111090867430	111091842007	111091554120	111091375345
111089529747	111090555502	111093553266	111090768126	111092099361	111090385761	111083901510	111088314827	111092302302	111092696498	111093657193	111085058627	111093081947	111093846643	111089352314	111092107743	111090867744	111091842029	111091568642	111091375615
111089597821	111090555816	111093553389	111090768205	111092099383	111090385840	111083794284	111088256428	111092302313	111092710642	111093657395	111085029546	111093082005	111093846801	111089304793	111092108126	111090867980	111091856608	111091568798	111091375941
111089597865	111090570846	111093553390	111090768519	111092099417	111090401052	111083872337	111088256776	111092302762	111092710653	111093657429	111085141642	111093082016	111093846867	111089318439	111092108205	111090867991	111091857463	111091568989	111091294075
111089561912	111090570925	111093554245	111090780243	111092100005	111090401412	111083811082	111088347621	111092302773	111092710754	111093657452	111085091860	111093082038	111093846935	111089319126	111092108238	111090791515	111091857946	111091569070	111091294503
111089561934	111090570936	111093554368	111090780388	111092100016	111090401502	111083873046	111088300226	111092319625	111092710800	111093657474	111085108500	111093082061	111093847015	111089244921	111092108452	111090791559	111091857957	111091569351	111091294626
111072370293	111090571038	111093554492	111090780456	111092100151	111090351988	111083796466	111088301092	111092320100	111092710822	111093657496	111085077404	111093082353	111093767645	111089245584	111092108485	111090791571	111091904512	111091569395	111091294671
111072356770	111090571117	111093554706	111090780838	111092100195	111090352046	111075177921	111088244212	111092320166	111092711081	111093657508	111085078360	111093000016	111093767667	111089257138	111092108496	111090791740	111091904578	111091569429	111091294738
111072464343	111090571128	111093569678	111090780861	111092100218	111090352114	111075278664	111088272729	111092321011	111092711104	111093657542	111085033675	111093000049	111093767689	111089273754	111092125136	111090791762	111091904882	111091584471	111091294750
111093574731	111090571881	111093569690	111090735030	111092116293	111090352710	111069763767	111088286870	111092321022	111092711250	111093657700	111085094728	111093000218	111093767713	111089290124	111092125248	111090791863	111091920161	111091584493	111091310535
111093575046	111090571937	111093569780	111090735221	111092116305	111090352754	111069767862	111088333727	111092201591	111092711272	111093657722	111085035251	111093000229	111093767780	111089336631	111092173296	111090791919	111091920262	111091584538	111091310658
111093575192	111090571959	111093570423	111090735298	111092116899	111090289270	111087392361	111088348071	111092201681	111092661579	111093673034	111085049469	111093000274	111093767825	111089305031	111092173319	111090792000	111091920464	111091584640	111091310670
111093575305	111090587013	111093570568	111090735333	111092116978	111090289685	111087392642	111088301227	111092202097	111092661670	111093673191	111085146603	111093000296	111093767836	111089305233	111092173320	111090807434	111091921072	111091599556	111091310816
111093619922	111090587158	111093570625	111090735355	111092116989	111090305662	111087316413	111088301362	111092236544	111092662109	111093673225	111085112077	111093000342	111093768893	111089305682	111092173511	111090807524	111091871975	111091599635	111091328152
111093619955	111090587664	111093570636	111090735861	111092165455	111090305673	111087333434	111088301395	111092236690	111092662110	111093673360	111085050731	111093016800	111093768983	111089257723	111092173656	111090808008	111091872000	111091599646	111091328590
111093620340	111090587787	111093570647	111090735928	111092165545	111090305695	111087345808	111088301452	111092236702	111092677239	111093673416	111085096382	111093017609	111093769018	111089258331	111092173713	111090823184	111091872099	111091599680	111091328758
111093620452	111090633587	111093616996	111090751386	111092165668	111090305718	111087362920	111088316638	111092236915	111092677284	111093673483	111085050900	111093017610	111093783676	111089290270	111092188214	111090823364	111091872314	111091600559	111091328837
111093620474	111090633655	111093617133	111090751690	111092165770	111090306001	111087364720	111088272998	111092236993	111092677576	111093687815	111086624942	111093033483	111093783733	111089291169	111092188269	111090824040	111091889008	111091645930	111091344071
111093620575	111090633813	111093617515	111090751803	111092180979	111090306191	111087364764	111088287073	111092237006	111092677598	111093688254	111086625415	111093033539	111093783799	111089338655	111092188292	111090824433	111091889143	111091645974	111091345162
111093620621	111090634139	111093617537	111090664828	111092181318	111090306315	111087364865	111088335000	111092237051	111092599614	111093688287	111086550715	111093033764	111093783902	111089306009	111092188483	111090838742	111091810147	111091646199	111091396090
111093636897	111090649595	111093632950	111090665795	111092181374	111090306348	111087394712	111088317954	111092253699	111092599715	111093688355	111086551480	111093033955	111093799190	111089320971	111092188674	111090884349	111091810260	111091647044	111091396124
111093637214	111090601087	111093632983	111090682075	111092181509	111090306393	111087395342	111088259960	111092253824	111092616636	111093688546	111086566925	111093034103	111093815818	111089246642	111092188876	111090884866	111091810350	111091647055	111091396191
111093637719	111090601166	111093633018	111090699051	111092131931	111090321648	111087395375	111088335718	111092253903	111092616681	111093733558	111086567094	111093050279	111093815942	111089247047	111092189002	111090899750	111091826582	111091647213	111091396236
111093637898	111090601605	111093633030	111090699185	111092132055	111090322098	111087346876	111088349803	111092253970	111092616805	111093733705	111086552605	111093050459	111093816044	111089247250	111092138905	111090899941	111091826627	111091662580	111091396281
111093588488	111090601616	111093633232	111090699602	111092132190	111090322223	111087347440	111088303061	111092270597	111092616894	111093734009	111086628508	111093050606	111093816156	111089259084	111092138938	111090900236	111091826739	111091662658	111091411133
111093588545	111090616498	111093633243	111090699792	111092132257	111090322313	111087363314	111088303173	111092270834	111092617019	111093734335	111086583979	111093100264	111093816314	111089275497	111092139478	111090900258	111091826896	111091614699	111091411245
111093588815	111090616533	111093633513	111090715858	111092132505	111090322335	111087363381	111088318359	111092270845	111092617187	111093748330	111086584745	111093100275	111093863765	111089275879	111092139568	111090853233	111091826964	111091629482	111091411346
111093588826	111090617107	111093633872	111090715881	111092132549	111090322470	111087363482	111088318472	111092270856	111092617200	111093748385	111086570481	111093100365	111093864003	111089292407	111092155915	111090853266	111091842197	111091629875	111091411447
111093588859	111090617297	111093633973	111090716253	111092147073	111090370103	111087318134	111088274462	111092270878	111092631802	111093748576	111086599842	111093100567	111093864058	111089355014	111092155926	111090853468	111091858655	111091630181	111091359145
111093588871	111090617545	111093583663	111090717052	111092147163	111090370125	111087318224	111088274800	111092270924	111092632083	111093748802	111086600485	111093101412	111093864115	111089355036	111092156006	111090853817	111091858699	111091554209	111091359404
111093588893	111090540056	111093583685	111090768889	111092147556	111090370518	111087394105	111088275407	111092271105	111092632353	111093748868	111086556946	111093101434	111093864126	111089306740	111092156152	111090853884	111091858914	111091554692	111091359459
111093588949	111090540203	111093584035	111090768991	111092147567	111090370585	111087367037	111088336764	111092271150	111092648530	111093748891	111086632480	111093101456	111093864340	111089322265	111092156231	111090854076	111091858981	111091554737	111091359460
111093589007	111090540438	111093584170	111090769431	111092068075	111090370596	111087349396	111088336775	111092287281	111092648765	111093702217	111086600665	111093065679	111093864407	111089247317	111092156961	111090868150	111091859038	111091554939	111091376032
111093604364	111090540449	111093585092	111090769475	111092084725	111090386290	111087272942	111088350973	111092287359	111092648888	111093702228	111086600834	111093065736	111093864418	111089247733	111092156983	111090868228	111091905984	111091569452	111091376357
111093604386	111090556457	111093600247	111090769633	111092084747	111090401827	111087303600	111088351064	111092287360	111092696623	111093702633	111086616000	111093065860	111093877243	111089259455	111092076344	111090868475	111091921386	111091569519	111091295155
111093604410	111090556637	111093600304	111090781233	111092084770	111090401894	111087367734	111088352199	111092287405	111092696702	111093717831	111086557824	111093065972	111093877478	111089259770	111092076524	111090792101	111091921498	111091569575	111091295177
111093604500	111090556716	111093600494	111090781356	111092084781	111090402176	111087382056	111088303645	111092288260	111092696757	111093718225	111086649073	111093066018	111093877625	111089276702	111092076704	111090792145	111091921522	111091569867	111091295289

SCH-A-18

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111093605084	111090556738	111093600708	111090781435	111092084972	111090402187	111087350398	111088303678	111092288394	111092696870	111093718292	111086601509	111093066052	111093877670	111089293600	111092092577	111090793517	111091921645	111091569957	111091295403
111093605905	111090572039	111093600719	111090781581	111092084983	111090352800	111087288040	111088303690	111092288417	111092697242	111093718304	111086601598	111093066153	111093877883	111089293666	111092092735	111090808839	111091872741	111091570320	111091311187
111093605949	111090572084	111093523139	111090781660	111092084994	111090352811	111087368825	111088303735	111092288653	111092697310	111093718438	111086602241	111093082500	111093830231	111089293778	111092092746	111090808907	111091872909	111091585236	111091311198
111093526974	111090572163	111093523151	111090781727	111092085175	111090353362	111087383002	111088261031	111092303448	111092697400	111093718450	111086617764	111093082566	111093830545	111089355373	111092092825	111090809010	111091873506	111091585540	111091311569
111093527201	111090572589	111093523982	111090735995	111092085243	111090353407	111087351434	111088337068	111092303729	111092712273	111093718461	111086573260	111093082599	111093830567	111089355496	111092093051	111090824512	111091873573	111091600649	111091311637
111093527289	111090587822	111093524130	111090736615	111092100959	111090353788	111087322409	111088337754	111092304270	111092712307	111093642423	111086634695	111093082678	111093830668	111089322771	111092093062	111090825030	111091873618	111091600964	111091312065
111093527357	111090587901	111093537707	111090736637	111092117373	111090368852	111087384081	111088337923	111092304348	111092712420	111093642692	111086589784	111093000498	111093830770	111089322838	111092093130	111090839215	111091889457	111091601437	111091312100
111093541702	111090588058	111093537875	111090736873	111092118093	111090368919	111087384553	111088305085	111092304405	111092712521	111093642704	111086604805	111093000533	111093830848	111089323110	111092108610	111090839361	111091889491	111091647471	111091328983
111093541724	111090588104	111093537897	111090751960	111092118127	111090368942	111087384586	111088320543	111092304449	111092712677	111093642726	111086605479	111093017823	111093847149	111089248161	111092125642	111090839901	111091889862	111091648034	111091329412
111093541780	111090588216	111093537976	111090752017	111092118149	111090369022	111087337078	111088247596	111092321156	111092712712	111093642748	111086546989	111093017834	111093847251	111089248374	111092125664	111090839923	111091889963	111091648056	111091345533
111093541803	111090588261	111093538045	111090752152	111092166579	111090369729	111087353278	111088247888	111092321482	111092712723	111093643198	111086562808	111093017889	111093847431	111089293846	111092125743	111090839945	111091890011	111091662793	111091345599
111093542264	111090588384	111093538124	111090752938	111092166670	111090369741	111087369736	111088247912	111092321516	111092662547	111093643211	111086637845	111093017968	111093847565	111089356723	111092125888	111090839978	111091890055	111091662827	111091346039
111093542309	111090634836	111093538449	111090666178	111092166771	111090369897	111087385385	111088276767	111092202918	111092662615	111093658026	111086607280	111093017980	111093847598	111089357397	111092125978	111090840004	111091890099	111091662973	111091396494
111093542422	111090634948	111093538450	111090666246	111092166995	111090290632	111087338350	111088338373	111092203098	111092662682	111093658239	111086622300	111093018026	111093847622	111089308764	111092126081	111090840015	111091891089	111091663020	111091396630
111093542466	111090650003	111093538472	111090666268	111092167176	111090306742	111087291921	111088339026	111092203188	111092663942	111093658240	111086577950	111093018060	111093769119	111089308977	111092126126	111090840138	111091811250	111091663727	111091396775
111093542488	111090650070	111093555099	111090666347	111092181532	111090307204	111087292090	111088321780	111092203379	111092663964	111093658262	111086593206	111093018194	111093769423	111089324706	111092174635	111090885025	111091811340	111091663828	111091396933
111093559240	111090650126	111093555303	111090666493	111092182555	111090307417	111087371166	111088262391	111092203391	111092664123	111093658284	111086655205	111093034204	111093769489	111089248857	111092174714	111090885856	111091811362	111091615173	111091412156
111093559486	111090650441	111093555314	111090682749	111092182667	111090323268	111087371313	111088277083	111092203469	111092678061	111093658307	111086578759	111093034462	111093769513	111089248914	111092174770	111090885957	111091811407	111091615308	111091412280
111093559532	111090650531	111093555437	111090683054	111092182690	111090323448	111087371627	111088277308	111092221290	111092678409	111093658408	111086579110	111093034518	111093769524	111089249308	111092174961	111090886048	111091811430	111091615320	111091412291
111093575530	111090601751	111093555549	111090700515	111092182780	111090370686	111087385868	111088292305	111092221403	111092678566	111093658442	111038699817	111093034899	111093784082	111089296030	111092174994	111090886150	111091811766	111091616073	111091412369
111093575967	111090601830	111093555550	111090700649	111092182791	111090370989	111087339362	111088292440	111092221504	111092678623	111093658576	111053823026	111093051270	111093784273	111089296063	111092175197	111090900719	111091843121	111091630462	111091412404
111093575989	111090602055	111093555583	111090700784	111092182825	111090372532	111087339508	111088292866	111092221739	111092678735	111093658611	111072145653	111093051427	111093784318	111089296153	111092189125	111090900887	111091843659	111091630530	111091359987
111093576092	111090602291	111093555662	111090717164	111092132617	111090372543	111087355124	111088339150	111092221896	111092678993	111093658767	111086040911	111093051562	111093784329	111089342672	111092189574	111090901664	111091843761	111091630585	111091360103
111093576137	111090617848	111093570692	111090717647	111092132785	111090387336	111087293507	111088339183	111092237208	111092600099	111093673786	111086058101	111084834785	111093784611	111089309732	111092189585	111090854177	111091859443	111091630596	111091360147
111093620834	111090618401	111093570849	111090718154	111092132875	111090387415	111087325604	111088307661	111092237848	111092600101	111093673876	111086072501	111074899066	111093800227	111089309743	111092189653	111090854357	111091859780	111091630608	111091360260
111093621453	111090540876	111093570906	111090718165	111092132965	111090387831	111087387668	111088322196	111092238377	111092600156	111093673900	111086086955	111074886668	111093800553	111089310059	111092189721	111090854436	111091906446	111091631531	111091360271
111093621497	111090541394	111093570962	111090718378	111092133225	111090387921	111087387769	111088248902	111092254915	111092600189	111093674855	111086129100	111074828877	111093801082	111089296344	111092189855	111090854841	111091906547	111091555255	111091360440
111093621509	111090557526	111093571288	111090718648	111092148096	111090387954	111087293901	111088249576	111092255174	111092600190	111093674888	111086100626	111074814287	111093816448	111089296401	111092189888	111090854885	111091922208	111091555288	111091360462
111093621633	111090572613	111093571299	111090769969	111092148322	111090354127	111087373180	111088262931	111092255466	111092600538	111093688715	111086114553	111063446646	111093816617	111089296748	111092139636	111090854964	111091922309	111091556054	111091360978
111093622038	111090572668	111093617616	111090770051	111092148793	111090354262	111087373304	111088264472	111092272274	111092600684	111093688759	111086115329	111062669945	111093816785	111083373861	111092139669	111090869533	111091873663	111091556076	111091377550
111093638080	111090572679	111093617841	111090770613	111092148861	111090354295	111087373405	111088264528	111092272285	111092600853	111093688816	111086043284	111035003880	111093816842	111083359720	111092139726	111090869555	111091891146	111091556098	111091377752
111093638125	111090573423	111093617885	111090781907	111092148917	111090354745	111087388029	111088278376	111092272342	111092617604	111093688940	111086043655	111035062111	111093816910	111083313753	111092139737	111090869601	111091891179	111091556133	111091377808
111093638147	111090588878	111093618077	111090782076	111092148951	111090354824	111087388467	111088357240	111092272511	111092617626	111093688995	111086130427	111074052090	111093816965	111083286965	111092139759	111090869656	111091891247	111091556302	111091377954
111093638158	111090589150	111093618167	111090782087	111092149020	111090354879	111087388490	111088357510	111092272577	111092632645	111093734504	111086101414	111073971987	111093864700	111083400660	111092139760	111090869713	111091891494	111091570612	111091296190
111093638495	111090590040	111093634031	111090782324	111092149109	111090274971	111087357148	111088308493	111092272623	111092633006	111093734559	111086043970	111073987221	111093864801	111083386157	111092139861	111090869825	111091891595	111091570757	111091296224
111093639036	111090635006	111093634301	111090782403	111092068615	111090274993	111087279466	111088265169	111092288833	111092633095	111093734571	111086088991	111073944640	111093864902	111083305899	111092139906	111090869948	111091812307	111091570803	111091296392
111093589052	111090635310	111093634615	111090738235	111092068930	111090275815	111087294586	111088341030	111092304630	111092633163	111093734605	111086102235	111086233993	111093864913	111083386472	111092140582	111090794079	111091812330	111091570892	111091296404
111093589096	111090636153	111093634648	111090753131	111092069234	111090275860	111087311889	111088341300	111092304652	111092633466	111093734627	111086147526	111086234343	111093864935	111083386584	111092157355	111090809357	111091812374	111091571040	111091296606
111093589298	111090650733	111093634671	111090753838	111092085478	111090275905	111087389053	111088357543	111092304731	111092649148	111093734650	111086103438	111086218301	111093864980	111083322472	111092157557	111090809504	111091813151	111091586406	111091296729
111093589939	111090651004	111093634693	111090753973	111092086277	111090275950	111087312521	111088357947	111092305237	111092649193	111093734706	111086103494	111086251690	111093864991	111083337940	111092157568	111090809582	111091828393	111091586596	111091312357
111093589940	111090651408	111093634705	111090754031	111092086367	111090275961	111087296139	111088358263	111092321820	111092649216	111093734829	111086103573	111086219627	111093878244	111083322810	111092157579	111090809706	111091828797	111091601853	111091312548
111093605972	111090651486	111093634749	111090754075	111092086413	111090276052	111087312981	111088358421	111092321897	111092649856	111093735460	111086045590	111086252062	111093878378	111083309264	111092157726	111090825647	111091829079	111091602102	111091312650
111093606041	111090602347	111093634794	111090666796	111092101781	111090291453	111087329103	111088324592	111092322102	111092697512	111093735493	111086061004	111086252196	111093878390	111083324351	111092077569	111090825793	111091843918	111091602124	111091313235
111093606322	111090603168	111093634828	111090666819	111092102636	111090307451	111087329350	111088251018	111092322135	111092697679	111093748969	111086076077	111086252466	111093878480	111083295347	111092077716	111090825973	111091843930	111091648168	111091313314
111093606366	111090603225	111093634862	111090666954	111092118295	111090307899	111087375733	111088280302	111092203526	111092697758	111093749049	111034037280	111086157134	111093878491	111076540230	111092077862	111090825995	111091844470	111091648180	111091329827
111093606850	111090603258	111093585340	111090666998	111092118497	111090308069	111087376228	111088295667	111092204808	111092697837	111093749320	111087622592	111086171769	111093831164	111076475620	111092077996	111090840576	111091844537	111091648258	111091330751
111093606872	111090603797	111093585452	111090667045	111092118587	111090308104	111087390774	111088295713	111092204853	111092697916	111093749375	111087636946	111086220977	111093831197	111074977265	111092078021	111090886419	111091845055	111091648326	111091346837
111093527447	111090618906	111093585474	111090667179	111092118633	111090308115	111087390796	111088342165	111092204864	111092697950	111093749690	111087606314	111086221912	111093831232	111075024449	111092078054	111090886699	111091845099	111091648450	111091347175
111093527593	111090618939	111093585542	111090667270	111092118734	111090308126	111087343121	111088342288	111092205630	111092697961	111093703083	111087606369	111086190119	111093831276	111074933021	111092093253	111090886701	111091860502	111091648786	111091347197

SCH-A-19

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111093527852	111090542340	111093585609	111090684178	111092119094	111090308362	111087297220	111088359051	111092205663	111092697972	111093703117	111087606493	111086191299	111093831344	111075025451	111092093477	111090901967	111091860894	111091663895	111091347232
111093527896	111090542407	111093585687	111090684448	111085638148	111090323707	111087297321	111088310182	111092205696	111092713005	111093703375	111087532211	111086206656	111093831489	111074920634	111092093545	111090902003	111091906996	111091664054	111091397147
111093542758	111090542485	111093601967	111090700953	111085576408	111090323897	111087313960	111088325144	111092222055	111092714219	111093703768	111087547565	111086255885	111093831715	111074923783	111092093578	111090854997	111091907391	111091664166	111091397169
111093543210	111090542632	111093601989	111090701482	111085544986	111090324012	111087314523	111088251681	111092222167	111092714343	111093719338	111087623166	111086256123	111093847835	111080827176	111092093589	111090855347	111091907649	111091664302	111091397181
111093543456	111090557986	111093602171	111090701561	111085576509	111090372778	111087376352	111088252132	111092222235	111092714398	111093643705	111087623256	111086159013	111093848207	111080794056	111092093916	111090870614	111091907694	111091664335	111091397192
111093543625	111090558000	111093602227	111090701662	111085607324	111090372868	111087391427	111088266182	111092238760	111092714534	111093643749	111087637723	111086174650	111093848296	111080813586	111092093938	111090871053	111091907829	111091616343	111091397215
111093543669	111090558145	111093602429	111090701897	111085623333	111090372914	111087391832	111088281505	111092238782	111092714545	111093643750	111087608901	111086274268	111093769805	111080813632	111092093950	111090794350	111091907852	111091616477	111091412774
111093543692	111090558202	111093602441	111090702102	111085547619	111090373140	111087344054	111088296365	111092238805	111092664213	111093644571	111087534022	111086240878	111093769951	111080788453	111092110095	111090794619	111091907863	111091616488	111091413528
111093543737	111090559405	111093524219	111090718693	111085595342	111090388911	111087298760	111071492680	111092238951	111092664493	111093659106	111087534640	111086242555	111093769973	111080744073	111092110185	111090809919	111091907919	111091617311	111091413539
111093544019	111090573658	111093524354	111090718727	111085595533	111090389002	111087315759	111071573679	111092255624	111092664651	111093659746	111087564418	111086276787	111093770201	111080744196	111092111210	111090810157	111091907953	111091617355	111091413551
111093544042	111090573669	111093524477	111090718918	111068254750	111090389013	111087331544	111069862431	111092255691	111092679118	111093659779	111087609889	111086227020	111093785038	111080759686	111092126193	111090810180	111091923625	111091617478	111091361160
111093559633	111090590231	111093524725	111090718963	111068285721	111090389080	111086720141	111069870126	111092255725	111092679141	111093674934	111087625427	111086227424	111093786196	111080744882	111092126216	111090810720	111091923647	111091631744	111091362015
111093559936	111090590578	111093524736	111090718996	111068337415	111090338691	111086780170	111069937849	111092255747	111092679253	111093674989	111087625911	111086179240	111093786242	111080807602	111092126238	111090826457	111091923759	111091631878	111091362048
111093560512	111089954424	111093524758	111090719009	111086260713	111090338714	111086765397	111070776336	111092256197	111092679523	111093675104	111087638779	111086227660	111093786309	111080842702	111092126407	111090826514	111091923782	111091631935	111091378225
111093560758	111090019473	111093524860	111090719469	111086279049	111090338736	111086689831	111091093937	111092256872	111092679613	111093675317	111087638791	111084983454	111093786387	111037095973	111092126700	111090841106	111091923872	111091631991	111091378685
111093560769	111089968519	111093524871	111090719515	111086213249	111090338893	111086690743	111091094107	111092256962	111092679725	111093675430	111087594512	111084984028	111093786400	111086963230	111092126902	111090841229	111091874765	111091556515	111091378764
111093560804	111089985428	111093524938	111090719526	111086197295	111090339524	111086766871	111091094163	111092272746	111092601999	111093689828	111087535269	111084909889	111093786499	111087020437	111092175445	111090887454	111091874877	111091556559	111091378966
111093560848	111089902494	111093539079	111090770691	111086197374	111090355870	111086781812	111091140626	111092272757	111092602192	111093690336	111087550884	111084940503	111093786534	111086933170	111092175580	111090887533	111091875193	111091556829	111091378977
111093560860	111089918727	111093539103	111090771007	111086215049	111090355915	111086737059	111091141009	111092273028	111092602215	111093690369	111087565880	111084926923	111093786613	111086933305	111092175591	111090887779	111091892035	111091556896	111091296864
111093607569	111089918794	111093539136	111090771209	111086231058	111090276209	111086659366	111091156555	111092273073	111092602439	111093690426	111087566184	111084957882	111093786624	111086994852	111092175793	111090887869	111091892079	111091571387	111091296987
111093608740	111089936019	111093539170	111090771254	111086198791	111090276423	111086674846	111091156599	111092273804	111092602507	111093690459	111087626585	111084986042	111093801228	111087021742	111092175827	111090903161	111091892136	111091571657	111091297427
111093608885	111089936132	111093539327	111090771355	111086215588	111090276456	111086692048	111091156601	111092290016	111092618313	111093690505	111087594769	111084912052	111093801262	111086995291	111092175849	111090903598	111091892204	111091571815	111091313662
111093609011	111089936503	111093539529	111090738572	111086231755	111090291767	111086708080	111091156959	111092290128	111092618560	111093735684	111087522490	111084943944	111093801431	111086951350	111092175973	111090903677	111091892282	111091571826	111091313808
111093609033	111089955335	111093539563	111090738752	111086232420	111090293051	111086721849	111091107641	111092290252	111092618582	111093735864	111087567220	111084944282	111093801587	111086920277	111092189923	111090903880	111091892361	111091571848	111091331785
111093609123	111090002790	111093539574	111090754536	111086152207	111090293095	111086660436	111091107809	111092290386	111092633624	111093736292	111087612287	111084958771	111093801622	111086951732	111092189945	111090904252	111091813285	111091572085	111091347557
111093622117	111090003319	111093555932	111090754648	111086265820	111090308519	111086708912	111091107933	111092290409	111092633680	111093736326	111087626877	111085003414	111093802049	111087010504	111092190307	111090856078	111091813634	111091572164	111091348075
111093622454	111090020194	111093555954	111090754772	111086169047	111090308553	111086753574	111091108631	111092290443	111092633691	111093749982	111087580809	111084971923	111093817775	111087011066	111092190453	111090856102	111091813768	111091587564	111091348671
111093623051	111090020789	111093556124	111090754851	111081192172	111090308687	111086754193	111091122974	111092290689	111092633747	111093750041	111087581484	111084972272	111093817922	111086937871	111092190509	111090856607	111091814084	111091587733	111091348772
111093623073	111090020879	111093556607	111090754930	111081134932	111090308890	111086768839	111091123054	111092305462	111092633769	111093750265	111087522793	111084959626	111093817999	111086998519	111092190532	111090856854	111091829383	111091587924	111091398261
111093639373	111089969701	111093556652	111090667326	111081167589	111090308991	111086737947	111091123302	111092305855	111092633804	111093750287	111087522872	111085004022	111093818002	111086907700	111092140728	111090871165	111091829855	111091602270	111091413887
111093639430	111089986395	111093556674	111090684718	111081107718	111090324506	111086677030	111091123784	111092306014	111092633949	111093750344	111087522883	111084960145	111093818024	111086923506	111092140829	111090871198	111091829877	111091602382	111091413966
111093639485	111089903181	111093571435	111090684921	111081094522	111090324562	111086710241	111091046193	111092306069	111092634164	111093750423	111087553067	111085019770	111093818147	111086923719	111092140908	111090871738	111091829899	111091602393	111091414204
111093639788	111089903507	111093571446	111090685045	111081184319	111090325350	111086769414	111091046306	111092306092	111092634322	111093750524	111087612546	111084946587	111093818170	111086955635	111092141213	111090871750	111091829967	111091602450	111091414361
111093639823	111089920641	111093571480	111090685113	111081170976	111090325866	111086694310	111091046968	111092322720	111092650601	111093750771	111087612883	111084961180	111093818204	111086969977	111092141303	111090795890	111091830026	111091602483	111091362677
111093639845	111089936693	111093571581	111090685258	111081171348	111090374208	111086694602	111091047138	111092322854	111092650612	111093703836	111087627957	111091484470	111093865352	111086925171	111092158479	111090795935	111091845235	111091602775	111091362846
111093639878	111089937122	111093572481	111090685292	111081113423	111090374343	111086770113	111091047228	111092323080	111092650667	111093703971	111087596233	111091484515	111093865363	111086941551	111092158547	111090796105	111091845280	111091649057	111091362925
111093590212	111089937391	111093572571	111090702225	111081175836	111090374477	111086770337	111091047262	111092323147	111092650836	111093703993	111087523895	111091529818	111093865464	111086956816	111092158558	111090796194	111091845538	111091649079	111091362981
111093590256	111090021566	111093618358	111090702337	111081205605	111090389697	111086740086	111091061369	111092205720	111092650937	111093704242	111087524177	111091545423	111093865712	111087001548	111092158749	111090796318	111091845617	111091649080	111091379417
111093590290	111090021599	111093618831	111090702517	111081191519	111090389754	111086756993	111091061459	111092205753	111092698276	111093704501	111087629016	111091545456	111093865891	111086970340	111092158783	111090811158	111091861165	111091649114	111091379787
111093606951	111089970444	111093618853	111090702528	111039606748	111090389822	111086725292	111091062225	111092205876	111092714668	111093704512	111087582441	111091545546	111093865969	111086910917	111092158794	111090811169	111091861277	111091649169	111091379877
111093606995	111084179529	111093635188	111090719818	111039616345	111090389888	111086664430	111091062304	111092205887	111092714747	111093704545	111087524302	111091546402	111093865970	111086926295	111092158862	111090811305	111091861693	111091649945	111091297764
111093607064	111084210187	111093635335	111090719896	111085777894	111090389923	111086696840	111091062371	111092206136	111092714837	111093720004	111087538992	111091546468	111093866049	111086942259	111092158907	111090827920	111088969968	111091649956	111091297832
111093607143	111084226319	111093635357	111090720023	111085669928	111090390093	111086772126	111091076983	111092206204	111092714859	111093720150	111087555160	111091497272	111093878794	111086957345	111092078313	111090842567	111088986462	111091650161	111091298103
111093607198	111084258314	111093635470	111090720034	111085778479	111090339726	111086726721	111091077164	111092206338	111092714871	111093720318	111087569985	111091497328	111093879414	111087002369	111092078829	111090842590	111088952320	111091650172	111091298170
111093607233	111084164769	111093635504	111090720089	111085764575	111090339759	111086741470	111091078086	111092223056	111092714927	111093720509	111087615437	111091497823	111093832086	111087002482	111092078841	111090842758	111088871937	111091650194	111091314360
111093607413	111084211313	111093635526	111090720304	111085731489	111090339771	111086665116	111091078277	111092223179	111092715119	111093645325	111087629746	111091497867	111093832299	111086944778	111092078852	111090842781	111088887822	111091650206	111091314438
111093528178	111084243790	111093635537	111090720315	111085658083	111090340379	111086665183	111091078334	111092223258	111092715164	111093645381	111087583554	111091513585	111093832334	111087017848	111092094175	111090887926	111088971028	111091665280	111091314562
111093528202	111084274693	111093585733	111077180545	111085765385	111090340436	111086666050	111091094376	111092223315	111092664842	111093645730	111087598640	111091513765	111093832345	111086989441	111092094197	111090888084	111088987272	111091665820	111091314696
111093528246	111084166974	111093586251	111077130449	111085731962	111090340560	111086758827	111091094398	111092223450	111092664864	111093645774	111087599315	111091437456	111093832738	111086914887	111092094973	111090889018	111088987340	111091617568	111091315473

SCH-A-20

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111093528336	111084167289	111093586666	111077216770	111085766870	111090340649	111086758861	111091094422	111092223461	111092665001	111093659904	111087630401	111091437546	111093848645	111086946703	111092095019	111090904386	111088905261	111091617951	111091332258
111093529618	111084197484	111093586734	111077113462	111085767365	111090340650	111086681530	111091094501	111092223539	111092665146	111093659960	111087584207	111091437591	111093848678	111086961115	111092095053	111090904476	111088956234	111091633027	111091332483
111093529674	111084198216	111093587005	111048747317	111085753180	111090356343	111086698459	111091094703	111092223584	111092665191	111093660300	111087584634	111091437658	111093849017	111086961362	111092111434	111090904500	111088971433	111091633117	111091332731
111093529720	111084229783	111093602654	111048655236	111085720702	111090356501	111086713671	111091094781	111092223674	111092665236	111093660805	111087599449	111091437906	111093849084	111087005430	111092111502	111090904533	111088987553	111091633128	111091348985
111034289740	111084214923	111093602698	111035259557	111085691664	111090356703	111086773778	111091141188	111092223696	111092665270	111093676105	111087541277	111091453061	111093849129	111087018894	111092111670	111090904599	111088987823	111091633511	111091349076
111034350266	111084217139	111093602788	111064793978	111085768883	111090293815	111086667297	111091141212	111092239312	111092680985	111093676138	111087632177	111091453421	111093849343	111087019378	111092111771	111090904667	111088988037	111091633577	111091349267
111093449686	111084217230	111093602812	111064695968	111085736350	111090293848	111086682621	111091141267	111092239378	111092602732	111093676150	111087541682	111091468089	111093770346	111087019390	111092127688	111090904869	111088937503	111091557077	111091349289
111093450161	111084249347	111093602878	111064770490	111085708078	111090293983	111086699326	111091141324	111092239435	111092602787	111093676240	111087572271	111091468090	111093770403	111086974894	111092127756	111090856922	111088937884	111091557145	111091398733
111093450273	111084265008	111093602935	111065113212	111085770549	111090294096	111086774746	111091141346	111092240077	111092602990	111093676329	111087633055	111091468113	111093770425	111086915529	111092127813	111090857103	111088873489	111091557314	111091398968
111093450374	111084233384	111093602957	111053774964	111085722388	111090309701	111086775174	111091141447	111092240189	111092603058	111093676453	111087586007	111091468562	111093770469	111073876868	111092127879	111090857226	111088956784	111091557404	111091398979
111093495250	111084250114	111093602968	111053775235	111085722603	111090310231	111086668085	111091157321	111092256984	111092603216	111093676587	111087586580	111091468663	111093771651	111073884777	111092127891	111090857620	111088956807	111091558966	111091399060
111093495340	111084236084	111093602979	111034118189	111085736901	111090310321	111086670055	111091157578	111092257086	111092619369	111093676622	111087601779	111091469158	111093771897	111083121907	111092127903	111090857800	111088956908	111091572625	111091399093
111093495924	111084236411	111093603082	111034087500	111085709743	111090325967	111086684836	111091157589	111092257143	111092619370	111093690864	111087527473	111091530652	111093786691	111083123011	111092127969	111090857866	111088873805	111091572704	111091399419
111093495979	111084252420	111093603587	111034100977	111085723569	111090326159	111086701342	111091108721	111092257187	111092619381	111093690875	111087558376	111091546491	111093786949	111083049243	111092128049	111090872009	111088906644	111091572951	111091399442
111093495991	111084189991	111093603666	111060524145	111085723705	111090326485	111086716865	111091108754	111092257233	111092619516	111093690910	111087573586	111091546570	111093787007	111083124461	111077397185	111090872065	111088957932	111091573031	111091415227
111093496082	111084176458	111093603688	111068134049	111085712174	111090326496	111086716977	111091108765	111092257301	111092619673	111093690943	111087618474	111091546806	111093787096	111083080338	111077414578	111090872403	111088922349	111091573053	111091415687
111093510539	111084178382	111093524983	111093469868	111085773249	111090326542	111086732054	111091124000	111092257312	111092619718	111093691168	111087633190	111091546851	111093787119	111083110242	111077400977	111090873011	111088875649	111091573211	111091363397
111093511282	111084193312	111093525153	111093469891	111085712433	111090374624	111086746127	111091124167	111092257659	111092619763	111093736607	111087633594	111091546895	111093787186	111083034865	111077504837	111090873088	111088892660	111091573222	111091363667
111093511417	111084163511	111093525344	111093470006	111085775689	111090374950	111086746464	111091124235	111092273950	111092619774	111093736832	111087587233	111091497968	111093787399	111083095840	111077438901	111090796947	111088924543	111091573244	111091364275
111093511428	111084225880	111093525366	111093470196	111085683991	111090375007	111086701724	111091124370	111092274153	111092634715	111093737046	111087619396	111091498105	111093787412	111083096751	111077391268	111090797207	111088860025	111091573277	111091380273
111093511530	111084226061	111093525490	111093470208	111085699909	111090375603	111086718081	111091047307	111092274805	111092651051	111093737079	111087587772	111091498150	111093787423	111083097347	111077427099	111090797498	111088860070	111091588251	111091380374
111093511844	111075160226	111093525928	111093470264	111088658312	111090390329	111086732122	111091047419	111092274816	111092651118	111093750995	111087544146	111091499375	111093802915	111083145992	111062806140	111090811710	111088860081	111091588273	111091380431
111093511855	111075112997	111093525962	111093394135	111088658794	111090390442	111086671775	111091047622	111092290779	111092651613	111093751064	111087559872	111091513990	111093802926	111083038319	111074709369	111090811822	111088860148	111091588363	111091380565
111093462692	111075117341	111093540374	111093394191	111088686762	111090391252	111086703018	111091047633	111092290915	111092651624	111093751165	111087574453	111091514823	111093802937	111083088662	111074764810	111090812014	111088860935	111091602887	111091380600
111093463019	111075134878	111093540396	111093394348	111088614268	111090340908	111056527828	111091047644	111092290982	111092651747	111093751198	111087574655	111091515217	111093802982	111083075769	111074748081	111090812137	111088975651	111091603787	111091299788
111093463064	111075074321	111093540442	111093409356	111088643484	111090340964	111044044469	111091062540	111092291275	111092699367	111093751233	111087574666	111091438075	111093803051	111083076894	111074748384	111090842860	111088941722	111091603822	111091300107
111093463075	111075060360	111093540510	111093409468	111088690497	111090341033	111057258594	111091062641	111092291376	111092699413	111093751367	111087620792	111091438198	111093803095	111083138398	111074701811	111090842893	111088941788	111091603888	111091300152
111093479601	111075063824	111093540554	111093409514	111088707317	111090341088	111057274064	111091062696	111092291433	111092699457	111093751873	111087620804	111091438592	111093803152	111083061517	111074702283	111090842949	111088941845	111091604025	111091300286
111093479757	111075127139	111093540587	111093409693	111088723371	111090341156	111068892141	111091062764	111092291455	111092699525	111093751930	111087588896	111091438693	111093803297	111082969120	111093187865	111090842983	111088861127	111091604193	111091316070
111093479993	111090464039	111093540633	111093409930	111088672521	111090341235	111068938917	111091062911	111092306216	111092699547	111093705265	111087605212	111091453960	111093803310	111082937002	111093187955	111090843018	111088861790	111091650431	111091316485
111093480074	111090464231	111093556809	111093425028	111088672587	111090356781	111068895997	111091078479	111092306991	111092699626	111093705535	111087576927	111091453971	111093803321	111082924288	111093187999	111090843153	111088909434	111091650745	111091333080
111093480131	111090464365	111093557394	111093425084	111088687572	111090357243	111068902345	111091078480	111092307093	111092699930	111093705625	111087577232	111091455052	111093803400	111082938126	111093188013	111090843175	111088910177	111091650789	111091333204
111093480153	111090464455	111093557440	111093425174	111088687730	111090357298	111086500091	111091078604	111092307149	111092715232	111093705704	111087636294	111091455085	111093803411	111082985386	111093188293	111090843311	111088960240	111091665897	111091333990
111093401730	111090464512	111093557530	111093425208	111088630569	111090357300	111086437944	111091078828	111092307150	111092716121	111093705726	111087531939	111091470082	111093818282	111083019622	111093188338	111090844390	111088925836	111091666179	111091334126
111093401842	111090510941	111093557675	111093425219	111088630772	111090357388	111086518247	111091078907	111092307161	111092716200	111093705984	111087546407	111091470330	111093818798	111082941535	111093235870	111090844468	111088943195	111091666258	111091349795
111093401943	111090526218	111093557787	111093425286	111088644799	111090278593	111086518630	111091125944	111092307284	111092716356	111093706020	111087546429	111091516207	111093818901	111083020286	111093236051	111090889412	111088862117	111091666427	111091349829
111093402023	111090526421	111093572683	111093425309	111088645138	111090278627	111086501047	111091125988	111092307329	111092716413	111093720699	111087562281	111091516386	111093819058	111082927045	111093236994	111090889467	111088911246	111091618873	111091349841
111093402270	111090477493	111093572717	111093425387	111088691780	111090278706	111086421767	111091126035	111092307396	111092665472	111093720992	111068477577	111091516432	111093866364	111082971640	111093237096	111090889579	111088976955	111091618895	111091350102
111093402405	111090477707	111093572740	111093441688	111088691803	111090278740	111086438721	111091126169	111092307442	111092666057	111093721207	111068431230	111091531383	111093866410	111083023245	111093253544	111090889692	111088927007	111091619481	111091350135
111093418378	111090477820	111093572751	111093441745	111088688832	111090278830	111086454471	111091126226	111092323394	111092666080	111093645910	111068469095	111091532069	111093866476	111082914995	111093253971	111090890100	111088927546	111091619582	111091350214
111093418413	111090477987	111093572920	111093441767	111088631807	111090279033	111086501924	111091126271	111092323585	111092666192	111093646135	111092787129	111091532070	111093866870	111082944549	111093254006	111090904915	111088927861	111091619650	111091350225
111093418457	111090492715	111093573077	111093441813	111088645969	111090295165	111086423231	111091141740	111092323619	111092666215	111093646157	111092787253	111091547616	111093866926	111082960200	111093254017	111090905792	111088864377	111091633780	111091350337
111093418592	111090493749	111093573112	111093441958	111088692118	111090295536	111086423354	111091141773	111092324014	111092666697	111093646911	111092787309	111091547649	111093866959	111082974632	111093254253	111090857912	111088896417	111091634017	111091350393
111093418705	111090493750	111093573123	111093441992	111088693377	111090310523	111086440016	111091141942	111092206383	111092681289	111093646944	111092787590	111091547694	111093867017	111082930533	111093254297	111090857956	111088896507	111091634040	111091350562
111093419481	111090417385	111093573167	111093488353	111088710119	111090311119	111086503656	111091142550	111092206990	111092681324	111093660939	111092834346	111091547830	111093879605	111082976173	111093254332	111090858429	111088896518	111091634118	111091399879
111093419515	111090417510	111093573224	111093488364	111088674635	111090311232	111086456989	111091142785	111092207014	111092681964	111093660973	111092834908	111091499500	111093879627	111082918359	111093202357	111090858665	111088897069	111091559068	111091400030
111093419548	111090417521	111093573235	111093488397	111088646353	111090326597	111086521634	111091142864	111092207047	111092603351	111093676734	111092850412	111091499768	111093879650	111082947889	111093202414	111090873303	111088963962	111091559327	111091400287
111093419582	111090417723	111093619258	111093488409	111088694110	111090327611	111086521836	111091159266	111092207126	111092604442	111093676857	111092850489	111091439076	111093879694	111083011602	111093202458	111090873763	111088964211	111091559406	111091400311
111093435243	111090417958	111093619450	111093488858	111088659560	111090327622	111086425536	111091159299	111092224068	111092604734	111093676879	111092850647	111091439098	111093879717	111083026697	111093202469	111090798073	111088979486	111091573378	111091400557

SCH-A-21

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111093435287	111090432922	111093619551	111093489017	111088602401	111090327734	111086457531	111091159907	111092224079	111092604756	111093677487	111092850760	111091440012	111093879762	111082949544	111093203426	111090798084	111088979655	111091573413	111091400579
111093435478	111090433417	111093619652	111093489219	111088617991	111090327745	111086522758	111091110038	111092224372	111092605308	111093677500	111092850849	111091440270	111093879818	111082996445	111093218635	111090798129	111088980477	111091573525	111091416059
111093435636	111090433507	111093619685	111093502721	111088634079	111090327813	111086409280	111091110195	111092240594	111092620181	111093677588	111092851109	111091440315	111093879852	111082950120	111093218646	111090798208	111088930102	111091573547	111091416116
111093450475	111090448266	111093619753	111093502743	111088647680	111090327824	111086427224	111091124729	111092240651	111092620237	111093677634	111092851121	111091455388	111093879863	111083015347	111093218804	111090812452	111088865121	111091573671	111091416228
111093450532	111090448479	111093635627	111093502754	111088694806	111090376176	111086427325	111091124886	111092240695	111092620372	111093677678	111092800552	111091455580	111093879874	111082951143	111093218882	111090829270	111088882490	111091573839	111091364376
111093450723	111090464556	111093635784	111093502765	111088695582	111090376457	111086490819	111091124965	111092240774	111092620417	111093691360	111092800811	111091455928	111093879896	111066717279	111093218950	111090829461	111088914700	111091573851	111091364387
111093450756	111090464657	111093635818	111093502800	111088711491	111090391780	111086409538	111091125304	111092240819	111092620518	111093691382	111092801609	111091470510	111093879964	111066739947	111093218961	111090844491	111088965436	111091588958	111091364411
111093450835	111090496001	111093636145	111093503834	111088711738	111090392725	111086444728	111091125371	111092240954	111092635659	111093691753	111092801801	111091470521	111093880168	111066692978	111093135262	111090844536	111088965469	111091589353	111091364534
111093450857	111090511111	111093636538	111093455436	111088711918	111090392905	111086507964	111091125382	111092258144	111092635671	111093691786	111092818551	111091471106	111093832750	111046251382	111093135431	111090844581	111088980859	111091604946	111091364691
111093451522	111090511177	111093636662	111093455470	111088676750	111090341314	111086524233	111091125461	111092258234	111092636346	111093692282	111092818652	111091471184	111093832772	111081836380	111093135442	111090844648	111088930843	111091605015	111091381937
111093451599	111090511234	111093636785	111093455560	111088620232	111090341392	111086410327	111091047992	111092258481	111092652401	111093692316	111092818731	111091471353	111093832839	111081853312	111093135857	111090844738	111088930911	111091605048	111091381960
111093451601	111090511302	111093587016	111093455571	111088634226	111090342034	111086428810	111091048533	111092258526	111092652434	111093737158	111092737607	111091471364	111093832851	111081937809	111093135936	111090844772	111088866818	111091605059	111091382017
111093451634	111090511830	111093587432	111093455728	111088634316	111090342124	111086460018	111091048690	111092275019	111092652467	111093737293	111092737641	111091471410	111093832952	111081955988	111093136005	111090844828	111088866830	111091650903	111091382286
111093451713	111090511908	111093587487	111093456246	111088634473	111090342528	111086524974	111091048904	111092275109	111092652580	111093737473	111092738596	111091471487	111093832963	111081956439	111093136061	111090844873	111088898655	111091650970	111091382310
111093496172	111090526500	111093587498	111093456314	111088648030	111090357692	111086477409	111091063967	111092275187	111092700371	111093737518	111092738754	111091516780	111093833188	111081920812	111093136331	111090845098	111088965818	111091651016	111091300657
111093496183	111090526522	111093587533	111093470422	111088648917	111090357771	111086462267	111091079201	111092275277	111092700517	111093738294	111092738776	111091516937	111093833616	111081920957	111093153970	111090890403	111088966077	111091651151	111091300792
111093496598	111090526577	111093587544	111093470444	111088695841	111090357816	111086462335	111091079245	111092275390	111092700641	111093738452	111092754099	111091517387	111093834112	111081874708	111093154027	111090890885	111088932250	111091651162	111091316654
111093496611	111090526814	111093587599	111093470501	111088696202	111090358086	111086510968	111091126776	111092275514	111092700685	111093752201	111092754370	111091517466	111093849657	111081874753	111093154184	111090890919	111088947278	111091651173	111091316687
111093496734	111090526948	111093603701	111093470556	111088712278	111090358165	111086448812	111091127564	111092291680	111092701327	111093752245	111092754381	111091517826	111093849781	111081860691	111093154319	111090891077	111088948112	111091651229	111091317475
111093496756	111090527332	111093603734	111093470590	111088712469	111090358323	111086513769	111091127654	111092291781	111092716514	111093752267	111092754819	111091517837	111093849961	111081961390	111093154342	111090891134	111088867774	111091651320	111091317666
111093496789	111090494470	111093603756	111093470624	111088660900	111090279381	111086480638	111091143540	111092291871	111092716525	111093752537	111092770019	111091517905	111093850020	111081961525	111093154500	111090906883	111088867853	111091666584	111091334261
111093496970	111090494504	111093603969	111093470725	111088677155	111090279448	111086496444	111091143607	111092291905	111092716558	111093706187	111092770491	111091518018	111093850200	111081961637	111093154533	111090906973	111088899768	111091667013	111091334654
111093496992	111090494537	111093604050	111093470736	111088677661	111090295693	111086434491	111091143663	111092292052	111092716626	111093706198	111092770547	111091533004	111093850222	111080303388	111093170890	111090858991	111088899948	111091667035	111091334665
111093511967	111090494571	111093604162	111093470871	111088620388	111090296414	111086466070	111091143742	111092292063	111092716671	111093706693	111092787747	111091549146	111093772214	111080261808	111093171879	111090859093	111088916577	111091667169	111091334766
111093512014	111090418230	111093525984	111093410325	111088635441	111090296492	111086514603	111091143887	111092292265	111092716963	111093707166	111092788153	111091549180	111093772304	111080322873	111093221550	111090859307	111088917129	111091667338	111091350786
111093512025	111090418331	111093526020	111093410538	111088649086	111090311298	111086417548	111091144024	111092292287	111092717122	111093707289	111092835190	111091549203	111093772450	111080293713	111093221651	111090859352	111088983043	111091619694	111091351215
111093512036	111090418454	111093526053	111093410561	111088662205	111090312019	111086482742	111091144136	111092292489	111092666844	111093707425	111092835314	111091500468	111093772461	111080307786	111093221695	111090859565	111088933161	111091619818	111091351237
111093512047	111090418757	111093526064	111093410684	111088677896	111090312143	111086435717	111091110296	111092308274	111092667126	111093721320	111092836034	111091500570	111093772584	111089878711	111093221954	111090859622	111088948820	111091619908	111091351417
111093512081	111090418779	111093526110	111093426579	111088605134	111090327969	111086436189	111091110319	111092308522	111092667171	111093721375	111092836157	111091500581	111093772595	111089757144	111093221965	111090874135	111088868607	111091620012	111091351462
111093512092	111090433675	111093526277	111093426658	111088605279	111090327970	111086451535	111091110353	111092325778	111092667261	111093721397	111092851772	111091501245	111093787603	111089813934	111093222067	111090874168	111088900334	111091620269	111091351518
111093512137	111090496067	111093526514	111093426681	111088605381	111090328645	111086467936	111091111253	111092325914	111092667441	111093721544	111092801935	111091501302	111093787760	111089814047	111093237210	111090874225	111088917668	111091634411	111091351608
111093512496	111090496135	111093526547	111093426940	111088621165	111090376525	111086516302	111091111411	111092207216	111092682280	111093721601	111092802059	111091424272	111093788031	111089862668	111093237524	111090874315	111088984718	111091635030	111091400793
111093512643	111090496157	111093526604	111093426951	111088635654	111090376705	111086499087	111091111422	111092207621	111092682336	111093721656	111092802802	111091424733	111093788075	111089879879	111093237579	111090874360	111088984819	111091635894	111091401109
111093463413	111090496304	111093526716	111093426984	111088605943	111090376794	111086436426	111091033751	111092207733	111092683270	111093721768	111092802925	111091440663	111093788165	111089831338	111093237603	111090798578	111088949865	111091559800	111091416419
111093463424	111090496360	111093526749	111093442926	111088622403	111090376985	111075632343	111091033762	111092207878	111092683719	111093721960	111092802969	111091440696	111093788277	111089845131	111093237647	111090799265	111088950092	111091559811	111091417847
111093463468	111090512123	111093540879	111093443084	111088622447	111090393041	111075563065	111091033874	111092207890	111092683764	111093647046	111092819013	111091440933	111093803567	111089845995	111093237917	111090814397	111088885897	111091559956	111091418343
111093463480	111090512190	111093540925	111093443286	111088622481	111090393614	111075577925	111091049006	111092207935	111092605386	111093647271	111092819226	111091440966	111093803994	111089758055	111093237939	111090830227	111088901425	111091559990	111091365311
111093463525	111090513090	111093541476	111093443343	111088636745	111090393647	111075607806	111091049152	111092207979	111092605498	111093647563	111092820059	111091456075	111093804131	111089797261	111093237962	111090830586	111088935422	111091560048	111091366132
111093463547	111090513179	111093541522	111093443365	111088637241	111090343114	111075580154	111091049321	111092224596	111092605544	111093647653	111092820150	111091456299	111093804209	111089863771	111093254488	111090830597	111088951598	111091574133	111091382488
111093464346	111090513214	111093557844	111093489332	111088698495	111090343125	111075596588	111091049354	111092224619	111092605577	111093647664	111092738866	111091456581	111093804265	111089864244	111093254534	111090830609	111088870497	111091574368	111091382501
111093464357	111090527747	111093558069	111093489602	111088698507	111090343349	111092434746	111091049398	111092224844	111092605588	111093647675	111092738877	111091456930	111093804298	111089759236	111093255692	111090830801	111088902459	111091574616	111091382545
111093464593	111090528186	111093558137	111093489792	111088664285	111090343541	111092434847	111091049444	111092224978	111092605645	111093647888	111092739159	111091471724	111093804333	111089759247	111093255759	111090845188	111088920044	111091574649	111091382624
111093464616	111090528232	111093558159	111093504497	111088606090	111090343787	111092450698	111091049613	111092225159	111092605689	111093647923	111092739430	111091471791	111093819384	111089759270	111093255906	111090845256	111088920202	111091574706	111091382679
111093480423	111090479473	111093558272	111093504521	111088606180	111090359043	111092451138	111091064227	111092226194	111092605803	111093662245	111092755179	111091471960	111093820207	111089774918	111093256008	111090845324	111088920257	111091574717	111091382691
111093480489	111090479530	111093558306	111093504600	111088622942	111090359054	111092451161	111091064362	111092241157	111092605948	111093662278	111092755269	111091472174	111093867343	111089774930	111093256031	111090845627	111073134393	111091574773	111091383007
111093480524	111090479642	111093558430	111093504622	111088699902	111090359076	111092400604	111091064687	111092241179	111092620653	111093662605	111092755483	111091518760	111093867499	111089775201	111093203505	111063570149	111073152797	111091574829	111091302132
111093480625	111090479743	111093558553	111093504699	111088681341	111090359122	111092400660	111091064812	111092241191	111092620721	111093678017	111092755854	111091519356	111093867545	111089816229	111093203550	111063515070	111073109126	111091574830	111091302334
111093480669	111090495303	111093558665	111093504813	111088681509	111090359740	111092401199	111091080719	111092241304	111092620776	111093678219	111092771357	111091533420	111093867602	111089864682	111093203741	111061440480	111073124730	111091590445	111091302480
111093480748	111090495369	111093574089	111093456369	111088624001	111090359896	111092401368	111091080821	111092241720	111092620811	111093692529	111092771582	111091533576	111093867961	111089882514	111093203808	111061416023	111073155194	111091590467	111091302648

SCH-A-22

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111093480872	111090495628	111093574102	111093456482	111088624168	111090280406	111092416993	111091081013	111092241775	111092621687	111093692530	111092771661	111091533611	111093868007	111089833127	111093203819	111062283497	111073134180	111091605521	111091318555
111093480883	111090495640	111093574124	111093456550	111088638354	111090280585	111092417017	111091128037	111092241821	111092636571	111093692552	111092771694	111091533622	111093880652	111089759797	111093203842	111062226393	111069490472	111091605554	111091318588
111093480917	111090495965	111093574157	111093456729	111088638725	111090280844	111092417219	111091128172	111092258694	111092636616	111093692787	111092771728	111091534049	111093880876	111089798789	111093203954	111062218530	111069491484	111091652433	111091335734
111093402584	111090419332	111093574168	111093456864	111088639120	111090296537	111092417567	111091128374	111092258829	111092636717	111093692800	111092821230	111091534140	111093880922	111089798813	111093204045	111074623331	111069491507	111091652736	111091336140
111093403068	111090419354	111093574203	111093472389	111088653115	111090296627	111092417590	111091128497	111092258908	111092637370	111093692844	111092821241	111091534184	111093880988	111089883537	111093204056	111060133983	111069495961	111091652769	111091336162
111093403248	111090419499	111093574506	111093472503	111088653351	111090296672	111092417602	111091144169	111092259134	111092637460	111093692855	111092821814	111091534331	111093834134	111089847650	111093219399	111072010429	111069483913	111091652860	111091336296
111093403619	111090419512	111054123772	111093472693	111088717037	111090296694	111092337063	111091144361	111092259303	111092653200	111093692934	111092837271	111091486203	111093834145	111089760575	111093219793	111072077613	111069486826	111091667529	111091351822
111093420045	111090419578	111066141539	111093472828	111088682375	111090297303	111092337074	111091144428	111092259314	111092701372	111093738643	111092851929	111091486494	111093834189	111089778169	111093219917	111071245147	111069644642	111091667709	111091352159
111093420089	111090419635	111068788741	111093472907	111088609037	111090312570	111092337344	111091144484	111092259369	111092701406	111093738812	111092852436	111091486618	111093834842	111089817679	111093219928	111071251559	111069646813	111091667855	111091352351
111093420090	111090419826	111068830570	111093472952	111088653430	111090312918	111092337490	111091145340	111092275604	111092701439	111093738890	111092852447	111091501650	111093834875	111089884471	111093219939	111071155158	111069600925	111091667923	111091352452
111093420102	111090434834	111081832500	111093472985	111088702299	111090313335	111092352228	111091145441	111092275659	111092701619	111093738979	111092852504	111091501942	111093834932	111089884730	111093220010	111071205491	111069648567	111091620450	111091401570
111093420135	111090434968	111081787273	111093395473	111088702479	111090313346	111092352330	111091094972	111092275693	111092701642	111093739026	111092852672	111091501975	111093850323	111089884741	111093220032	111063561161	111078890735	111091620483	111091401592
111093436187	111090435329	111081722867	111093395518	111088718218	111090329523	111092352442	111091095063	111092275705	111092701899	111093739082	111092803117	111091502033	111093850671	111089884808	111093220313	111090969668	111078894548	111091620719	111091402087
111093436222	111090450225	111081740294	111093395529	111088666984	111090329556	111092352521	111091095108	111092275996	111092717403	111093739093	111092803173	111091502088	111093850682	111089834702	111093136410	111090969703	111078862611	111091620742	111091402098
111093436244	111090450371	111081835301	111093395608	111088682623	111090329567	111092352789	111091095175	111092276278	111092717751	111093739150	111092803207	111091425914	111093850705	111089835118	111093136500	111090969916	111082230479	111091620854	111091402223
111093436345	111090450887	111081787600	111093395631	111088683017	111090329590	111092352846	111091095478	111092276447	111092717953	111093752784	111092803230	111091425981	111093851010	111089848516	111093136522	111091015188	111082214066	111091620900	111091418545
111093436378	111090450933	111081711056	111093396137	111088640379	111090329602	111092353162	111091095489	111092292759	111092718178	111093752852	111092803364	111091441473	111093851054	111089848909	111093136993	111091015346	111082231795	111091636446	111091418613
111093436413	111090451035	111081743893	111093411573	111088640403	111090329657	111092353252	111091095670	111092293312	111092667700	111093753448	111092803443	111091441484	111093851065	111089848965	111093137275	111091015458	111082149782	111091636648	111091418938
111093436446	111090497866	111081796576	111093411595	111088640548	111090329691	111092370251	111091111826	111092293479	111092667845	111093753572	111092803511	111091441710	111093851144	111089800277	111093154577	111091015492	111082230761	111091636659	111091419120
111093436604	111090497923	111081716871	111093411821	111088703560	111090377997	111092370307	111091111871	111060717622	111092667979	111093753673	111092820228	111091457032	111093773530	111089885876	111093154599	111091015548	111082182431	111091560295	111091366873
111093437065	111090498036	111081829180	111093412552	111088703874	111090378011	111092386461	111091112007	111060714269	111092667980	111093753729	111092820363	111091457515	111093773709	111089836243	111093155152	111091030174	111082167557	111091560431	111091366952
111093481974	111090498047	111081718086	111093427154	111088719837	111090378134	111092386887	111091112108	111060700927	111092668059	111093753864	111092820442	111091457526	111093773743	111089849315	111093155185	111091030219	111082118283	111091560453	111091367087
111093482076	111090498092	111081829742	111093427222	111088667783	111090393737	111092386966	111091112186	111085272108	111092668150	111093707841	111092820464	111091457683	111093773754	111089850092	111093155286	111091030905	111082169492	111091560969	111091384211
111093483257	111090498137	111081816580	111093427558	111088668920	111090394132	111092387158	111091112209	111085196754	111092668172	111093708505	111092820509	111091472556	111093788941	111089762915	111093155455	111090981909	111082202928	111091561072	111091384334
111093483460	111090513449	111093051720	111093427570	111088683590	111090394389	111092387293	111091112243	111085181130	111092668363	111093708561	111092820600	111091472590	111093789087	111089763152	111093155826	111090982102	111082219836	111091575178	111091384389
111093497319	111090513472	111093051786	111093427615	111088683916	111090394402	111092435275	111091112603	111085228659	111092668420	111093708606	111092821106	111091473063	111093804478	111089763174	111093171958	111090982135	111082120646	111091575808	111091385155
111093498028	111090513900	111093051887	111093427660	111088684175	111090344137	111092435376	111091112760	111085243487	111092683966	111093708673	111092739553	111091519693	111093804838	111089779508	111093172465	111090982236	111082107348	111091590625	111091385212
111093498039	111090513999	111093052024	111093427750	111088641189	111090344586	111092435949	111091035191	111085272995	111092684046	111093708707	111092739575	111091519828	111093804928	111089779597	111093172667	111090982247	111082225989	111091590872	111091302705
111093498051	111090528951	111093052079	111093428133	111088641662	111090344676	111092436096	111091035225	111085229234	111092684091	111093723210	111092739968	111091519907	111093805008	111089780061	111093172690	111090982438	111082111624	111091591064	111091302839
111093498220	111090529682	111093052091	111093443556	111088655353	111090344698	111092451802	111091049905	111085245467	111092684114	111093723355	111092740038	111091519985	111093805277	111089780094	111093172757	111090996961	111078996596	111091605947	111091302862
111093512799	111090480004	111093101669	111093443567	111088655555	111090344700	111092451891	111091050570	111085216331	111092684181	111093723434	111092755887	111091534397	111093820702	111085549172	111093172768	111090997007	111078937917	111091606027	111091302996
111093512823	111090480116	111093101737	111093443680	111088704954	111090360157	111092451914	111091050626	111085202066	111092606107	111093723489	111092755966	111091534454	111093820713	111085645427	111093172870	111090997782	111078895460	111091606612	111091303188
111093512913	111090480206	111093101928	111093443714	111088669561	111090360719	111092452027	111091065093	111085169901	111092606512	111093723524	111092756282	111091534476	111093820858	111085567149	111093222360	111090997917	111079002731	111091606948	111091319275
111093512924	111090480509	111093101962	111093443769	111088684412	111090360775	111092452139	111091065464	111085171522	111092606770	111093723669	111092756462	111091534566	111093820892	111085630599	111093222483	111090997928	111078944487	111091652983	111091320042
111093512957	111090403739	111093101995	111093443859	111088612266	111090360843	111092452151	111091065598	111085219536	111092606781	111093648070	111092756507	111091534915	111093821006	111085551164	111093222742	111090922814	111078961846	111091653164	111091336498
111093512968	111090404718	111093102031	111093444018	111088627363	111090361338	111092452342	111091065789	111085158471	111092606815	111093648474	111092771908	111091535039	111093821084	111085583754	111093223013	111090923040	111078920447	111091653300	111091336645
111093513127	111090404752	111093102075	111093444074	111088628173	111090281014	111092452386	111091081934	111085172578	111092606949	111093648632	111092772695	111091486922	111093821174	111085630959	111093238558	111090923107	111091271003	111091653355	111091336678
111093513138	111090420019	111093117655	111093444322	111088642382	111090281351	111092401683	111091082294	111085188834	111092607085	111093648823	111092772921	111091487114	111093821220	111085631084	111093239155	111090937270	111091271058	111091653513	111091337118
111093513194	111090420402	111093117699	111093444333	111088642539	111090281407	111092401773	111091129151	111085205362	111092622307	111093662863	111092822365	111091487383	111093821297	111085632265	111093256154	111090937304	111091271092	111091668799	111091352867
111093513295	111090420558	111093117903	111093490266	111088642540	111090298348	111092401784	111091129319	111085190163	111092622756	111093663011	111092822578	111091487451	111093821343	111085599649	111093256200	111090937371	111091286717	111091668968	111091352935
111093513352	111090420637	111093118173	111093490277	111088705258	111090313852	111092401795	111091129353	111085190174	111092637831	111093663066	111092822691	111091502415	111093868108	111085600541	111093256301	111090937405	111091286728	111091621103	111091352979
111093513509	111090436724	111093066210	111093490356	111088720514	111090314077	111092401975	111091129410	111085206789	111092637897	111093663730	111092822859	111091502426	111093868445	111085601306	111093256334	111090937595	111091287460	111091621125	111091353071
111093464694	111090451114	111093066221	111093490389	111088670596	111090314178	111092402134	111091129465	111085222428	111092637921	111093663819	111092837372	111091502448	111093868759	111085587433	111093256413	111090937652	111091172092	111091621259	111091353183
111093464896	111090451428	111093067424	111093490424	111088670631	111090330828	111092417961	111091129476	111085251925	111092638236	111093663842	111092837417	111091502482	111093868771	111085634942	111093256457	111090937708	111091172159	111091621394	111091353251
111093465112	111090451440	111093067514	111093490446	111088670686	111090330851	111092417983	111091145799	111085253062	111092653862	111093663909	111092837440	111091502538	111093868883	111085650995	111093256503	111090937731	111091172249	111091621473	111091353385
111093465178	111090498463	111093067615	111093490480	111088612514	111090379067	111092418085	111091145812	111085208400	111092653996	111093663943	111092837923	111091503001	111093881035	111085602510	111093256525	111090937753	111091172676	111091636749	111091402762
111093465213	111090498520	111093083477	111093490660	111088629129	111090379090	111092337669	111091146105	111085239291	111092654009	111093678859	111092837989	111091503034	111093881169	111085602712	111093204135	111090937887	111091172698	111091636839	111091402896
111093465303	111090498609	111093083994	111093490682	111088643057	111090379236	111092337726	111091096682	111085177045	111092654010	111093678961	111092838980	111091503078	111093881170	111085618270	111093204449	111090953931	111091188673	111091637043	111091403101
111093465460	111090498711	111093084153	111093505409	111088657401	111090379247	111092337748	111091096907	111085209502	111092654212	111093679108	111092852920	111091426139	111093881259	111085558240	111093204911	111090954088	111091188684	111091637672	111091403189

SCH-A-23

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111093481053	111090498946	111093084209	111093505443	111088658198	111090379270	111092337838	111091096963	111085255941	111092654414	111093679131	111092852964	111091426892	111093881349	111075514252	111093204922	111090954123	111091188820	111091637751	111091419175
111093481086	111090514585	111093001141	111093505498	111070470641	111090394659	111092337940	111091096985	111085270511	111092654458	111093679186	111092852986	111091426915	111093881664	111080703416	111093220537	111090954224	111091188976	111091561375	111091419186
111093481255	111090514697	111093002030	111093505544	111070585525	111090394884	111092337951	111091112838	111085196631	111092654470	111093679311	111092853011	111091427028	111093881765	111080628197	111093220728	111090954279	111091188987	111091561421	111091419221
111093481435	111090515430	111093002276	111093505735	111070523842	111090394895	111092338097	111091112883	111086798810	111092702485	111093694071	111092853358	111091427073	111093835135	111080631405	111093220751	111091015874	111091189124	111091561555	111091420043
111093481536	111090466334	111093002355	111093505746	111070475589	111090395212	111092338109	111091112894	111086828207	111092703183	111093694352	111092803814	111091442249	111093835179	111080615799	111093220931	111091016033	111091205178	111091561634	111091420447
111093403798	111090466389	111093018633	111093456998	111070493972	111090344890	111092338132	111091113480	111086815292	111092718235	111093694565	111092804039	111091442733	111093835247	111080694077	111093221000	111091016145	111091205404	111091561814	111091420470
111093404014	111090466525	111093018790	111093457001	111070513234	111090344979	111092338143	111091113750	111086815472	111092718404	111093694576	111092804062	111091458112	111093835360	111080694505	111093221235	111091016347	111091205426	111091561870	111091367212
111093404104	111090466772	111093018903	111093457821	111070563464	111090345037	111092338480	111091035562	111086874141	111092718662	111093739307	111092804095	111091458583	111093835450	111080617072	111093138580	111091030983	111091206056	111091575998	111091367256
111093404182	111090480778	111093035351	111093458002	111070481890	111090345060	111092353274	111091035652	111086800667	111092718886	111093739330	111092804141	111091473423	111093835854	111080632855	111093138636	111091031232	111091206113	111091576001	111091367357
111093404722	111090480891	111093035485	111093458147	111087456137	111090345127	111092353319	111091036079	111086815528	111092668464	111093739419	111092804297	111091473894	111093835887	111080681039	111093155938	111091031265	111091219915	111091576236	111091367368
111093420326	111090480914	111093035519	111093458271	111087456182	111090345251	111092353780	111091036091	111086830570	111092669050	111093739497	111092723129	111091473973	111093835898	111080604304	111093156478	111091031456	111091220018	111091576269	111091367582
111093420427	111090480970	111093052923	111093458305	111087456609	111090361552	111092353993	111091036103	111086830828	111092669106	111093739565	111092723130	111091520336	111093851582	111080684627	111093173107	111091031513	111091220344	111091576438	111091367975
111093420494	111090481139	111093053003	111093473076	111087500474	111090361596	111092354051	111091036114	111086859458	111092669173	111093740039	111092723196	111091520662	111093851593	111087082031	111093174300	111090982595	111091220412	111091576461	111091368022
111093420539	111090404842	111093054420	111093473122	111087501363	111090361709	111092370712	111091050660	111086831021	111092669342	111093740040	111092723950	111091535084	111093852156	111087082143	111093174355	111090982674	111091237375	111091576494	111091368123
111093420629	111090405023	111093054475	111093473155	111087516550	111090361710	111092371869	111091051289	111086875805	111092684967	111093740084	111092740656	111091535815	111093852189	111087129886	111093174412	111090982865	111091237432	111091576528	111091368268
111093421798	111090405326	111093054509	111093473166	111087517113	111090282688	111092371993	111091051447	111086844485	111092685148	111093754089	111092741376	111091535950	111093852246	111087130035	111093223181	111090983046	111091237500	111091576988	111091385324
111093421811	111090405382	111093102165	111093473188	111087517180	111090283027	111092372219	111091051582	111086786907	111092685159	111093754179	111092741398	111091536074	111093852280	111087095990	111093223259	111090983440	111091237971	111091577013	111091385357
111093421866	111090420895	111093102277	111093473391	111087409090	111090283083	111092387338	111091066577	111086817733	111092607221	111093754427	111092756899	111091487686	111093774249	111087111887	111093223484	111090998154	111091238028	111091591839	111091385368
111093437290	111090420974	111093102525	111093473571	111087425043	111090283139	111092387406	111091066599	111086817799	111092607434	111093754517	111092756912	111091487732	111093774250	111087051048	111093223530	111090998738	111091254790	111091592144	111091385458
111093437526	111090420996	111093102930	111093396777	111087440804	111090298517	111092387417	111091066667	111086831830	111092607704	111093754528	111092757003	111091488014	111093774441	111087065841	111093223563	111090923501	111091254970	111091592188	111091303289
111093437571	111090421199	111093119747	111093396991	111087501992	111090314325	111092387428	111091066690	111086832358	111092607793	111093755024	111092757092	111091488025	111093774508	111087083256	111093223585	111090923668	111091255612	111091592324	111091303324
111093437683	111090436993	111093119769	111093397015	111087425874	111090314336	111092387552	111091066836	111086832381	111092607849	111093755057	111092757283	111091503168	111093789155	111087083302	111093223877	111090923714	111091255746	111091592335	111091304369
111093483549	111090437039	111093119837	111093397026	111087440893	111090315461	111092387608	111091066926	111086877100	111092623038	111093708842	111092757441	111091503258	111093789751	111087147549	111093223934	111090923938	111091271227	111091592548	111091304426
111093483594	111090437185	111093119950	111093397048	111087486961	111090315472	111092387642	111091066993	111086892321	111092623049	111093708853	111092757463	111091503281	111093789830	111087096553	111093239447	111090924018	111091271249	111091607826	111091320334
111093483651	111090437219	111093068043	111093397082	111087410463	111090331571	111092387833	111091083239	111086845330	111092623443	111093708965	111092757654	111091503393	111093790045	111087114015	111093240180	111090938248	111091271250	111091607938	111091320345
111093483752	111090437264	111093068098	111093397239	111087472731	111090331683	111092387844	111091083341	111086860999	111092638652	111093709113	111092757665	111091503450	111093790102	111087038054	111093240315	111090938282	111091271261	111091733185	111091320356
111093484168	111090452081	111093068199	111093412608	111087473259	111090332000	111092387866	111091083497	111086802726	111092638775	111093709135	111092773539	111091503821	111093805547	111087066819	111093240360	111090938697	111091271373	111091733264	111091320413
111093484191	111090452148	111093068470	111093412686	111087428170	111090332077	111092436894	111091129814	111086818295	111092638797	111093723894	111092773696	111091503887	111093806289	111087116152	111093256761	111090938934	111091271496	111091781380	111091337400
111093484304	111090452722	111093068649	111093412811	111087457824	111090332101	111092452421	111091129825	111086877953	111092639226	111093724132	111092773719	111091503900	111093806335	111087116657	111093256862	111090954617	111091271564	111091781605	111091338029
111093484405	111090452823	111093084647	111093412877	111087457868	111090379450	111092452454	111091129993	111086861686	111092639248	111093724402	111092773809	111091503933	111093806357	111087147639	111093257762	111090954640	111091271586	111091782101	111091353789
111093498501	111090452924	111093085154	111093412923	111087474340	111090379810	111092452511	111091130120	111086804223	111092639316	111093649510	111092773988	111091427309	111093806526	111087148124	111093257863	111090955269	111091287561	111091782123	111091353914
111093498668	111090499688	111093085277	111093413069	111087396488	111090379876	111092452577	111091130782	111086790799	111092655055	111093649677	111092773999	111091427455	111093806706	111087097903	111093257920	111090955304	111091172946	111091782167	111091354320
111093498736	111090499712	111093002681	111093413171	111087413433	111090379933	111092452601	111091146712	111086805774	111053334427	111093649699	111092823209	111091427590	111093806751	111087098230	111093257986	111090955337	111091173318	111091797499
111093498769	111090499914	111093002704	111093429055	111087444099	111090395346	111092452869	111091147364	111086820715	111084337143	111093649745	111092823254	111091427646	111093821400	111087115241	111093257997	111090955764	111091189247	111091797512
111093499210	111090515755	111093002995	111093429167	111087490449	111090395515	111092453242	111091097133	111086791756	111084290703	111093664135	111092823333	111091427679	111093821589	111087067607	111093258112	111090955843	111091189292	111091797613
111093513947	111090515946	111093019331	111093429291	111087505503	111090395784	111092402651	111091097245	111086792050	111084306453	111093664157	111092823388	111091443329	111093869019	111087149260	111093258134	111091001116	111091190429	111091797714
111093514050	111090515957	111093020029	111093429336	111087458780	111090396325	111092402752	111091097380	111086821097	111084401189	111093664180	111092823412	111091443453	111093869064	111087024138	111093258178	111091016673	111091190441	111091797859
111093514274	111090516127	111093020120	111093444490	111087458858	111090345600	111092402864	111091097807	111086835610	111084308512	111093664191	111092839509	111091459304	111093869288	111087039752	111093258189	111091016707	111091190485	111091798007
111093514421	111090516206	111093020164	111093444568	111087459488	111090345846	111092402886	111091114032	111086896763	111084352937	111093664225	111092788928	111091474356	111093869299	111087068877	111093205686	111091017056	111091190496	111091746246
111093514498	111090516217	111093020399	111093444579	111087398378	111090362126	111092418298	111091114043	111086898114	111084353051	111093664292	111092789031	111091474547	111093869323	111087099433	111093205798	111091017180	111091190564	111091747449
111093465572	111090516262	111093020467	111093444603	111087398783	111090362148	111092418399	111091114436	111086898338	111084308657	111093664315	111092789660	111091474637	111093869356	111087119054	111093205877	111091017236	111091190575	111091761816
111093465842	111090467009	111093035913	111093444793	111087414388	111090362159	111092419413	111091036305	111086850505	111084371994	111093664449	111092789727	111091474806	111093869367	111087041788	111093206104	111091017258	111091190700	111091761995
111093465921	111090468112	111093036565	111093444838	111087445393	111090362452	111092419446	111091051795	111086850538	111084338335	111093664483	111092789794	111091474840	111093869378	111087042026	111093123966	111091032020	111091190722	111091762143
111093466056	111090468910	111093036600	111093444849	111087445405	111090362519	111092419457	111091051874	111086898877	111084353826	111093664584	111092789806	111091520831	111093869738	111087042149	111093139109	111091032176	111091206360	111091762446
111093466067	111090481511	111093036688	111093444906	111087491675	111090363004	111092419682	111091067422	111073668159	111084389049	111093679513	111092804556	111091520976	111093869794	111087085955	111093139390	111091032198	111091206438	111091686014
111093388767	111090481847	111093086571	111093445075	111087506773	111090283375	111092419693	111091067477	111073607400	111084389230	111093680267	111092804589	111091521067	111093881877	111087057426	111093139435	111091032446	111091206584	111091686058
111093388813	111090481993	111093086627	111093491032	111087506784	111090300724	111092338525	111091067624	111073688690	111084326871	111093694790	111092804657	111091521113	111093882261	111087028918	111093140088	111091032806	111091206607	111091686283
111093388970	111090482062	111093086829	111093491571	111087506931	111090315887	111092338648	111091067646	111073596755	111084391211	111093695454	111092804758	111091521900	111093882328	111087059293	111093156849	111090983608	111091206629	111091686812
111093390096	111090482376	111093086863	111093491773	111087399526	111090315955	111092338659	111091083813	111073675203	111084330124	111093695544	111092804882	111091521977	111093882339	111087139078	111093158087	111090983710	111091206630	111091686968

SCH-A-24

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
111093404823	111090406811	111093087459	111093505870	111087415200	111090316002	111092338671	111091083824	111091990999	111084376517	111093740275	111092804905	111091521988	111093882902	111087139630	111093174535	111090998963	111091206753	111091687059
111093404834	111090421481	111093103133	111093507096	111087446192	111090316697	111092338974	111091083846	111091991147	111084376641	111093740343	111092724467	111091536254	111093882979	111087139775	111093174568	111090998996	111091221064	111091702259
111093404980	111090421627	111093103335	111093507164	111087492373	111090316765	111092339098	111091083857	111091991259	111084342329	111093740916	111092724502	111091536287	111093836169	111087105835	111093174579	111090999076	111091221121	111091702350
111093405273	111090421908	111093103559	111093458507	111087476139	111090332156	111092339133	111091083970	111091991349	111084315598	111093741096	111092724524	111091536311	111093836192	111087090557	111093174805	111090999177	111091221187	111091702428
111093405363	111090422190	111093103706	111093458608	111087476948	111090332190	111092339201	111091084173	111092040266	111084343825	111093741120	111092724546	111091536333	111093836215	111087090647	111093174906	111090999762	111091221288	111091702978

SCH-A-25

SCHEDULE B-1

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

REGARDING THE RECEIVABLES

1.  Characteristics of Receivables. Each Receivable (A) was originated (i) by GM Financial or (ii) by a Dealer and purchased by GM Financial from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with GM Financial and was validly assigned by such Dealer to GM Financial pursuant to a Dealer Assignment, (B) was originated by GM Financial or such Dealer for the retail sale of a Financed Vehicle in the ordinary course of GM Financial’s or the Dealer’s business, in each case (i) was originated in accordance with GM Financial’s credit policies and (ii) was fully and properly executed by the parties thereto, and (iii) GM Financial and, to the best of the Seller’s and the Servicer’s knowledge, each Dealer had all necessary licenses and permits to originate Receivables in the State where GM Financial or each such Dealer was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto.

2.  Compliance with Law. All requirements of applicable federal, State and local laws, and regulations thereunder (including, without limitation, usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Servicemembers Civil Relief Act, each applicable State Motor Vehicle Retail Installment Sales Act, the Gramm-Leach-Bliley Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects.

3.  Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended; and, to the best of the Seller’s and the Servicer’s knowledge, all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

4.  Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

SCH-B-1-1

5.  Marking Records. Each of GM Financial and the Seller agree that the Receivables have been sold to the Trust pursuant to the Sale and Servicing Agreement and Granted to the Trust Collateral Agent pursuant to the Indenture. Further, GM Financial has indicated in its computer files that the Receivables are owned by the Trust.

6.  Chattel Paper. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC.

7.  One Original. There is only one (1) original executed copy (or with respect to “electronic chattel paper”, one (1) authoritative copy) of each Contract. With respect to Contracts that are “electronic chattel paper”, each authoritative copy (a) is unique, identifiable and unalterable (other than with the participation of the Trust Collateral Agent in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (b) has been marked with a legend to the following effect: “Authoritative Copy” and (c) has been communicated to and is maintained by or on behalf of the Custodian.

8.  Not an Authoritative Copy. With respect to Contracts that are “electronic chattel paper”, the Servicer has marked all copies of each such Contract other than an authoritative copy with a legend to the following effect: “This is not an authoritative copy.”

9.  Revisions. With respect to Contracts that are “electronic chattel paper”, the related Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Trust Collateral Agent and (b) all revisions of the authoritative copy of each such Contract are readily identifiable as an authorized or unauthorized revision.

10.  Pledge or Assignment. With respect to Contracts that are “electronic chattel paper”, the authoritative copy of each Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent.

11.  Receivable Files Complete. There exists a Receivable File pertaining to each Receivable. Related documentation concerning the Receivable, including any documentation regarding modifications of the Contract, will be maintained electronically by the Servicer in accordance with customary policies and procedures. With respect to any Receivables that are “tangible chattel paper”, the complete Receivable File for each Receivable currently is in the possession of the Custodian.

12.  Receivables in Force. No Receivable has been satisfied, or, to the best of the Seller’s and the Servicer’s knowledge, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

13.  Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible

SCH-B-1-2

title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

14.  Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of GM Financial in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or GM Financial has commenced procedures that will result in such Lien Certificate which will show, GM Financial named (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). To the best of the Seller’s and the Servicer’s knowledge, as of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

15.  Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the owner thereof with respect to such Receivable.

16.  No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part and no such right has been asserted or threatened with respect to any Receivable.

17.  No Default. There has been no default, breach, or, to the knowledge of the Seller and Servicer, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than thirty (30) days), and, to the best of the Seller’s and the Servicer’s knowledge, no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing.

18.  Insurance. At the time of an origination of a Receivable by GM Financial or a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy.

19.  Fixed Payments, Simple Interest. Each Receivable provides for fixed level monthly payments (provided that the first and last payments may be minimally different from the level

SCH-B-1-3

payment amount) that fully amortize the Amount Financed over the original term, and amortizes using the Simple Interest Method.

20.  Certain Characteristics of the Receivables.

(A) Each Receivable had a remaining maturity, as of the Cutoff Date, of not less than three (3) months and not more than eighty-four (84) months.

(B) Each Receivable had an original maturity, as of the Cutoff Date, of not less than three (3) months and not more than eighty-four (84) months.

(C) Each Receivable had a remaining Principal Balance, as of the Cutoff Date, of at least $250 and not more than $150,000.

(D) Each Receivable had an Annual Percentage Rate, as of the Cutoff Date, of not more than 20%.

(E) No Receivable was more than thirty (30) days past due as of the Cutoff Date.

(F) Each Receivable arose under a Contract that is governed by the laws of the United States or any State thereof.

(G) Each Obligor had a billing address in the United States or a United States territory as of the date of origination of the related Receivable.

(H) Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(I) Each Receivable arose under a Contract that is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including, without limitation, its right to review the Contract. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Servicer.

(J) Each Receivable arose under a Contract with respect to which GM Financial has performed all obligations required to be performed by it thereunder.

(K) No automobile related to a Receivable was held in repossession inventory as of the Cutoff Date.

(L) The Servicer’s records do not indicate that any Obligor was in bankruptcy as of the Cutoff Date.

(M) No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

21.  Prepayment. Each Receivable allows for prepayment and partial prepayments without penalty.

SCH-B-1-4

SCHEDULE B-2

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

REGARDING THE POOL OF RECEIVABLES

1.  Adverse Selection. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria set forth in clauses (A) through (M) of paragraph 20 of Schedule B-1.

2.  All Filings Made. All filings (including, without limitation, UCC filings (including, without limitation, the filing by the Seller of all appropriate financing statements in the proper filing office in the State of Nevada under applicable law in order to perfect the security interest in the Receivables granted to the Trust hereunder)) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust and the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

3.  Consumer Leases. No Receivable in the pool constitutes a “consumer lease” under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 U.S.C. § 1667.

SCH-B-2-1

EXHIBIT A

SERVICER’S CERTIFICATE

GM Financial Consumer Automobile Receivables Trust 2025-4

Class A-1 ______ % Asset Backed Notes

Class A-2A ______ % Asset Backed Notes

Class A-2B Floating Rate Asset Backed Notes

Class A-3 ______ % Asset Backed Notes

Class A-4 ______ % Asset Backed Notes

Class B ______ % Asset Backed Notes

Class C ______ % Asset Backed Notes

Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among GM Financial Consumer Automobile Receivables Trust 2025-4, as Issuer, AmeriCredit Financial Services, INC. D/B/A GM Financial, as Servicer, AFS SenSub Corp., as Seller, and The Bank of New York Mellon, as the Trust Collateral Agent, dated as of November 5, 2025. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

Monthly Period Beginning:
Monthly Period Ending:
Prev. Distribution/Close Date:
Distribution Date:
Days of Interest for Period:
Days in Collection Period:
Transaction Month:

Purchases	Units	Start Date	Closing Date	Original Pool Balance	Original Adjusted Pool Balance
Initial Purchase
Total

MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Aggregate Principal Balance			{1}

Monthly Principal Amounts

	{2}	Collections on Receivables outstanding at end of period	{2}
	{3}	Collections on Receivables paid off during period	{3}
	{4}	Receivables becoming Liquidated Receivables during period	{4}
	{5}	Receivables becoming Purchased Receivables during period	{5}
	{6}	Other Receivables adjustments	{6}

	{7}	Total Monthly Principal Amounts	{7}

{8}	End of period Aggregate Principal Balance		{8}

{9}	Pool Factor		{9}

MONTHLY AGGREGATE ADJUSTED PRINCIPAL BALANCE CALCULATION:

{10}	Beginning of period Aggregate Principal Balance		{10}
{11}	Beginning of period Yield Supplement Overcollateralization Amount		{11}
	{12}	Beginning of period Aggregate Adjusted Principal Balance	{12}

{13}	End of period Aggregate Principal Balance		{13}
{14}	End of period Yield Supplement Overcollateralization Amount		{14}
	{15}	End of period Aggregate Adjusted Principal Balance	{15}

{16}	Reduction in Aggregate Adjusted Principal Balance		{16}

MONTHLY PERIOD NOTE BALANCE CALCULATION:			Class A-1	Class A-2A	Class A-2B	Class A-3	Class A-4
{17}	Original Note Balance	{17}

{18}	Beginning of period Note Balance	{18}

{19}	Priority Principal Amount	{19}

{20}	Noteholder’s Principal Distributable Amount	{20}

{21}	End of period Note Balance	{21}

{22}	Note Pool Factors	{22}

			Class B	Class C			TOTAL
{23}	Beginning of period Note Balance	{23}

{24}	Priority Principal Amount	{24}

{25}	Noteholder’s Principal Distributable Amount	{25}

{26}	End of period Note Balance	{26}

{27}	Note Pool Factors	{27}

CALCULATION OF INTEREST DISTRIBUTABLE AMOUNT:

	Class	Beginning Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Calculated Interest
{28}
{29}
{30}
{31}
{32}
{33}
{34}

RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{35}	Principal Collections on Receivables during period (net of Liquidation Proceeds and Fees)	{35}
{36}	Interest Collections on Receivables during period (net of Liquidation Proceeds and Fees)	{36}
{37}	Liquidation Proceeds collected during period (net of Fees)	{37}
{38}	Purchase Amounts or amounts from Servicer deposited in Collection Account	{38}
{39}	Investment Earnings - Collection Account	{39}
{40}	Accel. of Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture.	{40}
{41}	From Reserve Acct - Investment Earnings, Reserve Acct Withdrawal, Excess Specified Reserve over Note Bal	{41}
{42}	Collection of Supplemental Servicing - Extension Fees	{42}
{43}	Collection of Supplemental Servicing - Repo and Recovery Fees Netted from Gross Liquidation Proceeds	{43}
{44}	Collection of Supplemental Servicing - Late Fees, Prepayment Penalty Fees & Force Placed Insurance	{44}
{45}	Total Available Funds	{45}

Distributions:
{46}	Base Servicing Fee	{46}
{47}	Repo and Recovery Fees - reimbursed to Servicer	{47}
{48}	Bank Service Charges - reimbursed to Servicer	{48}
{49}	Late Fees, Prepayment Penalty Fees & Force Placed Insurance - to Servicer	{49}
{50}	Trustee and Trust Collateral Agent Fees pro rata	{50}
{51}	Asset Representations Reviewer Fee pro rata	{51}
{52}	Owner Trustee Fee pro rata	{52}
{53}	Class A-1 Noteholders’ Interest Distributable Amount pari passu	{53}
{54}	Class A-2A Noteholders’ Interest Distributable Amount pari passu	{54}
{55}	Class A-2B Noteholders’ Interest Distributable Amount pari passu	{55}
{56}	Class A-3 Noteholders’ Interest Distributable Amount pari passu	{56}
{57}	Class A-4 Noteholders’ Interest Distributable Amount pari passu	{57}
{58}	First Priority Principal Distribution Amount	{58}
{59}	Class B Noteholders’ Interest Distributable Amount	{59}
{60}	Second Priority Principal Distribution Amount	{60}
{61}	Class C Noteholders’ Interest Distributable Amount	{61}
{62}	Third Priority Principal Distribution Amount	{62}
{63}	To the Reserve Account, the Reserve Account Deposit Amount	{63}
{64}	To the Noteholders, Noteholder’s Principal Distributable Amount (as calculated below)	{64}
{65}	Add’l fees (Trustee, Owner Trustee, Trust Collateral Agent, Asset Representations Reviewer pro rata)	{65}
{66}	To the Certificateholders, the aggregate amount remaining	{66}
{67}	Total Distributions	{67}

CALCULATION OF PRIORITY PRINCIPAL DISTRIBUTION:

	Class	(X) Cumulative Note Balance	(Y) Adjusted Pool Balance	Excess of (X) - (Y)	Priority Principal Distribution
{68}	First Priority
{69}	Second Priority
{70}	Third Priority

CALCULATION OF NOTEHOLDERS’ PRINCIPAL DISTRIBUTABLE AMOUNT:

{71}	Excess Total Available Funds			{71}

{72}	Beginning Note Balance	{72}
{73}	Principal payments	{73}
{74}	Pro Forma Note Balance		{74}

{75}	Adjusted Pool Balance	{75}
{76}	% of Original Adjusted Pool Balance ($ )	{76}
{77}	Required Pro Forma Note Balance {75} minus {76}		{77}

{78}	Excess of Pro Forma Note Balance over Required Pro Forma Balance {74} minus {77}			{78}

{79}	Noteholder’s Principal Distributable Amount (Lesser of {71} and {78})				{79}

RECONCILIATION OF RESERVE ACCOUNT:		Initial	Current
{80}	Specified Reserve Balance

{81}	Beginning of period Reserve Account balance	{81}

{82}	The Reserve Account Deposit, from Collection Account	{82}
{83}	Investment Earnings	{83}
{84}	Investment Earnings - transferred to Collection Account Available Funds	{84}
{85}	Reserve Account Withdrawal Amount	{85}

{86}	End of period Reserve Account balance	{86}

CALCULATION OF TOTAL OVERCOLLATERALIZATION:

{87}	Aggregate Principal Balance	{87}
{88}	End of Period Note Balance	{88}
{89}	Overcollateralization	{89}
{90}	Overcollateralization%	{90}

CALCULATION OF TOTAL OVERCOLLATERALIZATION (ADJUSTED PRINCIPAL BALANCE):

{91}	Aggregate Adjusted Principal Balance	{91}
{92}	End of Period Note Balance	{92}
{93}	Overcollateralization	{93}
{94}	Overcollateralization %	{94}

MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Monthly
{95}	Original Number of Receivables	{95}
{96}	Beginning of period number of Receivables	{96}
{97}	Number of Receivables becoming Liquidated Receivables during period	{97}
{98}	Number of Receivables becoming Purchased Receivables during period	{98}
{99}	Number of Receivables paid off during period	{99}
{100}	End of period number of Receivables	{100}

STATISTICAL DATA: (CURRENT AND HISTORICAL):

			Original	Prev. Month	Current
{101}	Weighted Average APR of the Receivables	{101}
{102}	Weighted Average Remaining Term of the Receivables	{102}
{103}	Weighted Average Original Term of Receivables	{103}
{104}	Average Receivable Balance	{104}
{105}	Net Losses in Period	{105}
{106}	Aggregate Realized Losses	{106}
{107}	Aggregate Realized Loss Percentage	{107}
{108}	ABS Prepay Speed	{108}

DELINQUENCY:

	Receivables with Scheduled Payment delinquent		Units	Dollars	Percentage
{109}	31-60 days	{109}
{110}	61-90 days	{110}
{111}	91-120 days	{111}
{112}	Total	{112}

ASSET REPRESENTATIONS REVIEW DELINQUENCY TRIGGER:

			Dollars	Percentage
{113}	Receivables with Scheduled Payment delinquent 61 days or more	{113}

{114}	Compliance (Trigger Violation is a Delinquency Rate Greater Than % )	{114}

EXTENSIONS:

{115}	Principal Balance of Receivables extended during current period	{115}
{116}	Beginning of Period Aggregate Principal Balance	{116}
{117}	Extension Rate {115} divided by {116}	{117}

CREDIT RISK RETENTION (1)

			Dollars	Percentage
{118}	Fair Value of Residual Interest	{118}
{119}	Total Fair Value of Notes and Residual Interest	{119}

{120}	Compliance (Fair Value must be at least 5% of the aggregate value of the Notes and Residual Interest)		{120}

(1) Recalculated as of the closing date. Changes in the fair value methodology or inputs and assumptions as described in the prospectus include final interest rates and final tranche sizes as of the closing date and listed above. In determining the interest payments on the floating rate Class A-2-B Notes, 30-day Average SOFR is assumed to reset consistent with the applicable forward rate curve as of November 5, 2025. The Depositor was not required to retain an eligible vertical interest in all notes to meet the Sponsor’s Regulation RR requirements.

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